UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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CARDINAL HEALTH, INC.

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Notice of Annual Meeting of Shareholders To Be Held November 3, 2016

Date and time:	Thursday, November 3, 2016, at 8:00 a.m., local time
Location:	Cardinal Health, Inc., 7000 Cardinal Place, Dublin, Ohio 43017
Purpose:	(1)	To elect the 11 director nominees named in the proxy statement;
	(2)	To ratify the appointment of Ernst & Young LLP as our independent auditor for the fiscal year ending June 30, 2017;
	(3)	To approve the Amended Cardinal Health, Inc. 2011 Long-Term Incentive Plan;
	(4)	To approve, on a non-binding advisory basis, the compensation of our named executive officers; and
	(5)	To transact such other business as may properly come before the meeting or any adjournment or postponement.
Who may vote:	Shareholders of record at the close of business on September 6, 2016 are entitled to notice of, and to vote at, the meeting or any adjournment or postponement.
By Order of the Board of Directors.

September 16, 2016
JESSICA L. MAYER
Senior Vice President, Deputy General Counsel and Corporate Secretary
Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on November 3, 2016:
This Notice of Annual Meeting of Shareholders, the accompanying proxy statement and our fiscal 2016 Form 10-K all are available at www.edocumentview.com/cah.

Proxy Summary
This summary highlights information contained elsewhere in our proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement and our fiscal 2016 Form 10-K carefully before voting.
Performance Highlights

Fiscal 2016 was an outstanding year for us as we delivered excellent financial performance.

•	Increased revenue by 19% to a record $121.5 billion.

•	Grew GAAP operating earnings by 14% to a record $2.5 billion and non-GAAP operating earnings by 17% to a record $2.9 billion.*

•	Grew GAAP diluted earnings per share ("EPS") by 20% to $4.32 and non-GAAP diluted EPS by 20% to $5.24.*

•	Generated a record $3.0 billion in operating cash flow.

•	Deployed $3.6 billion for acquisitions and returned $1.2 billion to shareholders, including $650 million in share repurchases.

•	Increased quarterly dividend by 16% in accordance with our goal of an annual dividend payout ratio of 30% to 35% of non-GAAP diluted EPS.

•	Grew Pharmaceutical segment revenue by 20% and segment profit by 19% and grew Medical segment revenue by 9% and segment profit by 6%.

Total Shareholder Return

-5%
4%
-2%
75%
39%
58%
90%
77%
122%
1-Year
3-Year
5-Year
Cardinal Health
S&P 500 Index
S&P 500 Healthcare index

TSR is total return on our shares over a specified period of time ending on June 30, expressed as a percentage (calculated based on changes in stock price assuming reinvestment of dividends). Source: Bloomberg.

___________

*
We provide the reasons we use non-GAAP financial measures and the reconciliations to their most directly comparable U.S. Generally Accepted Accounting Principles ("GAAP") financial measures on pages 23 through 25 of the Fiscal 2016 Form 10-K.

Cardinal Health | 2016 Proxy Statement	i

Proxy Summary

CEO Compensation Highlights

•
Our Chairman and Chief Executive Officer George S. Barrett received an above-target annual incentive award, reflecting our record operating earnings and Mr. Barrett's strong individual contributions in fiscal 2016; his cash compensation (base salary and annual incentive) was down slightly on a year-over-year basis.

•
Mr. Barrett's total compensation was up slightly year-over-year reflecting an increase in his long-term incentive target provided for in the August 2015 extension of his employment agreement. We emphasize performance and retention through long-term incentive compensation, two-thirds of which is performance-based and the value of which is dependent on the company's future results.

Governance Highlights

✓	10 of our 11 director nominees are independent	✓	Regular executive sessions of independent directors
✓	Strong independent Lead Director with clearly defined duties	✓	Annual election of directors and majority voting
✓	Strong Board focus on long-term growth through strategy, capital deployment and risk oversight	✓	Gender and ethnic diversity represented in 45% of our director nominees
✓	Majority of directors have significant healthcare experience and nine directors have significant international experience	✓	Ongoing Board refreshment; balanced tenure with eight new directors since 2009
✓	Long-standing, proactive shareholder engagement program	✓	Recently adopted proxy access for shareholders
✓	Board focus on talent development and management succession planning	✓	Stock ownership guidelines for directors and executive officers
✓	Annual Board and individual director evaluations through interviews with outside facilitator

ii	Cardinal Health | 2016 Proxy Statement

Proxy Summary

Nominees for Director

Name	Age	Director Since	Occupation	Independent	Committee Memberships
					Audit	Human Resources and Compensation	Nominating and Governance
David J. Anderson	67	2014	Retired SVP and Chief Financial Officer, Honeywell International	✓	✓
Colleen F. Arnold	59	2007	Retired SVP, Sales and Distribution, IBM	✓			✓
George S. Barrett	61	2009	Chairman and CEO, Cardinal Health
Carrie S. Cox	59	2009	Chairman and CEO, Humacyte, Inc. and former EVP and President, Global Pharmaceuticals, Schering-Plough	✓		✓
Calvin Darden	66	2005	Retired SVP of U.S. Operations, UPS	✓		✓
Bruce L. Downey	68	2009	Partner, NewSpring Health Capital II, L.P. and retired Chairman and CEO, Barr Pharmaceuticals	✓	✓
Patricia A. Hemingway Hall	63	2013	Retired President and CEO, Health Care Service Corporation	✓	✓		✓
Clayton M. Jones	67	2012	Retired Chairman, President and CEO, Rockwell Collins	✓	Chair
Gregory B. Kenny	63	2007	Retired President and CEO, General Cable	Independent Lead Director			Chair
Nancy Killefer	63	2015	Retired Senior Partner, Public Sector Practice, McKinsey	✓		✓
David P. King	60	2011	Chairman, President and CEO, Laboratory Corporation of America Holdings	✓		Chair
Additional Information About Our Director Nominees

Director Qualifications, Experience and Backgrounds

11
9
8
9
7
6
5
Healthcare
Operations
Financial Expertise
International
Technology
Regulatory/Public Policy

Cardinal Health | 2016 Proxy Statement	iii

iv	Cardinal Health | 2016 Proxy Statement

2016 Proxy Statement
General Information
These proxy materials are being furnished to solicit proxies on behalf of the Board of Directors of Cardinal Health, Inc. for use at our Annual Meeting of Shareholders to be held on Thursday, November 3, 2016, and at any adjournment or postponement (the “Annual Meeting”). The meeting will take place at our principal executive office located at 7000 Cardinal Place, Dublin, Ohio 43017, at 8:00 a.m., local time.
These proxy materials include our Notice of Annual Meeting and Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2016 (the "Fiscal 2016 Form 10-K"). In addition, these proxy materials may include a proxy card for the Annual Meeting. These proxy materials are first being sent or made available to our shareholders commencing on September 16, 2016.
References to our fiscal years in this proxy statement mean the fiscal year ended or ending on June 30 of such year. For example, “fiscal 2016” refers to the fiscal year ended June 30, 2016.
Notice of Internet Availability of Proxy Materials
As permitted by the SEC, we are providing proxy materials to some of our shareholders via the Internet. Commencing on September 16, 2016, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) explaining how to access our proxy materials online. If you received the Notice, you will not receive a printed copy of our proxy materials by mail unless you request one by following the directions included on the Notice.
Transfer Agent
Shareholders of record should direct communications regarding change of address, transfer of share ownership, lost share certificates and other matters regarding their share ownership to Computershare Trust Company, N.A., P.O. Box 30170, College Station, TX 77842. Our transfer agent may also be contacted via the Internet at www.computershare.com/investor or by telephone at (877) 498-8861 or (781) 575-2879.

Record Date
We have fixed the close of business on September 6, 2016 as the record date for determining our shareholders entitled to notice of and to vote at the Annual Meeting. On that date, we had 319,952,570 common shares outstanding. Shareholders as of the record date will have one vote per share for the election of each director nominee and on each other voting matter.
Quorum
We will have a quorum to conduct business at the Annual Meeting if the holders of a majority of our common shares are present, either in person or by proxy.
Board Recommendation
The Board recommends that you vote FOR the election of the 11 director nominees and FOR Proposals 2, 3 and 4.
How to Vote
Shareholders of record. If you are a “shareholder of record” (meaning your shares are registered in your name with our transfer agent, Computershare Trust Company, N.A.), you may vote either in person at the Annual Meeting or by proxy. If you decide to vote by proxy, you may do so in any one of the following three ways:

•
By telephone.  You may vote your shares 24 hours a day by calling the toll free number 1-800-652-VOTE (8683) within the United States, U.S. territories or Canada, and following instructions provided by the recorded message. You will need to enter identifying information that appears on your proxy card or the Notice. The telephone voting system allows you to confirm that your votes were properly recorded.

•
By Internet.  You may vote your shares 24 hours a day by logging on to a secure website, www.envisionreports.com/CAH, and following the instructions provided. You will need to enter identifying information that appears on your proxy card or the Notice. As with the telephone voting system, you will be able to confirm that your votes were properly recorded.

Cardinal Health | 2016 Proxy Statement	1

General Information

•	By mail. If you received a proxy card, you may mark, sign and date your proxy card and return it by mail in the enclosed postage-paid envelope.
Telephone and Internet voting is available through 2:00 a.m. Eastern time on Thursday, November 3, 2016. If you vote by mail, your proxy card must be received before the Annual Meeting to assure that your vote is counted. We encourage you to vote promptly.
Beneficial owners. If, like most shareholders, you are a beneficial owner of shares held in “street name” (meaning a broker, trustee, bank or other nominee holds shares on your behalf), you may vote in person at the Annual Meeting only if you obtain a legal proxy from the nominee that holds your shares. Alternatively, you may vote by completing, signing and returning the voting instruction form that the nominee provides to you or by following any telephone or Internet voting instructions described on the voting instruction form, the Notice or other materials that the nominee provides to you. We encourage you to vote promptly.
Changing or Revoking Your Proxy
Your attendance at the Annual Meeting will not automatically revoke your proxy. If you are a shareholder of record, you may change or revoke your proxy at any time before a vote is taken at the meeting by giving notice to us in writing or at the Annual Meeting, by executing and forwarding to us a later-dated proxy or by voting a later proxy over the telephone or the Internet. If you are a beneficial owner of shares, you should check with the broker, trustee, bank or other nominee that holds your shares to determine how to change or revoke your vote.
Shares Held Though Our Employee Plans
If you hold shares through our 401(k) Savings Plans or Deferred Compensation Plan, you will receive voting instructions from Computershare Trust Company, N.A. and can vote through one of the three methods described above under "How to Vote." Please note that employee plan shares have an earlier voting deadline of 2:00 a.m. Eastern time on Tuesday, November 1, 2016.
Broker Non-Votes
If you are a beneficial owner whose shares are held by a broker, as stated above you must instruct the broker how to vote your shares. If you do not provide voting instructions, your broker is not permitted to vote your shares on the election of directors, the Amended Cardinal Health, Inc. 2011 Long-Term Incentive Plan and the advisory vote to approve the compensation of our named executive officers. The inability of the broker to vote your shares on these proposals results in a “broker non-vote.” In the absence of voting instructions, the broker can only register your shares as being present at the Annual Meeting for purposes of determining a quorum and may vote your shares on ratification of the appointment of our auditor.

Voting
You may either vote FOR, AGAINST or ABSTAIN on each of the proposals. Votes will be tabulated by or under the direction of inspectors of election, who will certify the results following the Annual Meeting.
To elect directors under Proposal 1, our governing documents require that a director nominee be elected by a majority of votes cast in an uncontested election. Abstentions and broker non-votes are not considered as votes cast and are not counted in determining the outcome of the voting results. If a director nominee is not re-elected by a majority of votes cast, that individual is required to tender a resignation for the Board’s consideration. See “Resignation Policy for Incumbent Directors Not Receiving Majority Votes” on page 14. Proxies may not be voted for more than 11 director nominees, and shareholders may not cumulate their voting power.
Each of Proposals 2, 3 and 4 require approval by a majority of votes cast. Abstentions and broker non-votes are not considered as votes cast and will not be counted in determining the outcome of the voting results, except that for purposes of satisfying New York Stock Exchange ("NYSE") rules, abstentions are counted in the denominator for determining whether Proposal 3 is approved.
How Shares Will Be Voted
The shares represented by all valid proxies received by telephone, by Internet or by mail will be voted in the manner specified. For shareholders of record who do not specify a choice for a proposal, proxies that are signed and returned will be voted FOR the election of all 11 director nominees, FOR the ratification of the appointment of Ernst & Young LLP as independent auditor, FOR approval of the Amended Cardinal Health, Inc. 2011 Long-Term Incentive Plan and FOR approval of the compensation of our named executive officers. If any other matters properly come before the Annual Meeting, the individuals named in your proxy, or their substitutes, will determine how to vote on those matters in their discretion. The Board of Directors does not know of any other matters that will be presented for action at the Annual Meeting.
Attending the Annual Meeting
To attend the Annual Meeting, you must have an admission ticket or satisfactory proof of share ownership and photo identification. If you are a shareholder of record, your admission ticket is attached to your proxy card or you may present the Notice. If you are a beneficial owner, your proof of share ownership can be the Notice or a photocopy of the voting instruction form that the nominee provided to you. You can call our Investor Relations department at (614) 757-4757 if you need directions to the Annual Meeting.
Even if you expect to attend the Annual Meeting in person, we urge you to vote your shares in advance.

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Proposal 1—Election of Directors
Our Board has nominated 11 directors for election at this Annual Meeting to serve until the next Annual Meeting of Shareholders and until his or her successor is duly elected and qualified. All of the nominees currently are directors of Cardinal Health. Each agreed to be named in this proxy statement and to serve if elected. If, due to death or other unexpected occurrence, one or more of the director nominees is not available for election, proxies will be voted for the election of all remaining nominees and any substitute nominee(s) the Board selects.
The Board, through the Nominating and Governance Committee, seeks a board that, as a whole, possesses the experience, skills and diversity of backgrounds to perform effectively in light of the company's current and evolving business and strategic direction and to properly perform its oversight responsibilities. All of our director nominees bring to the Board a wealth of executive leadership experience derived from their professional backgrounds and areas of expertise. As a group, they provide extensive healthcare and global business experience, financial expertise, business acumen and diverse perspectives, as well as public company board experience. Each of our director nominees has sound judgment and integrity and is able to commit sufficient time and attention to the activities of the Board. All director nominees other than the Chairman and Chief Executive Officer are independent.

Biographies of our Director Nominees

David J. Anderson	Age 67	Director since 2014
Senior Vice President and Chief Financial Officer of Honeywell International Inc. (retired)
Independent Director		Director Qualification Highlights
Other Public Boards: American Electric Power Company, Inc., a public utility holding company (since 2011); B/E Aerospace, Inc., a manufacturer of aircraft interior products (since 2014); Fifth Street Asset Management Inc., an alternative asset manager (2014 - 2015)
✓ Financial Literacy / Expertise - Former CFO ✓ International ✓ Executive Leadership ✓ Strategic Planning / Acquisitions ✓ Technology
Mr. Anderson is the former Chief Financial Officer of Honeywell International Inc., a global diversified technology and manufacturing company, serving in that role from 2003 to 2014. While at Honeywell, Mr. Anderson was responsible for the company’s corporate finance activities including domestic and international tax, accounting, treasury, audit, investments, financial planning, acquisitions and real estate. Prior to joining Honeywell, Mr. Anderson held a number of other finance-related executive positions with ITT Corporation, Newport News Shipbuilding, RJR Nabisco and Quaker Oats Company.
Skills and Qualifications of Particular Relevance to Cardinal Health
Through his prior finance leadership positions as Chief Financial Officer at Honeywell and at other leading companies, Mr. Anderson brings to the Board relevant experience in the areas of global finance, management, executive leadership, strategic planning, acquisitions, information technology and international markets. His extensive finance expertise provides valuable insight in the areas of financial reporting and accounting and controls, as well as international tax and finance. He also brings to the Board valuable perspective and insights from his service on the boards of directors of American Electric Power, including its Audit and Finance Committees and B/E Aerospace, including its Audit Committee.

Cardinal Health | 2016 Proxy Statement	3

Proposal 1—Election of Directors

Colleen F. Arnold	Age 59	Director since 2007
Senior Vice President, Sales and Distribution, International Business Machines Corporation (retired)
Independent Director		Director Qualification Highlights
Other Public Boards: None		✓ Technology ✓ International and Global Leadership ✓ Operations ✓ Executive Leadership ✓ Strategic Planning
Ms. Arnold was Senior Vice President, Sales and Distribution of International Business Machines Corporation ("IBM"), a provider of systems, financing, software and services, from 2014 until her retirement in March 2016. Prior to that, she held a number of senior positions with IBM from 1998 to 2014, including Senior Vice President, Application Management Services, IBM Global Business Services, General Manager of GBS Strategy, Global Consulting Services, Global Industries and Global Application Services, General Manager, Europe, and General Manager, Australia, Global Services.
Skills and Qualifications of Particular Relevance to Cardinal Health
A former senior executive of IBM for over 17 years, Ms. Arnold's significant experience in the areas of global business operations and information technology contributes to the Board's discussions regarding information technology in our business and global strategies. Her extensive international business experience, including leadership of international commercial operations at IBM, provides valuable insight for our growing presence in international markets. She also brings to the Board more than 30 years of relevant experience in the areas of operations, management, executive leadership and strategic planning.

George S. Barrett	Age 61	Director since 2009
Chairman and Chief Executive Officer, Cardinal Health, Inc.
Other Public Boards: Eaton Corporation plc, a diversified power management company (2011 - 2015)		Director Qualification Highlights
✓ Healthcare ✓ Operations ✓ Strategic Planning ✓ Executive Leadership ✓ International ✓ Regulatory / Public Policy ✓ Financial Expertise
Mr. Barrett has served as Chairman and Chief Executive Officer of Cardinal Health, Inc. since 2009. He joined Cardinal Health in 2008 as Vice Chairman and Chief Executive Officer of the company's Healthcare Supply Chain Services segment. Prior to joining Cardinal Health, Mr. Barrett held a number of executive positions with Teva Pharmaceutical Industries Ltd., a multinational generic and branded pharmaceutical manufacturer, from 1999 to 2007, including President and Chief Executive Officer of Teva North America.
Skills and Qualifications of Particular Relevance to Cardinal Health
Having served in leadership positions with companies in the pharmaceutical industry for over 30 years, Mr. Barrett has extensive healthcare experience in the areas of operations, management, regulatory compliance, finance, executive leadership, strategic planning, human resources, corporate governance and global markets. As a result, he provides the Board with unique perspective and insights regarding our businesses and our growing international presence, industry, challenges and opportunities. He also brings to the Board valuable perspective and insights from his service on other public and not-for-profit boards of directors, including his prior service on Eaton’s board of directors.

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Proposal 1—Election of Directors

Carrie S. Cox	Age 59	Director since 2009
Chairman and Chief Executive Officer of Humacyte, Inc.; Executive Vice President and President of Global Pharmaceuticals, Schering-Plough Corporation (retired)
Independent Director		Director Qualification Highlights
Other Public Boards: Texas Instruments Incorporated, a developer, manufacturer and marketer of semiconductors (since 2004); Celgene Corporation, a biopharmaceutical company (since 2009)		✓ Healthcare ✓ International ✓ Operations ✓ Executive Leadership ✓ Strategic Planning ✓ Regulatory / Public Policy
Ms. Cox has served as Chief Executive Officer of Humacyte, Inc., a privately held, development stage company focused on regenerative medicine, since 2010 and as Chairman of Humacyte since 2013. From 2003 to 2009, she served as Executive Vice President and President of Global Pharmaceuticals at Schering-Plough Corporation, a multinational branded pharmaceutical manufacturer. Ms. Cox previously was Executive Vice President and President of Global Prescription Business of Pharmacia Corporation from 1997 to 2003.
Skills and Qualifications of Particular Relevance to Cardinal Health
Through her roles as a former executive officer of Schering-Plough, President of Pharmacia's Global Prescription business and a licensed pharmacist, and now with Humacyte, Ms. Cox brings to the Board substantial expertise in healthcare, particularly the pharmaceutical and international aspects of our business. She has worked in the global pharmaceutical industry for over 30 years, giving her relevant experience with large, multinational pharmaceutical companies in the areas of operations, management, regulatory compliance, executive leadership, strategic planning and global markets. She also brings to the Board valuable perspective and insights from her service on the boards of directors of Texas Instruments, including its Compensation Committee and service as its Lead Director, and Celgene.

Calvin Darden	Age 66	Director since 2005
Senior Vice President of U.S. Operations of United Parcel Service, Inc. (retired)
Independent Director		Director Qualification Highlights
Other Public Boards: Target Corporation, an operator of large-format general merchandise discount stores (since 2003); Coca-Cola Enterprises, Inc., a marketer, manufacturer and distributor of nonalcoholic beverages in selected international markets (2004 - 2016)
✓ Operations ✓ Distribution / Supply Chain ✓ Executive Leadership ✓ Strategic Planning ✓ Labor Relations ✓ International
Mr. Darden was Senior Vice President of U.S. Operations of United Parcel Service, Inc. ("UPS"), an express carrier and package delivery company, from January 2000 until his retirement in 2005. During his 33-year career with UPS, he served in a number of senior leadership positions, including developing the corporate quality strategy for UPS and leading the business and logistics operations for its Pacific Region, the largest region of UPS at that time.
Skills and Qualifications of Particular Relevance to Cardinal Health
A former executive officer of UPS, Mr. Darden has expertise in supply chain networks and logistics that contributes to the Board’s understanding of this important aspect of our business. He has over 30 years of relevant experience in the areas of operations, distribution and supply chain, executive leadership, efficiency and quality control, strategic planning and labor relations. As a former member of Coca-Cola Enterprises' board of directors, Mr. Darden provides the Board with a valuable understanding of distribution operations in international markets. He also brings to the Board valuable perspective and insights from his service on Target’s board of directors, including its Compensation Committee, and his prior service on Coca-Cola Enterprises’ Human Resources and Compensation Committee.

Cardinal Health | 2016 Proxy Statement	5

Proposal 1—Election of Directors

Bruce L. Downey	Age 68	Director since 2009
Chairman and Chief Executive Officer of Barr Pharmaceuticals, Inc. (retired); Partner of NewSpring Health Capital II, L.P.
Independent Director		Director Qualification Highlights
Other Public Boards: Momenta Pharmaceuticals, Inc., a biotechnology company (since 2009)		✓ Healthcare ✓ Regulatory / Public Policy ✓ Operations ✓ International ✓ Financial Expertise ✓ Executive Leadership ✓ Strategic Planning
Mr. Downey was Chairman and Chief Executive Officer of Barr Pharmaceuticals, Inc., a global generic pharmaceutical manufacturer, from 1994 to 2008. Mr. Downey has served on a part-time basis as a Partner of NewSpring Health Capital II, L.P., a venture capital firm, since 2009.
Skills and Qualifications of Particular Relevance to Cardinal Health
Having spent 14 years as Chairman and Chief Executive Officer of Barr Pharmaceuticals, Mr. Downey brings to the Board substantial global healthcare experience in the areas of operations, management, regulatory compliance, finance, executive leadership, strategic planning, human resources and corporate governance. He also offers valuable experience in the pharmaceutical and growing international aspects of our businesses, having served as Chief Executive Officer of Barr Pharmaceuticals. Mr. Downey brings to the Board valuable perspective and insights from his service on Momenta Pharmaceuticals’ board of directors, including its Audit Committee, and from his prior service as Chairman of Barr Pharmaceutical's board of directors. Before his career at Barr Pharmaceuticals, Mr. Downey was a practicing attorney for 20 years, having worked in both private practice and with the U.S. Department of Justice.

Patricia A. Hemingway Hall	Age 63	Director since 2013
President and Chief Executive Officer of Health Care Service Corporation (retired)
Independent Director		Director Qualification Highlights
Other Public Boards: ManpowerGroup, Inc., a workforce solutions company (since 2011)		✓ Healthcare ✓ Regulatory / Public Policy / Government ✓ Operations ✓ Financial Expertise ✓ Executive Leadership ✓ Strategic Planning ✓ Technology
Ms. Hemingway Hall served as President and Chief Executive Officer of Health Care Service Corporation, a mutual health insurer ("HCSC"), from 2008 until her retirement in 2015. Previously, she held several leadership positions at HCSC, including President and Chief Operating Officer from 2007 to 2008 and Executive Vice President of Internal Operations from 2006 to 2007.
Skills and Qualifications of Particular Relevance to Cardinal Health
As retired President and Chief Executive Officer of HCSC, the largest customer-owned health insurer in the United States and fourth largest overall operating through Blue Cross and Blue Shield Plans in Texas, Illinois, Montana, New Mexico and Oklahoma, Ms. Hemingway Hall brings to the Board valuable experience regarding evolving healthcare payment models at a time of change and reform in the healthcare industry. She has worked in the healthcare industry for over 30 years, first as a registered nurse and most recently in health insurance, and has relevant experience in the areas of healthcare reform, operations, management, regulatory compliance, government relations, finance, executive leadership, strategic planning, technology and human resources. In addition, Ms. Hemingway Hall provides the Board with a deep understanding of operations, management and technology from her experience in previous roles at HCSC. She also brings to the Board valuable perspective and insights from her service on ManpowerGroup's board of directors, including its Audit Committee.

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Proposal 1—Election of Directors

Clayton M. Jones	Age 67	Director since 2012
Chairman, President and Chief Executive Officer of Rockwell Collins, Inc. (retired)
Independent Director		Director Qualification Highlights
Other Public Boards: Deere & Company, an agricultural and construction machinery manufacturer (since 2007); Motorola Solutions, Inc., a data communications and telecommunications equipment provider (since 2015); Rockwell Collins, Inc. (2001 - 2014)
✓ Operations ✓ Executive Leadership ✓ Strategic Planning ✓ Technology ✓ Financial Expertise ✓ International ✓ Regulatory / Public Policy / Government
Mr. Jones served as Chairman of the Board of Rockwell Collins, Inc. ("Rockwell Collins"), a multinational aviation electronics and communications equipment company, from 2002 through 2014, and as Chief Executive Officer from 2001 until his retirement in 2013. He previously served as president of Rockwell Collins and corporate officer and senior vice president of Rockwell International, which he joined in 1979.
Skills and Qualifications of Particular Relevance to Cardinal Health
As retired Chairman, President and Chief Executive Officer of Rockwell Collins, Mr. Jones brings to the Board relevant experience in highly regulated industries as well as in the areas of operations, management, finance, executive leadership, strategic planning, information technology, human resources, corporate governance, international markets and government contracting. He provides the Board with a valuable understanding of commercial operations in international markets. As a former member of the President's National Security Telecommunications Advisory Committee and a current member of The Business Council, Mr. Jones provides insights in regulatory affairs, government and public policy matters. He also brings to the Board valuable perspective and insights from his service on Motorola Solutions' board of directors, including its Audit Committee, and Deere & Company's board of directors, as well as from his previous service as Chairman of Rockwell Collins' board of directors.

Gregory B. Kenny	Age 63	Director since 2007
President and Chief Executive Officer of General Cable Corporation (retired)
Independent Lead Director		Director Qualification Highlights
Other Public Boards: Ingredion Incorporated, a corn refining and ingredient company (since 2005); AK Steel Holding Corporation, an integrated producer of flat-rolled, carbon and electrical stainless steels and tubular products (since January 2016); General Cable Corporation (1997 - 2015)
✓ Executive Leadership ✓ Operations ✓ Strategic Planning ✓ International ✓ Financial Expertise
Mr. Kenny served as President and Chief Executive Officer of General Cable Corporation, a global manufacturer of aluminum, copper and fiber-optic wire and cable products from 2001 until his retirement in 2015. Prior to that, he was President and Chief Operating Officer of General Cable from 1999 to 2001 and Executive Vice President and Chief Operating Officer from 1997 to 1999. Mr. Kenny previously also served in executive level positions at Penn Central Corporation, where he was responsible for corporate business strategy, and in diplomatic service as a Foreign Service Officer with the United States Department of State.
Skills and Qualifications of Particular Relevance to Cardinal Health
As retired Chief Executive Officer of General Cable, Mr. Kenny brings to the Board substantial experience in the areas of executive leadership, operations, management, finance, strategic planning, human resources, corporate governance and international markets. He provides the Board with a deep understanding of strategic and financial implications impacting a global business with manufacturing and distribution operations. Mr. Kenny also brings to the Board valuable perspective and insights from his service on Ingredion's board of directors and from his prior service on General Cable's board of directors. As our independent Lead Director, Mr. Kenny also draws upon his governance and leadership experience as Chair of our Human Resources and Compensation Committee from 2008 to 2014 and current Chair of our Nominating and Governance Committee, Chair of Ingredion's Corporate Governance and Nominating Committee since 2014 and Chair of the Compensation Committee of IDEX Corporation from 2003 to 2007.

Cardinal Health | 2016 Proxy Statement	7

Proposal 1—Election of Directors

Nancy Killefer	Age 63	Director since 2015
Senior Partner, Public Sector Practice, McKinsey & Company, Inc. (retired)
Independent Director		Director Qualification Highlights
Other Public Boards: The Advisory Board Company, a provider of software and solutions to the healthcare and education industries (since 2013); Avon Products, Inc., a global manufacturer and marketer of beauty products (since 2013); CSRA, Inc., a provider of information technology services to the U.S. federal government (since 2015); Computer Sciences Corporation, a global provider of information technology services (2013 - 2015)
✓ Strategic Planning ✓ Healthcare ✓ Regulatory / Public Policy / Government ✓ Technology ✓ Executive Leadership ✓ Financial Expertise
Ms. Killefer served as Senior Partner of McKinsey & Company, Inc., a global management consulting firm, from 1992 until her retirement in 2013. She joined McKinsey in 1979 and held a number of key leadership roles, including serving as a member of the firm's governing board. Ms. Killefer founded McKinsey's Public Sector Practice in 2007 and served as its managing partner until her retirement. She also served as Assistant Secretary for Management, Chief Financial Officer and Chief Operating Officer for the United States Department of Treasury from 1997 to 2000.
Skills and Qualifications of Particular Relevance to Cardinal Health
Having served in key leadership positions in both the public and private sectors and provided strategic counsel to healthcare and consumer-based companies during her 30 years with McKinsey, Ms. Killefer brings to the Board substantial experience in the areas of strategic planning, including healthcare strategy, marketing and brand building, executive leadership and information technology. Her extensive experience as a partner of a global consulting firm and as a chief financial officer of a government agency provides valuable insight in these areas as well as in government relations and public policy. Ms. Killefer also brings to the Board valuable perspective and insights from her service on the boards of directors of The Advisory Board, Avon Products, including its Compensation and Management Development Committee, and CSRA, Inc., including her service as independent Chairman since August 2016.

David P. King	Age 60	Director since 2011
Chairman, President and Chief Executive of Laboratory Corporation of America Holdings
Independent Director		Director Qualification Highlights
Other Public Boards: Laboratory Corporation of America Holdings (since 2007)		✓ Healthcare ✓ Regulatory / Public Policy ✓ Strategic Planning ✓ Operations ✓ Executive Leadership ✓ Financial Expertise ✓ International
Mr. King has served as President and Chief Executive Officer of Laboratory Corporation of America Holdings, a global healthcare diagnostics company ("LabCorp"), since 2007, and as Chairman of LabCorp since 2009. Previously he held other senior positions with LabCorp, including Executive Vice President and Chief Operating Officer, Executive Vice President, Strategic Planning and Corporate Development, and Senior Vice President, General Counsel and Chief Compliance Officer.
Skills and Qualifications of Particular Relevance to Cardinal Health
Having spent 15 years in senior executive roles with LabCorp, including the past nine years as its Chief Executive Officer, Mr. King brings to the Board substantial experience in the areas of healthcare, operations, management, regulatory compliance, finance, executive leadership, strategic planning, human resources, corporate governance and global healthcare markets. He also brings to the Board valuable perspective and insights from his position as Chairman of LabCorp’s board of directors. Before his career at LabCorp, Mr. King was a practicing attorney for 17 years, having worked in both private practice focusing on healthcare and with the U.S. Department of Justice.
The Board recommends that you vote FOR the election of these director nominees.

8	Cardinal Health | 2016 Proxy Statement

Proposal 1—Election of Directors

Our director nominees possess relevant experience, skills and qualifications that contribute to a well-functioning Board to effectively oversee the Company's strategy and management. A chart of director skills and expertise is provided below:

Director Qualifications and Experience	Anderson	Arnold	Barrett	Cox	Darden	Downey	Hemingway Hall	Jones	Kenny	Killefer	King
Executive Leadership as a CEO/President or senior executive equips directors to advise our management team	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Financial Expertise brings valuable experience as a finance executive or chief executive	✓		✓			✓	✓	✓	✓	✓	✓
Healthcare Expertise provides industry experience as a leader of a healthcare company or a consulting firm with a healthcare practice			✓	✓		✓	✓			✓	✓
International Experience brings critical insights into the strategic and financial opportunities and risks relating to our growing international businesses	✓	✓	✓	✓	✓	✓		✓	✓		✓
Operations Experience increases the Board's understanding of our distribution, supply chain and other business operations		✓	✓	✓	✓	✓	✓	✓	✓		✓
Regulatory/Public Policy Experience helps management assess and respond to the evolving business and healthcare regulatory environment			✓	✓		✓	✓	✓		✓	✓
Strategic Planning Expertise is valuable in the Board's oversight of the company's strategy in the rapidly evolving business and healthcare environment	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Technology Experience provides critical insights to technology aspects of the company's business and related implications	✓	✓					✓	✓		✓

Cardinal Health | 2016 Proxy Statement	9

Corporate Governance
Board of Directors

Our Board of Directors currently consists of 11 members.
The Board held six meetings during fiscal 2016. During fiscal 2016 each director attended 75% or more of the meetings of the Board and Board committees on which he or she served. Ten of our directors attended the 2015 Annual Meeting of Shareholders. Absent unusual circumstances, each director is expected to attend the Annual Meeting of Shareholders.

Board Leadership Structure

Under our Corporate Governance Guidelines, the Board is responsible for selecting the Chairman of the Board and the Chief Executive Officer. The Board, through the Nominating and Governance Committee, periodically reviews and assesses its leadership structure to ensure it is appropriate for the circumstances. The Board has determined that combining these roles, together with a strong independent Lead Director role, provides the most effective leadership structure for the Company at this time. This structure has allowed the Board to function effectively in fulfilling its responsibility for overseeing and providing appropriate input to management while fostering clear accountability and maintaining the Board's independence from management.
The Board has also determined that our Chief Executive Officer is best situated to serve as Chairman because of his unique knowledge of our business, industry and shareholders. By serving as both Chairman of the Board and Chief Executive Officer, Mr. Barrett has been able to draw on his knowledge of our daily operations, his knowledge of the healthcare industry and the developments within it, and his knowledge of our customers, vendors, employees, shareholders and other business partners to provide our Board with leadership in setting its agendas and focusing its discussions. This structure fosters effective decision-making and alignment between the Board and management, and allows a single person to speak on behalf of the Board and the company to our customers, vendors, employees, shareholders and regulators. After considering these factors and Mr. Barrett's strong and effective leadership of the Board, in August 2015 the Board renewed his employment agreement to continue to serve in the combined role of Chairman and Chief Executive Officer for an additional three years.
The Board ensures strong independent leadership through an active and engaged independent Lead Director with clearly defined responsibilities. The independent directors annually elect an independent director to serve as Lead Director. In selecting a Lead Director, the independent directors consider the skills and characteristics necessary to carry out the leadership responsibilities assigned to the position, including promoting strong governance, open dialogue and engagement among all directors, and an understanding of the company's strategy, business and operations. The independent directors hold executive sessions during in-person board meetings in which Mr. Barrett and other members of management do not participate. The independent Lead Director:

•	presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

•	has authority to call additional executive sessions of the independent directors;

•	serves as a liaison between the Chairman and the independent directors;

•	approves the information sent to the Board and approves the agenda and schedule for Board meetings;

•	coordinates the Board's annual self-evaluation and reviews the results of the evaluation of individual directors with those directors;

•	contributes to the annual performance review of the Chief Executive Officer; and

•	participates in engagement with major shareholders.
Mr. Kenny has served as Lead Director since November 2014. During his time serving in this role he has been actively engaged in Board leadership. He has chaired executive sessions of the independent directors, which were held at each of the five in-person Board meetings during fiscal 2016. Mr. Kenny also serves as Chair of the Nominating and Governance Committee and coordinates the annual evaluation of the Board and the individual evaluation of each director, including discussing with each Board member the results of his or her individual evaluation. Over the past year, Mr. Kenny has met regularly with Mr. Barrett and worked closely with him in developing Board agendas, schedules and topics, including discussions regarding long-term strategy and

10	Cardinal Health | 2016 Proxy Statement

Corporate Governance

capital deployment. In addition, Mr. Kenny participated in the Compensation Committee discussions relating to the annual performance evaluation of, and compensation decisions regarding, Mr. Barrett. Finally, during the year, Mr. Kenny held governance discussions with several large investors and attended a major healthcare investor conference with management, where he met with a large number of our investors.

Committees of the Board of Directors

The Board has established four committees: the Audit Committee, the Nominating and Governance Committee, the Human Resources and Compensation Committee and the Executive Committee. The charter for each committee is available on our website at www.cardinalhealth.com under “About Us — Corporate — Investor Relations — Corporate Governance — Board Committees and Charters.” This information also is available in print (free of charge) to any shareholder who requests it from our Investor Relations department.

For fiscal 2016, each member of the Audit, Nominating and Governance and Compensation Committees was determined by the Board to be independent as defined by the rules of the NYSE and in accordance with our Corporate Governance Guidelines. The chart below identifies the current committee members and the number of meetings held during fiscal 2016.

Audit Committee	Human Resources and Compensation Committee*	Nominating and Governance Committee*	Executive Committee*
Meetings in Fiscal 2016: 9	Meetings in Fiscal 2016: 6	Meetings in Fiscal 2016: 4	Meetings in Fiscal 2016: 0
Members:	Members:	Members:	Members:
Clayton M. Jones (Chair)	David P. King (Chair)	Gregory B. Kenny (Chair)	George S. Barrett (Chair)
David J. Anderson	Carrie S. Cox	Colleen F. Arnold	Clayton M. Jones
Bruce L. Downey	Calvin Darden	Patricia A. Hemingway Hall	Gregory B. Kenny
Patricia A. Hemingway Hall	Nancy Killefer†		David P. King

*	Richard C. Notebaert served on the Human Resources and Compensation, Nominating and Governance and Executive Committees until his term as a director expired at the 2015 Annual Meeting of Shareholders.

†	The Board appointed Ms. Killefer to the Compensation Committee effective November 2015.
Audit Committee
The Audit Committee's primary duties are to assist the Board in overseeing:

•	the integrity of our financial statements;

•	the independent auditor’s qualifications, independence and performance;

•	our internal audit function;

•	the ethics and compliance program and our compliance with legal and regulatory requirements; and

•	our process for assessing and managing risk.

The Audit Committee reviews quarterly and annual financial statements, including earnings releases, before they are filed or announced. It also reviews matters such as the significant financial reporting issues and judgments made in connection with the preparation of our financial statements, the effect of regulatory and accounting initiatives and the adequacy and effectiveness of our internal controls and disclosure controls and procedures.
The Audit Committee reviews quarterly reports from our Chief Legal and Compliance Officer regarding our ethics and compliance program, including compliance by Cardinal Health with applicable legal requirements and the Standards of Business Conduct described below. The Audit Committee discusses with management our major financial and information technology risk exposures and the steps management has taken to monitor and control these exposures, including our financial risk assessment and financial risk management policies. It also discusses with management and oversees our process for assessing and managing risk through our enterprise risk management process (see "Board's Role in Risk Oversight" on page 15 below).
The Audit Committee appoints, compensates and oversees the independent auditor, including resolution of any disagreements with management regarding financial reporting and overseeing the rotation of the lead audit partner as required by law. The Audit

Cardinal Health | 2016 Proxy Statement	11

Corporate Governance

Committee also pre-approves all services provided by the independent auditor and reviews our internal audit plan and the functions as well as the structure of our internal audit department.
The Board has determined that each member of the Audit Committee is an “audit committee financial expert” for purposes of the SEC rules and is independent, including under the heightened independence requirements applicable for audit committee members as set forth in the NYSE rules.
Nominating and Governance Committee
The Nominating and Governance Committee’s primary duties are to:

•	identify, review the qualifications of, and recruit candidates for the Board (consistent with criteria approved by the Board);

•	annually review our Corporate Governance Guidelines and recommend changes to these Guidelines, as appropriate;

•	make recommendations to the Board concerning the structure, composition and functions of the Board and its committees;

•	review the Board's leadership and leadership structure and recommend changes to the Board as appropriate;

•	perform a leadership role in shaping and overseeing our corporate governance practices;

•	conduct the annual evaluation of the Board’s effectiveness and performance;

•	oversee the orientation process for new directors and ongoing education for directors; and

•	oversee our policies and practices regarding political expenditures and review corporate political contributions.
In fulfilling the above duties, the Nominating and Governance Committee also considers and recommends criteria to the Board for identifying and evaluating potential Board candidates; reviews and considers any Board candidates recommended by shareholders; assesses the qualifications, attributes, skills, contributions and independence of individual directors; and considers and makes recommendations to the Board regarding any resignations tendered by a director.
Human Resources and Compensation Committee
The Compensation Committee’s primary duties are to:

•
develop an executive compensation program to support overall business strategies and objectives, attract and retain executives, link compensation with business objectives and organizational performance and provide competitive compensation programs;

•	approve compensation for the Chief Executive Officer, including relevant performance goals, and evaluate his performance;

•	approve compensation for our other executive officers and oversee their evaluations;

•	make recommendations to the Board with respect to the adoption of equity-based compensation plans and incentive compensation plans;

•	review the outside directors’ compensation program and recommend any changes to the Board;

•	oversee the management succession process for the Chief Executive Officer and senior executives;

•	oversee workplace diversity initiatives and progress;

•	oversee and assess the appropriateness of any material risks related to compensation arrangements; and

•	assess the independence of compensation consultants or other outside advisors who provide advice to the Compensation Committee.
The Compensation Discussion and Analysis, which begins on page 34, discusses how the Compensation Committee makes compensation-related decisions regarding our executive officers. The Compensation Committee acts as the administrator of our equity and non-equity incentive plans covering executive officers and other senior management. Generally, the Compensation Committee delegates to our officers authority to administer the plans, including selecting participants and determining award levels within plan parameters, but may not delegate any such responsibility with respect to our officers subject to Section 16 of the Exchange Act.
The Board has determined that each member of the Compensation Committee is independent, including under the heightened independence requirements applicable for compensation committee members as set forth in the NYSE rules.
Executive Committee
The Executive Committee is comprised of the Chairman and Chief Executive Officer, the chairpersons of each of the Audit, Nominating and Governance and Compensation Committees, and the independent Lead Director. The Committee acts from time to time on behalf of the Board when specific authority is delegated to it by the Board or to consider or act upon a matter promptly in intervals between meetings of the Board.

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Corporate Governance

Director Independence

The Board has established standards to assist it in determining director independence. These standards can be found within our Corporate Governance Guidelines on our website at www.cardinalhealth.com under “About Us — Corporate — Investor Relations — Corporate Governance — Corporate Governance Documents." They address, among other things, employment and compensation relationships, relationships with our auditor and customer and business relationships.
The Board assesses at least annually the independence of directors and, based on the recommendation of the Nominating and Governance Committee, determines which directors are independent. The Board has determined that each of Messrs. Anderson, Darden, Downey, Jones, Kenny and King, and each of Mmes. Arnold, Cox, Hemingway Hall and Killefer, is independent under the listing standards of the NYSE and our Corporate Governance Guidelines. The Board also previously determined that Mr. Notebaert, a director who served during fiscal 2016 through the date of our 2015 Annual Meeting of Shareholders, was independent.
In determining that Mr. Downey is independent, the Nominating and Governance Committee considered that he holds partnership interests of less than 2% in NewSpring Health Capital II, L.P., which in turn held a minority interest in a small company that we acquired during fiscal 2016.
In determining that Mr. King is independent, the Nominating and Governance Committee considered that he is Chairman, President and Chief Executive Officer of LabCorp. We receive payments from LabCorp for medical and laboratory products that it purchases from us in the ordinary course of business. LabCorp's payments to us were less than 1% of our and less than 2% of LabCorp's revenue for each of the last three years.
The Board previously determined that each of Ms. Arnold, who retired as an executive officer of IBM in March 2016, and Ms. Hemingway Hall, who retired as Chief Executive Officer of HCSC in December 2015, was independent at the time each of them served as executives of those entities. The Nominating and Governance Committee considered that our relationships with both IBM and HCSC are in the ordinary course of business. For each of the last three years, our business with IBM was less than 1% of our and IBM's revenue, and our business with HCSC was less than 1% of our and HCSC's revenue.

Director Qualification Standards

The Nominating and Governance Committee reviews with the Board the appropriate skills and characteristics required of Board members and develops criteria for identifying and evaluating qualified Board candidates. These criteria, as described in our Corporate Governance Guidelines, include business experience, qualifications, attributes and skills, such as relevant industry knowledge, independence (including independence from the interests of a particular group of shareholders), judgment, integrity, ability to commit sufficient time and attention to the activities of the Board and the absence of potential conflicts with our interests.
The Nominating and Governance Committee considers the foregoing criteria when assessing the operation and goals of the Board as a whole and seeks to achieve diversity of skills, experience and backgrounds on the Board, including ethnic and gender diversity. The Nominating and Governance Committee assesses the effectiveness of this process by gathering data and discussing the diversity of the Board in the annual self-assessments of the Nominating and Governance Committee and the Board.

If the Nominating and Governance Committee believes that a potential candidate may be appropriate for the Board, the committee takes time to learn more about the candidate and gives the candidate an opportunity to learn more about Cardinal Health, the Board and its governance practices. Ultimately, the Board is responsible for selecting candidates for election as directors based on the recommendation of the Nominating and Governance Committee.
Shareholders also may nominate directors and request proxy access under which director nominees may be included in our proxy materials by satisfying the applicable provisions in the Code of Regulations. See "Submitting Proxy Proposals and Director Nominations for the Next Annual Meeting of Shareholders" on page 58.

Cardinal Health | 2016 Proxy Statement	13

Corporate Governance

Board Performance Assessment

The Board, through the Nominating and Governance Committee, assesses its performance by conducting an annual evaluation. Each of the Audit, Nominating and Governance and Compensation Committees also conducts an annual self-evaluation. To facilitate this process, a third party experienced in corporate governance matters interviews each director to obtain his or her feedback regarding the effectiveness of the Board, which is compiled anonymously.
The Board evaluation process includes an assessment of both Board process and substance, including:

•	the Board's effectiveness, structure, composition and culture;

•	the Board's performance in key areas, including oversight of strategy, succession planning, regulatory compliance and risk management;

•	specific agenda items which should be discussed in the future;

•	quality of board discussions and the amount of time devoted to discussion; and

•	overall Board dynamics.
The Chair of the Nominating and Governance Committee leads a discussion with the Board in executive session based on feedback gathered by the outside facilitator. The Board identifies items for additional consideration, which are addressed at subsequent Board and committee meetings and reported back to full Board, where appropriate.
As part of the interview process, each director is also asked to provide feedback with respect to the performance of each other director. The Lead Director provides each director with feedback on his or her individual contribution to the Board and its committees. We believe this approach supports the Board's effectiveness and continuous improvement.

Resignation Policy for Incumbent Directors Not Receiving Majority Votes

Our Corporate Governance Guidelines require any incumbent director who is not re-elected by shareholders in an uncontested election to promptly tender a resignation to the Chairman of the Board. Within 90 days following the certification of the shareholder vote, the Nominating and Governance Committee will recommend to the Board whether to accept the resignation. Thereafter, the Board will promptly act and publicly disclose its decision and the rationale behind the decision.

Communicating with the Board

Shareholders and other interested parties may communicate with the Board, any committee of the Board, any individual director or the independent directors as a group, by writing to the Office of the Corporate Secretary, Cardinal Health, Inc., 7000 Cardinal Place, Dublin, Ohio 43017 or sending an e-mail to bod@cardinalhealth.com. Communications from shareholders will be distributed to the entire Board unless addressed to a particular committee, director or group of directors. The Corporate Secretary will not distribute communications that are unrelated to the duties of the Board, such as spam, junk mail, mass mailings, business solicitations and advertisements.

Shareholder Recommendations for Director Nominees

The Nominating and Governance Committee will consider candidates recommended by shareholders for election as director. Shareholder recommendations will be evaluated against the same criteria used to evaluate other director nominees, which criteria are discussed above under “Director Qualification Standards.” Shareholders who wish to recommend a candidate may do so by writing to the Nominating and Governance Committee in care of the Office of the Corporate Secretary, Cardinal Health, Inc., 7000 Cardinal Place, Dublin, Ohio 43017. To be considered by the Committee for consideration at the 2017 Annual Meeting of

Shareholders, a shareholder recommendation must be received no later than April 1, 2017.
Recommendations must include, at a minimum, the following information:

•	the name and address of the shareholder making the recommendation;

•	the name and address of the person recommended for nomination;

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Corporate Governance

•	if the shareholder is not a shareholder of record, a representation and satisfactory proof of share ownership;

•
a statement in support of the shareholder’s recommendation, including sufficient information to permit the Nominating and Governance Committee to evaluate the candidate’s qualifications, skills and experience;

•	a description of all direct or indirect arrangements or understandings between the shareholder and the candidate recommended by the shareholder;

•	information regarding the candidate as would be required to be included in a proxy statement filed in accordance with SEC rules; and

•	the candidate’s written, signed consent to serve if elected.
Shareholders who wish to nominate directors directly for election at an Annual Meeting of Shareholders in accordance with the procedures in our Code of Regulations, including under our proxy access provision, should follow the instructions under “Submitting Proxy Proposals and Director Nominations for the Next Annual Meeting of Shareholders" on page 58 and the details contained in our Code of Regulations.

Strategy and Risk Oversight

Board’s Oversight of Strategy
The Board regularly discusses the strategic direction and opportunities for the company in light of company performance, developments and trends in the healthcare industry and the general business and economic environment. Throughout the year, the Board in its oversight capacity provides guidance to management on strategy and business plans and reviews and approves capital deployment, including dividends, share repurchase plans and large acquisitions. In addition, at two regular meetings each year, the Board holds in-depth strategy sessions with senior management to discuss external environmental factors and review specific businesses and new business opportunities. In the last three years, these strategy sessions have included external speakers such as business partners and advisors, as well as off-site visits to company facilities and customer locations. The Board also discusses risks related to our strategies, including those resulting from the changing U.S. healthcare environment. The full Board is supported in its strategic planning and risk oversight function through the collective backgrounds, skills and experiences of our directors.
Board’s Role in Risk Oversight
The Board is responsible for overseeing our policies and programs for assessing and managing risk. Management is responsible for assessing and managing our exposures to risk on a day-to-day basis, including the creation of appropriate risk management policies and procedures. Management also is responsible for reviewing with the Board our most significant risks and plans for managing those risks.

To assist the Board and management in exercising their respective responsibilities, we have developed an enterprise risk management process that our Audit Committee oversees and our Chief Legal and Compliance Officer administers. Under this process, management identifies and prioritizes enterprise risks and develops systems to assess, monitor and mitigate those risks. Management reviews and discusses with the Board significant risks identified through the process. The Audit Committee also is responsible for discussing with management our major financial risk exposures, as well as our ethics and compliance program, compliance with legal and regulatory requirements and associated risks. In connection with its risk oversight role, the Audit Committee regularly meets with representatives from our independent registered public accounting firm and our Chief Financial Officer, Chief Legal and Compliance Officer and the head of our internal audit function. In addition, the Board and Audit Committee receive regular updates on business information systems risks and cyber security risks and mitigation strategies.
Risk Assessment of Compensation Programs
Management has assessed our compensation programs and concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on Cardinal Health. This risk assessment included reviewing the design and operation of our compensation programs, identifying and evaluating situations or compensation elements that could raise more significant risks and evaluating other controls and processes designed to identify and manage risk. The Compensation Committee reviewed and discussed the risk assessment and the Committee's independent compensation consultant reviewed the risk assessment and concurred with management's conclusion.

Cardinal Health | 2016 Proxy Statement	15

Corporate Governance

Ethics and Compliance Program

The Board has adopted written Standards of Business Conduct that outline our corporate values and standards of integrity and behavior. The Standards of Business Conduct are designed to foster a culture of integrity, drive compliance with legal and regulatory requirements and protect and promote the reputation of our company. The full text of the Standards of Business Conduct is posted on our website at www.cardinalhealth.com under “About Us — Our Business — Ethics and Compliance.” This information also is available in print (free of charge) to any shareholder who requests it from our Investor Relations department.

Our Chief Legal and Compliance Officer has responsibility to implement and maintain an effective ethics and compliance program. He also has responsibility to provide quarterly updates on our ethics and compliance program to the Audit Committee and an update to the full Board at least once a year. He reports to the Chair of the Audit Committee and to the Chief Executive Officer and meets in separate executive sessions quarterly with the Audit Committee.

Management Succession Planning

The Board is actively engaged in our talent management program. The Compensation Committee oversees the process for succession planning for the Chief Executive Officer and senior executives, and management provides an organizational update at each quarterly Compensation Committee meeting. The Board maintains an emergency succession plan as well as a long-term succession plan for the position of Chief Executive Officer. The Board holds a formal succession planning and talent review session annually which includes succession planning for other senior management positions. These talent review and succession planning discussions take into account desired leadership skills, key capabilities and experience in light of our current and evolving business and strategic direction. Directors also have exposure to leaders through Board presentations and discussions, as well as informal events and interactions with key talent throughout the year.

Shareholder Engagement

Recognizing the benefits that come from dialogue with our shareholders, we have had a proactive, extensive shareholder engagement program for many years. We engage with shareholders throughout each year in order for management and the Board to better understand shareholder views and perspectives on governance, executive compensation and other topics that are important to them. During the past two years, our independent Lead Director participated in outreach discussions with several of our largest shareholders. In addition, as in past years, we contacted governance professionals from our largest shareholders collectively owning more than 50% of our outstanding shares during fiscal 2016. An overview of our engagement process is below.

16	Cardinal Health | 2016 Proxy Statement

Corporate Governance

After considering feedback received from shareholders in recent years, we have:

•	adopted a proxy access right for shareholders;

•	enhanced our disclosures regarding the Board's role in strategy and risk oversight;

•	formalized additional responsibilities for the independent Lead Director and enhanced our disclosure about the Lead Director’s activities;

•	formalized our annual individual director evaluation process and expanded our disclosure about the annual Board evaluation process;

•	expanded and enhanced the Proxy Summary and the Compensation Discussion and Analysis Executive Summary;

•	enhanced readability of our proxy statement with graphics, charts and colors; and

•	added a chart of director qualifications and experience on page 9 of this proxy statement.

Corporate Governance Guidelines

You can find the full text of our Corporate Governance Guidelines on our website at www.cardinalhealth.com under “About Us —Corporate — Investor Relations — Corporate Governance —

Corporate Governance Documents.” This information also is available in print (free of charge) to any shareholder who requests it from our Investor Relations department.

Proxy Access

In June 2016, following input from our shareholders, the Board amended our Code of Regulations to include a provision for proxy access. Under proxy access, a shareholder, or a group of up to 20 shareholders, owning at least three percent of our outstanding common shares continuously for at least three years, may nominate and include in our proxy materials director nominees constituting up to the greater of two nominees or 20% of the Board, if the shareholders and the nominees satisfy the requirements specified in our Code of Regulations. See “Submitting Proxy Proposals and Director Nominations for the Next Annual Meeting of Shareholders" on page 58.

Certain Relationships and Related Transactions

Related Party Transactions Policy
The Board follows a written policy that the Audit Committee must approve or ratify any "related party transactions" (transactions exceeding $120,000 in which we are a participant and any related party has a direct or indirect material interest). "Related parties" include our directors, nominees for election as a director, persons controlling over 5% of our common shares, executive officers and the immediate family members of each of these individuals.
Once a related party transaction is identified, the Audit Committee will review all of the relevant facts and circumstances and determine whether to approve the transaction. The Audit Committee will take into account such factors as it considers appropriate, including the material terms of the transaction, the nature of the related party’s interest in the transaction, the significance of the transaction to the related party and us, the nature of the related party’s relationship with us and whether the transaction would be likely to impair the judgment of a director or executive officer to act in our best interest.

If advance approval of a transaction is not feasible, the Audit Committee will consider the transaction for ratification at its next regularly scheduled meeting. The Audit Committee Chairman may pre-approve or ratify any related party transactions in which the aggregate amount is expected to be less than $1 million.
Related Party Transactions
Since July 1, 2015, there have been no transactions, and there are no currently proposed transactions, involving an amount exceeding $120,000 in which we were or are to be a participant and in which any related party had or will have a direct or indirect material interest.

Cardinal Health | 2016 Proxy Statement	17

Proposal 2—Ratification of Ernst & Young LLP as Independent Auditor
The Audit Committee of the Board of Directors is directly responsible for the appointment, compensation, retention and oversight of our independent auditor and approves the audit engagement letter with Ernst & Young LLP and its audit fees. The Audit Committee has appointed Ernst & Young LLP as our independent auditor for fiscal 2017 and believes that the continued retention of Ernst & Young LLP as our independent auditor is in the best interest of Cardinal Health and its shareholders. Ernst & Young LLP has served as our independent auditor since 2002. In accordance with SEC rules, lead audit partners are subject to rotation requirements, which limit the number of consecutive years an individual partner may serve us. The Audit Committee oversees the rotation of the audit partners. The Audit Committee Chairman interviews candidates for audit partner and the Audit Committee discusses them.
While not required by law, we are asking our shareholders to ratify the appointment of Ernst & Young LLP as our independent auditor for fiscal 2017 at the Annual Meeting as a matter of good corporate governance. If shareholders do not ratify this appointment, the Audit Committee will consider whether it is appropriate to appoint another audit firm. Even if the appointment is ratified, the Audit Committee in its discretion may appoint a different audit firm at any time during the fiscal year if it determines that such a change would be in the best interest of the company and its shareholders. Our Audit Committee approved, and our shareholders ratified, the appointment of Ernst & Young LLP as our independent auditor for fiscal 2016.
We expect representatives of Ernst & Young LLP to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions from shareholders.
The Board recommends that you vote FOR the proposal to ratify the appointment of Ernst & Young LLP as our independent auditor for fiscal 2017.

Audit Committee Report and Audit Matters
Audit Committee Report

The Audit Committee is responsible for monitoring the integrity of Cardinal Health’s financial statements; the independent auditor’s qualifications, independence and performance; Cardinal Health’s internal audit function; Cardinal Health’s ethics and compliance program and its compliance with legal and regulatory requirements; and Cardinal Health’s processes for assessing and managing risk. The Audit Committee currently consists of four members of the Board of Directors. The Board of Directors has determined that each Committee member is an “audit committee financial expert” for purposes of the SEC rules and is independent. The Audit Committee’s activities are governed by a written charter, most recently revised by the Board of Directors in November 2014. The charter is available on Cardinal Health’s website at www.cardinalhealth.com under “About Us — Corporate — Investor Relations — Corporate Governance — Board Committees and Charters."
Management has primary responsibility for the financial statements and for establishing and maintaining the system of internal control over financial reporting. Management also is responsible for reporting on the effectiveness of Cardinal Health’s internal control over financial reporting. Cardinal Health’s independent auditor, Ernst & Young LLP, is responsible for performing an independent audit of Cardinal Health’s consolidated financial statements and for issuing a report on the financial statements and a report on the effectiveness of Cardinal Health’s internal control over financial reporting based on its audit.
The Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2016 with management and with Ernst & Young LLP. The Audit Committee also reviewed and discussed with management and Ernst & Young LLP the effectiveness of Cardinal Health’s internal control over financial reporting as well as management's report and Ernst & Young LLP's report on the subject. The Audit Committee discussed with Ernst & Young LLP the matters related to the conduct of its audit that are required to be communicated by auditors to audit committees under applicable requirements of the Public Company Accounting Oversight Board (the "PCAOB") and matters related to Cardinal Health’s financial statements, including critical accounting estimates and judgments. The Audit Committee received from Ernst & Young LLP the written disclosures and letter regarding Ernst & Young LLP’s independence from Cardinal

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Audit Committee Report and Audit Matters

Health required by applicable PCAOB requirements and discussed Ernst & Young LLP’s independence.
The Audit Committee meets regularly with Ernst & Young LLP, with and without management present, to review the overall scope and plans for Ernst & Young LLP’s audit work and to discuss the results of its examinations, the evaluation of Cardinal Health’s internal control over financial reporting and the overall quality of Cardinal Health’s accounting and financial reporting. In addition, the Audit Committee annually considers the performance of Ernst & Young LLP.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended June 30, 2016 be included in Cardinal Health’s Annual Report on Form 10-K for filing with the SEC.
Submitted by the Audit Committee of the Board of Directors.
Clayton M. Jones, Chairman
David J. Anderson
Bruce L. Downey
Patricia A. Hemingway Hall

Fees Paid to Independent Accountants

The following table sets forth the fees billed to us by Ernst & Young LLP for services in fiscal 2016 and 2015.

	Fiscal Year Ended June 30, 2016 ($)	Fiscal Year Ended June 30, 2015 ($)
Audit fees (1)	9,722,883	6,541,953
Audit-related fees (2)(4)	3,780,485	3,270,937
Tax fees (3)(4)	980,523	1,153,408
All other fees	—	—
Total fees	14,483,891	10,966,298

(1)
Audit fees include fees paid to Ernst & Young LLP related to the annual audit of our consolidated financial statements, the annual audit of the effectiveness of our internal control over financial reporting, the review of financial statements included in our Quarterly Reports on Form 10-Q and statutory audits of various international subsidiaries. Audit fees also include fees for services performed by Ernst & Young LLP that are closely related to the audit and in many cases could only be provided by our independent accountant, such as comfort letters and consents related to SEC registration statements. The year-over-year increase in audit fees was due primarily to services in connection with the Cordis and other acquisitions and growth of our Specialty Solutions division.

(2)
Audit-related fees include fees for services related to acquisitions and divestitures, audit-related research and assistance, internal control reviews, service auditor’s examination reports and employee benefit plan audits.

(3)
Tax fees include fees for tax compliance and other tax-related services. The aggregate fees billed to us by Ernst & Young LLP for tax compliance and other tax-related services for fiscal 2016 were $546,722 and $433,801, respectively, and for fiscal 2015 were $452,096 and $701,312, respectively.

(4)
In fiscal 2016, we began classifying certain acquisition-related tax due diligence services as audit-related fees in accordance with a change in our Audit Committee Audit and Non-Audit Services Pre-Approval Policy. Previously, we classified these services as tax fees. Fiscal 2015 fees of $674,763 have been reclassified from tax fees to audit-related fees to conform to the current year presentation.

Audit Committee Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee must pre-approve the audit and permissible non-audit services performed by our independent accountants in order to help ensure that the accountants remain independent from Cardinal Health. The Audit Committee has adopted a policy governing this pre-approval process.
Under the policy, the Audit Committee annually pre-approves certain services and assigns specific dollar thresholds for these types of services. If a proposed service is not included in the annual pre-approval, the Audit Committee must separately pre-approve the service before the engagement begins.

The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee for proposed services up to $500,000. Proposed services exceeding $500,000 require full Audit Committee approval.
All audit and non-audit services provided for us by Ernst & Young LLP for fiscal 2016 and 2015 were pre-approved by the Audit Committee.

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Proposal 3—Approval of Amended Cardinal Health, Inc. 2011 Long-Term Incentive Plan
General

We are requesting that shareholders approve the Amended Cardinal Health, Inc. 2011 Long-Term Incentive Plan (the "Amended 2011 LTIP"), which amends and restates our existing Cardinal Health, Inc. 2011 Long-Term Incentive Plan (the "2011 LTIP"). Shareholders approved the 2011 LTIP at our 2011 Annual Meeting of Shareholders. The Amended 2011 LTIP authorizes equity and performance-based compensation arrangements that we have used previously and continue to use. These arrangements are necessary to remain competitive with our peers, to adapt compensation awards to changes in corporate objectives and the marketplace, and to effectively attract, motivate and retain the caliber of employees required to drive our future growth and success.

Additional information regarding the Amended 2011 LTIP, including a description of its terms, is set forth below. This information should be read with, and is subject to, the specific provisions of the Amended 2011 LTIP. The full text of the Amended 2011 LTIP, marked with deletions indicated by strike-outs and additions indicated by underlining to show the proposed amendments, is attached to this proxy statement as Appendix A.
If the Amended 2011 LTIP is approved by our shareholders, it will be effective as of the date of the Annual Meeting. If the Amended 2011 LTIP is not approved by our shareholders, no awards will be made under it, but awards may continue to be made under the 2011 LTIP.

Key Changes to the Amended 2011 LTIP

The Board approved the Amended 2011 LTIP on September 8, 2016. The following is a summary of the key changes.
Share Increase
The 2011 LTIP initially authorized issuance of 30,000,000 of our common shares, plus an additional 9,608,190 shares that were subject to awards granted under our Prior Plans (as defined below), but were not issued. As of September 6, 2016, we had issued shares and outstanding awards totaling 21,408,393 shares under the 2011 LTIP, leaving 18,199,797 shares available for future issuance. The Amended 2011 LTIP increases the available shares by another 5,000,000 shares to 23,199,797 shares, if approved by shareholders.
The following table includes information as of September 6, 2016 regarding 2011 LTIP award grants and shares available for future issuance:

Shares (#)(1)
Initial 2011 LTIP shares authorized	30,000,000
Less: shares issued under 2011 LTIP awards (2)	(8,867,280)
Less: shares reserved for issuance under outstanding 2011 LTIP awards (3)	(12,541,113)
Plus: shares from canceled or forfeited Prior Plan awards and Prior Plan RSUs and PSUs withheld for taxes (4)	9,608,190
Shares available for future issuance under 2011 LTIP	18,199,797
Additional shares under Amended 2011 LTIP, if approved by shareholders	5,000,000
Shares available under Amended 2011 LTIP, if approved by shareholders	23,199,797

(1)
Under the 2011 LTIP's fungible share counting provisions, the number of shares available for issuance is reduced by two and one-half shares for each share actually issued under any stock award other than a stock option or stock appreciation right. These stock awards include restricted share units ("RSUs") and performance share units ("PSUs"). All numbers in this table are presented using this fungible share counting.

(2)	Includes shares issued upon vesting of RSUs and PSUs and exercise of stock options; excludes shares that were withheld for taxes upon settlement of RSUs and PSUs under the terms of the 2011 LTIP.

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Proposal 3—Approval of Amended Cardinal Health, Inc. 2011 Long-Term Incentive Plan

(3)
Includes shares subject to currently outstanding awards, although some may become available again due to cancellations or forfeitures or withholding for taxes upon settlement of RSUs and PSUs. Outstanding PSUs are included at target.

(4)
"Prior Plans" refers to the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, the Cardinal Health, Inc. Equity Incentive Plan and the Cardinal Health, Inc. Broadly-based Equity Incentive Plan. If the Amended 2011 LTIP is approved by shareholders at the Annual Meeting, no additional shares from Prior Plan awards will be added back to the Amended 2011 LTIP.

We expect the shares available under the Amended 2011 LTIP will enable us to make grants for five years before seeking shareholder approval of more shares, although our actual share usage will depend on many factors, including award design and the breadth of our equity compensation programs, stock price and forfeiture rates.
Non-Employee Directors Awards and Award Limit
We currently grant equity awards to non-employee directors under the Cardinal Health, Inc. 2007 Nonemployee Directors Equity Incentive Plan (the “Director EIP”). The Director EIP was approved by shareholders at the 2007 Annual Meeting of Shareholders, has 694,196 shares remaining for future issuance as of September 6, 2016 and allows no new grants after November 2017.
In order to improve administrative efficiencies, the Amended 2011 LTIP adds non-employee directors as eligible participants. If the Amended 2011 LTIP is approved by our shareholders, no further awards will be made under the Director EIP following the 2016 annual grant of RSUs to non-employee directors. The Amended

2011 LTIP includes a $600,000 limit on non-employee director equity awards and cash compensation for any fiscal year, with an exception for a non-executive chair of the Board.
Other Changes
The Amended 2011 LTIP also contains provisions under which we plan to administer our annual cash incentive program beginning in fiscal 2018 in lieu of relying on the Cardinal Health, Inc. Management Incentive Plan ("MIP") in order to have a single plan for all of our executive incentive arrangements. The MIP was most recently approved by shareholders at the 2014 Annual Meeting of Shareholders.
Also under the Amended 2011 LTIP, shares subject to awards previously granted under the Prior Plans that were forfeited or expired, or were tendered or withheld to satisfy withholding tax liabilities on full-value awards (as defined below), will no longer be added back to the shares available for future issuance. The Amended 2011 LTIP also reflects other technical, clarifying and conforming changes and deletions.

Key Features of Amended 2011 LTIP

The Amended 2011 LTIP includes (and the original 2011 LTIP included) features that we believe reinforce the alignment between the interests of officers and employees and those of shareholders. These features are highlighted below and are more fully described under the heading “Description of the Amended 2011 LTIP.”

•
Fungible share limit. The Amended 2011 LTIP maintains the same fungible share counting as the 2011 LTIP. Shares issued under "full-value awards" (that is, awards other than stock options and stock appreciation rights, such as RSUs and PSUs) are counted against the plan's share limit as two and one-half shares for every share that is actually issued. Shares issued under stock options or stock appreciation rights count on a share-for-share basis against the plan's share limit. This means that, for example, only 9,279,918 shares could be issued under full-value awards from the 23,199,797 shares available under the Amended 2011 LTIP, if approved by shareholders.

•
No repricing without shareholder approval. We cannot reduce the exercise price of stock options and the base price of stock appreciation rights, or cancel “underwater” stock options and stock appreciation rights for cash or other awards, without shareholder approval.

•
“Double-trigger” change of control provision. The Amended 2011 LTIP maintains “double-trigger” accelerated vesting in the event of a change of control, which means that the vesting of awards will accelerate upon a change of control only if there is a qualifying termination within two years after the change of control, or if the surviving entity does not provide qualifying replacement awards.

•
Fair market value pricing of stock options and stock appreciation rights. Stock options and stock appreciation rights may not be granted with exercise or base prices lower than the fair market value of our common shares on the grant date.

•
Dividends and dividend equivalents. Dividends and dividend equivalents on awards with restrictions that lapse as a result of the achievement of performance criteria will be paid only upon the achievement of the applicable performance criteria.

•
Recoupment policy. The plan administrator has authority to require repayment of any award if the amount was calculated based upon the achievement of financial results that were subsequently the subject of a restatement of our financial statements, the participant engaged in misconduct that caused or contributed to the need for the restatement,

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Proposal 3—Approval of Amended Cardinal Health, Inc. 2011 Long-Term Incentive Plan

and the amount payable to the participant would have been lower than the amount actually paid had the financial results been properly reported. The Amended 2011 LTIP also will be administered in compliance with the final rules implementing the Dodd-Frank Wall Street Reform and Consumer Protection

Act’s (the "Dodd-Frank Act's") mandatory recoupment requirements, once final rules are adopted by the SEC and implemented by the NYSE.

Selected Plan Data

The following table includes information regarding outstanding equity awards and shares available for future issuance under our equity plans as of September 6, 2016:

	2011 LTIP (1)	Other Plans		All Plans (1)
Total shares underlying outstanding stock options	6,245,490	1,540,355		7,785,845
Weighted average exercise price of outstanding stock options	$66.59	$36.70		$60.67
Weighted average remaining contractual life of outstanding stock options, in years	7.95	3.10		6.99
Total shares underlying outstanding time-based RSUs	4,978,540	216,274		5,194,814
Total shares underlying outstanding PSUs, at target	1,317,083	10,214		1,327,297
Total shares currently available for future issuance	18,199,797	694,196	(2)	18,893,993	(2)
Total shares available for future issuance after shareholder approval of Amended 2011 LTIP with 5,000,000 share increase	23,199,797	—	(2)	23,199,797	(2)

(1)	All 2011 LTIP share numbers presented using fungible share counting.

(2)
694,196 shares remained available under the Director EIP as of September 6, 2016. If the Amended 2011 LTIP is approved by our shareholders, no further awards will be made under the Director EIP following the 2016 annual grant of RSUs to non-employee directors.

The following table includes information regarding our equity run rate for the last three fiscal years ended June 30:

Fiscal Year	Stock Options Granted (#)	Time-Based RSUs Granted (#)	PSUs Earned (#)(1)	Total Granted/Earned (#)	Weighted Average Number of Common Shares Outstanding (#)	Equity Run Rate (%)(2)
2016	1,376,778	1,025,758	352,198	2,754,734	327,349,565	0.84
2015	1,482,133	1,168,382	403,744	3,054,259	331,802,666	0.92
2014	2,219,714	1,459,678	208,660	3,888,052	340,756,297	1.14

(1)	The amount of PSUs earned based on performance through the end of the fiscal year. The PSUs each had a three-year performance period.

(2)
For purposes of this table, equity run rate is the total number of shares subject to stock options and time-based RSUs granted and PSUs earned in the fiscal year divided by the weighted average number of our common shares outstanding during the fiscal year.

For the three-fiscal-year period from fiscal 2014 through fiscal 2016, our average equity run rate (calculated as described above) was 0.97%. We also present information relating to our equity compensation plans at June 30, 2016 under “Equity Compensation Plan Information” on page 57. Due to the fungible share counting provisions under both the 2011 LTIP and the Amended 2011 LTIP, the maximum number of shares that could be issued under full value awards under the Amended 2011 LTIP would represent potential dilution of 5.3% at September 6, 2016. Potential dilution would be 9.1% if all such shares were issued under stock options and stock appreciation rights at September 6, 2016. For this purpose, dilution is the number of shares subject to outstanding equity awards, plus the number of shares available for future issuance, divided by the number of our common shares outstanding, plus the number of shares subject to outstanding equity awards and the number of shares available for future issuance. The closing price for our shares on the NYSE on September 6, 2016 was $80.81 per share.

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Proposal 3—Approval of Amended Cardinal Health, Inc. 2011 Long-Term Incentive Plan

Section 162(m) of the Code

The Amended 2011 LTIP is designed with the intention that stock options, PSUs and cash incentive awards granted under the plan to certain key employees may qualify for deductibility for purposes of our federal income taxes as “performance-based” compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). In general, Section 162(m) limits our ability to deduct compensation in excess of $1 million paid in any one year to our chief executive officer or any of our other three most highly paid executive officers (not including the chief financial officer) unless the excess compensation qualifies under Section 162(m) as “performance-based.” We may also grant awards under the Amended 2011 LTIP that are not designed to qualify as “performance-based” under Section 162(m), and awards intended to qualify as “performance-based” may not qualify for deductibility under Section 162(m).
One of the requirements of “performance-based” compensation under Section 162(m) is that the material terms of the performance goals be approved by shareholders. The material terms, which are addressed below, include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal may be based, and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. Shareholder approval of the Amended 2011 LTIP is intended to constitute approval of the material terms of the Amended 2011 LTIP for purposes of the approval requirements of Section 162(m) of the Code.
If our shareholders approve the material terms for performance-based compensation under the Amended 2011 LTIP, assuming that all other requirements under Section 162(m) of the Code are met, we may be able to obtain tax deductions with respect to awards issued under the Amended 2011 LTIP to our covered employees without regard to the limitations of Section 162(m) of the Code through the 2021 Annual Meeting of Shareholders (in other words, for around five years). If our shareholders do not approve this proposal, any awards we make under the 2011 LTIP after the fifth anniversary of its last approval by our shareholders will not qualify as deductible under Section 162(m) of the Code.

Description of the Amended 2011 LTIP

Administration
The Amended 2011 LTIP may be administered by the Board, its Human Resources and Compensation Committee (the "Compensation Committee") or their delegates. The Board has designated the Compensation Committee as the administrator of the Amended 2011 LTIP. The administrator has the authority to make all determinations necessary or advisable for administering the Amended 2011 LTIP and awards granted under the plan, including the authority to determine the employees to whom awards may be granted and the terms of such awards. The administrator has authority in its discretion to construe and interpret the terms of the Amended 2011 LTIP and awards granted under the plan, to prescribe, amend and rescind rules and regulations relating to the Amended 2011 LTIP, and to modify or amend awards. All decisions, determinations and interpretations by the administrator regarding the Amended 2011 LTIP, the rules and regulations under the Amended 2011 LTIP, and the terms and conditions of any award are final and binding on all participants and other persons claiming rights under the Amended 2011 LTIP or any award.
The administrator may, except to the extent prohibited by applicable law, delegate to one of more directors or authorized officers the power to grant awards to, and administer awards for, persons eligible to receive awards under the Amended 2011 LTIP who are not subject to Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) or, at the time of the approval,

“covered employees” under Section 162(m) of the Code. Except to the extent prohibited by applicable law, the administrator also delegates to the Chairman and Chief Executive Officer and Chief Human Resources Officer, each individually, and to such persons as they designate the day-to-day administration of the Amended 2011 LTIP.
Eligibility
Employees of Cardinal Health and its affiliates are eligible to receive awards under the Amended 2011 LTIP, including all seven of our executive officers and approximately 1,700 other employees. Non-employee directors (currently 10) also are eligible for awards under the Amended 2011 LTIP. Incentive stock options ("ISOs") may only be granted to employees of Cardinal Health and corporations connected to it by chains of ownership of voting power representing 50% or more of the total combined voting power of all classes of stock of the lower-tier entity. Actual participants are selected by the administrator from among the eligible individuals.
Share Limits
Subject to the adjustment provisions of the Amended 2011 LTIP, the maximum aggregate number of common shares that may be issued under awards granted under the Amended 2011 LTIP is 30,000,000, plus (i) 9,608,190 shares, which became available between September 6, 2011 and June 30, 2016 as a result of the share counting provisions contained in the 2011 LTIP prior to the

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Proposal 3—Approval of Amended Cardinal Health, Inc. 2011 Long-Term Incentive Plan

Annual Meeting and which relate to shares subject to awards previously granted under the Prior Plans that were forfeited or expired or were tendered or withheld to satisfy withholding tax liabilities on full-value awards and (ii) after the date of the Annual Meeting, an additional 5,000,000 shares. The aggregate number of shares available for issuance under the Amended 2011 LTIP is reduced by (i) one share for every share issued upon exercise of a stock option or stock appreciation right granted under the plan and (ii) two and one-half shares for every share issued under a full-value award granted under the plan. Subject to the share counting provisions described below, shares subject to an award granted under the Amended 2011 LTIP will not be counted as used unless and until they are actually issued or transferred.
Subject to the adjustment provisions of the Amended 2011 LTIP, the aggregate number of shares that may be subject to stock options and stock appreciation rights granted under the Amended 2011 LTIP during any fiscal year to any one participant may not exceed 1,500,000. With respect to full-value and cash-based awards intended to qualify as performance-based compensation under Section 162(m) of the Code, no participant may receive in any fiscal year, stock awards and other stock-based awards (as defined below) subject to more than 750,000 shares (subject to the adjustment provisions of the Amended 2011 LTIP) or cash-based awards that have an aggregate maximum value in excess of $10,000,000.
Subject to the adjustment provisions of the Amended 2011 LTIP, no more than 20,000,000 shares may be issued under the Amended 2011 LTIP upon the exercise of incentive stock options.
With respect to any non-employee director, the aggregate dollar value of (i) any share-based awards granted under the Amended 2011 LTIP and (ii) any cash compensation otherwise paid by us with respect to the director's service for any fiscal year may not exceed $600,000. The Board may make an exception to this limit for a non-executive chair of the Board.
The shares issued under the Amended 2011 LTIP may be either shares that were reacquired by us, including shares purchased in the open market or authorized but unissued shares.
Share Counting Provisions
If any award granted under the Amended 2011 LTIP is forfeited, expires or is settled for cash, the shares subject to the award will, to the extent of such forfeiture, expiration or settlement, again be available for issuance under the Amended 2011 LTIP. In addition, if withholding tax liabilities arising from a cash award or full-value award granted under the Amended 2011 LTIP are satisfied by tendering shares to us or by us withholding shares, those shares will again be available for issuance under the Amended 2011 LTIP.
The following shares will not be added back to the aggregate number of shares available for issuance under the Amended 2011 LTIP: (i) shares tendered to us or withheld by us to pay the exercise price of a stock option, or to satisfy any tax withholding obligation with respect to stock options or stock appreciation rights; (ii) shares subject to stock appreciation rights granted that are not issued in connection with the settlement of the stock appreciation rights in shares upon exercise; and (iii) shares reacquired by us on the open market or otherwise using cash proceeds from the exercise of stock options. In addition to these plan provisions, upon shareholder approval of the Amended 2011 LTIP, shares subject to awards previously granted under the Prior Plans that were forfeited or expired, or were tendered or withheld to satisfy withholding tax liabilities on full-value awards, will no longer be added back to the Amended 2011 LTIP.
The aggregate number of shares available for issuance under the Amended 2011 LTIP will not be reduced by shares issued with respect to awards granted upon the conversion of, or in substitution for, awards granted by a business or entity that is acquired by us or whose assets are acquired by us. Additionally, as permitted under NYSE rules, in the event that a company that we acquire has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of the acquisition, subject to certain limitations, the shares available for grant under the pre-existing plan may be used for awards under the Amended 2011 LTIP and will not reduce the shares available for issuance under the Amended 2011 LTIP.
Any shares that become available for issuance under the Amended 2011 LTIP under the share counting provisions described above will be added back (i) as one share if such shares were subject to stock options or stock appreciation rights and (ii) as two and one-half shares if such shares were subject to awards other than stock options or stock appreciation rights.
Stock Options
Stock options provide the recipient the right to purchase our common shares at an exercise price not less than fair market value on the date of the grant (except with respect to awards converted or substituted in connection with an acquisition by us). The Amended 2011 LTIP permits the administrator to choose several ways for the exercise price to be paid: (i) in cash; (ii) by check or wire transfer; (iii) by exchanging other shares that have a fair market value on the date of surrender equal to or greater than the exercise price of the stock option being exercised; (iv) by directing us to withhold shares that are otherwise issuable upon exercise of a stock option under a “net exercise” arrangement; (v) by consideration received from a broker-assisted sale; or (vi) by any other legal consideration that the administrator deems appropriate.
Stock options granted under the Amended 2011 LTIP may be stock options that are intended to qualify as ISOs within the meaning of Section 422 of the Code or stock options that are not intended to so qualify. ISOs may be granted only to employees of Cardinal Health or any of its subsidiaries, who, as of the grant date, own no more than 10% of the total combined voting power of Cardinal Health.

24	Cardinal Health | 2016 Proxy Statement

Proposal 3—Approval of Amended Cardinal Health, Inc. 2011 Long-Term Incentive Plan

Stock options granted under the Amended 2011 LTIP will vest or be exercisable at such time and in such installments prior to their expiration as determined by the administrator. The terms and conditions on the vesting or exercisability of the stock options will be determined by the administrator and may be based on performance criteria. No stock option may be exercised more than 10 years from the date of grant, except that the administrator may, subject to certain restrictions, provide that the period of time over which an option other than an ISO may be exercised will be extended if on the scheduled option expiration date, the participant's exercise of the option would violate applicable law. At any time after the grant of a stock option, the administrator may reduce or eliminate any restrictions surrounding any participant’s right to exercise all or part of the stock option.
Except in connection with a corporate transaction or event that leads to an adjustment of the number or kind of shares underlying the awards granted under the Amended 2011 LTIP, the terms of any outstanding stock options that are “underwater” (that is, have an exercise price above the market value of our shares) may not be amended to reduce the exercise price without shareholder approval. The administrator also may not cancel any such outstanding stock options in exchange for cash, other awards or stock options with an exercise price that is less than the exercise price of the original stock options without shareholder approval.
Stock Appreciation Rights
Stock appreciation rights provide the recipient with the right to receive from us an amount (in cash or shares) equal to or based on the excess of the fair market value of our common shares on the date the rights are exercised over the aggregate base price of the stock appreciation rights. The base price of stock appreciation rights may not be less than the fair market value of the shares underlying the stock appreciation rights on the date of grant (except with respect to awards converted or substituted in connection with an acquisition by us). Stock appreciation rights can be tandem (that is, granted with a stock option) or free-standing. Free-standing stock appreciation rights must have a base price per right that equals or exceeds the fair market value of a common share on the date of grant, must specify the terms and conditions on the vesting or exercisability as determined by the administrator (which may be based on performance conditions), and may not be exercisable more than 10 years from the date of grant, subject to the limited exception described above under "Stock Options." Tandem stock appreciation rights granted in connection with previously granted stock options will generally have the same terms and conditions of the stock options.
Except in connection with a corporate transaction or event that leads to an adjustment of the number or kind of shares underlying the awards granted under the Amended 2011 LTIP, the terms of outstanding stock appreciation rights that are “underwater” (that is, have a base price above the market value of our shares) may not be amended to reduce the base price without shareholder approval. The administrator also may not cancel any such outstanding stock appreciation rights in exchange for cash, other awards or stock appreciation rights with a base price that is less than the base price of the original stock appreciation rights without shareholder approval.
Stock Awards
A “stock award” is an award or issuance of shares or stock units where the grant, issuance, retention, vesting or transferability during specified periods of time is subject to the terms and conditions (such as continued employment or performance conditions) set forth in the award agreement. Stock awards include RSUs and PSUs.
The administrator may subject the grant, issuance, retention or vesting of any stock award to such performance criteria and levels of achievement as the administrator determines, as further described below under the heading “Performance Criteria.” Unless otherwise provided for by the administrator, the participant will have the rights equivalent to those of a shareholder and will be a shareholder only after shares are issued to the participant.
Other Stock-Based Awards
An “other stock-based award” is any other type of equity-based or equity-related award not otherwise described by the terms of the Amended 2011 LTIP (including the grant or offer for sale of unrestricted shares) in such amount and subject to such terms and conditions as the administrator determines. Other stock-based awards may involve the transfer of actual shares to the participant or payment in cash or other property in amounts based on the value of the shares. The administrator may establish performance criteria applicable to other stock-based awards in its discretion and will determine the other applicable terms of other stock-based awards.
Cash Awards
A cash bonus opportunity may be awarded under the Amended 2011 LTIP under which a participant may become entitled to receive an amount denominated in dollars or another appropriate currency. The administrator may establish in its discretion the performance criteria and level of achievement of such criteria that determine the amounts payable under a cash award or the vesting criteria otherwise applicable to the award. The administrator determines the timing of payment of any cash award, provided that unless otherwise provided in the award agreement, payment will occur on before the 15th day of the third month after the end of the applicable performance period, if any. The administrator may provide for the payment of any cash award to be deferred to a specified date or event, subject to such terms and conditions as the administrator may specify. Payments for cash awards may be in either cash or other property, as determined by the administrator.

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Proposal 3—Approval of Amended Cardinal Health, Inc. 2011 Long-Term Incentive Plan

Dividends and Dividend Equivalents
To the extent permitted by Section 409A of the Code, any award other than stock options or stock appreciation rights may provide the participant with the right to receive dividend payments or dividend equivalent payments on the shares subject to the award. Any dividends or other distributions on awards with restrictions that lapse upon the achievement of performance criteria will be deferred until, and paid after, the achievement of the applicable performance criteria. Our RSUs and PSUs accrue cash dividend equivalents that are payable when, and only to the extent that, the RSUs and PSUs vest.
Performance Criteria
The Compensation Committee may specify performance criteria for stock options, stock appreciation rights, stock awards, other stock-based awards and cash awards. With respect to any award that is intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Code, the applicable performance criteria must be any one or more of the following performance criteria or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either Cardinal Health as a whole or to a business segment, division, department, region, function or unit, affiliate or product or product category, either individually, alternatively or in any combination, and measured either periodically, annually or cumulatively over multiple periods or years, on an absolute basis or relative to a pre-established target, to prior-period results or to an index or a designated comparison group or to divisions, departments, regions, functions or units within such comparison group, and either calculated in accordance with U.S. GAAP or as adjusted based on factors identified at the time of grant, in each case as specified by the administrator: cash flow; earnings (including gross margin, operating earnings, earnings before interest and taxes, segment profit, earnings before taxes and discontinued operations, earnings from continuing operations and net earnings); earnings per share; stock price; shareholders’ equity; total shareholder return; capital or invested capital; assets or net assets; return on investment; revenue; economic profit; tangible capital; market share; contract awards or backlog; distribution, selling, general and/or administrative expenses; credit rating; dividend payments; improvement in workforce diversity; customer satisfaction, retention or loyalty; employee satisfaction or retention; service levels; net working capital or net working capital days; days sales outstanding; days inventory on hand; days payable outstanding; capital expenditures; generics penetration; and preferred product growth. Notwithstanding the satisfaction of any performance criteria, the number or amount of shares, stock options, cash or other benefits granted, issued, retainable, payable or vested under an award when performance criteria are satisfied may be reduced by the Compensation Committee on the basis of such further considerations as the Compensation Committee determines in its sole discretion. Certain modifications may be made by the Compensation Committee to the performance criteria except to the extent that such modifications (other than in connection with death, disability or a change of control) would result in the award no longer qualifying for the performance-based compensation exemption under Section 162(m) of the Code. Awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code will only be granted to key employees.
Transferability of Awards
The administrator may only provide for transferability of awards under the Amended 2011 LTIP if the awards are not transferred in exchange for consideration. Otherwise, recipients may not transfer awards under the Amended 2011 LTIP other than by beneficiary designation, will or the laws of descent and distribution.
Termination of Employment
With the exception of cash awards, the Amended 2011 LTIP provides that the administrator will determine at the time of grant (subject to subsequent modification) the effect that a participant’s termination of employment will have on awards granted under the plan.
With respect to cash awards, the Amended 2011 LTIP provides that, unless otherwise determined by the administrator, awards vest on a pro-rata basis based on the length of time that the participant was employed by us during the applicable performance period in the event of a termination of employment by reason of disability, retirement or death, or by reason of an involuntary termination of employment (other than a termination for cause) during or after the last quarter of the applicable performance period. In each case, the cash award will be based on the level of financial, business or operational performance actually achieved, to the extent applicable to the award. In the event of a termination of employment that occurs before the last quarter of the applicable performance period for a reason other than due to disability, retirement or death, or a termination is for cause, all of the participant’s rights to any cash award for that performance period will be forfeited.
Adjustments
The share limits in the Amended 2011 LTIP, as well as the number and kind of shares covered by outstanding stock options, stock appreciation rights, stock awards and other stock-based awards, and the prices per share applicable thereto, must be adjusted in certain situations as provided in the Amended 2011 LTIP, including a stock dividend, stock split, reverse stock split, share combination, extraordinary cash dividend or recapitalization or similar event affecting the capital structure of Cardinal Health, or a merger, consolidation, acquisition of property or shares, separation, spin-off, split-off, split-up, reorganization, stock rights offering, partial or complete liquidation, disaffiliation or other distribution of assets, issuance of rights or warrants to purchase securities or similar event affecting Cardinal Health or any of its affiliates.

26	Cardinal Health | 2016 Proxy Statement

Proposal 3—Approval of Amended Cardinal Health, Inc. 2011 Long-Term Incentive Plan

Change of Control
The following is a description of the acceleration, exercisability and valuation provisions that apply to employee and non-employee director awards upon a change of control under the Amended 2011 LTIP, unless otherwise determined by the administrator or set forth in an award agreement or as provided for in an individual severance or employment agreement. Vesting of employee awards will accelerate only if (i) the surviving entity does not provide a qualifying “replacement award” to the participant to replace or adjust each outstanding award, or (ii) within two years after the change of control, the participant terminates his or her employment for “good reason,” the participant’s employment is terminated by the surviving entity other than for cause, or the participant dies or is disabled. If a participant’s employment is terminated under those circumstances, employee stock options and stock appreciation rights that he or she held at the time of the change of control that were replaced will become fully exercisable and remain exercisable for their remaining term.
Similarly, vesting of non-employee director awards will accelerate only if (i) the non-employee director does not continue to serve on the Board or serve as a member of the board of directors of Cardinal Health’s successor in the change of control or of another entity that is affiliated with Cardinal Health or its successor following the change of control and (ii) the surviving entity does not provide a qualifying “replacement award” to the non-employee director to replace or adjust each outstanding award.
An award qualifies as a “replacement award” if: (i) it is of the same type as the replaced award; (ii) it has a value at the time of grant or adjustment that is at least equal to that of the replaced award; (iii) it relates to publicly traded equity securities of Cardinal Health or its successor or affiliate; and (iv) the U.S. tax consequences, if applicable, and the other terms and conditions of the replacement award are no less favorable to the participant when compared to the replaced award.
The Amended 2011 LTIP includes a definition of “change of control.” In general, a change of control will be deemed to have occurred if:

•	a person or group acquires 30% or more of Cardinal Health’s outstanding common shares or voting securities, subject to limited exceptions;

•
during any two-year period, individuals who as of the beginning of such two-year period constituted the Board cease for any reason to constitute at least a majority of the Board, unless the replaced directors are approved as described in the Amended 2011 LTIP;

•
there is a consummation of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of Cardinal Health’s assets or another business combination unless: (i) after the transaction all or substantially all of the owners of Cardinal Health’s outstanding common shares or voting securities prior to the transaction own more than 50% of such securities after the transaction in substantially the same proportions; (ii) no person, subject to certain exclusions, owns 30% or more of the outstanding common shares or voting securities of the resulting entity (unless such ownership level existed before the transaction); and (iii) a majority of the directors of the resulting entity were members of Cardinal Health’s Board (including applicable replacements as described above) when the transaction was approved or the transaction agreement was executed; or

•	our shareholders approve a complete liquidation or dissolution of Cardinal Health.
Recoupment
The administrator may require repayment to us of all or any portion of any award if the amount of the award was calculated based upon the achievement of financial results that were subsequently the subject of a restatement of our financial statements, the participant engaged in misconduct that caused or contributed to the need for the restatement of the financial statements, and the amount payable to the participant would have been lower than the amount actually paid had the financial results been properly reported. In addition, the administrator may, in its discretion, require that all or any portion of an award is subject to an obligation of repayment to us upon a violation of a non-competition and confidentiality covenant applicable to the participant. These provisions will not apply after a change of control, except as otherwise required by applicable law.
The Amended 2011 LTIP will be administered in compliance with any rules or regulations implementing the Dodd-Frank Act’s mandatory recoupment requirements. Under those rules and regulations, we expect to implement and disclose additional policies with respect to the recovery of incentive-based compensation paid to current or former executive officers following an accounting restatement due to material noncompliance with financial reporting requirements under the securities laws.
Tax Withholding
Each participant must pay us, or make arrangements satisfactory to us regarding the payment of, any federal, state, local or foreign taxes of any kind required to be withheld with respect to any award under the Amended 2011 LTIP no later than the date when any amount under the award first becomes includible as compensation for any tax purposes for which we have a tax withholding obligation. To the extent determined by the administrator, withholding obligations may be settled with shares, including shares that are part of the award giving rise to the withholding requirement, but no more than the legally required withholding may be settled with shares, and withholding above the minimum withholding requirements is only available after the administrator has authorized it. Our obligations under the Amended 2011 LTIP will be conditional on such payment or arrangements, and we will, to

Cardinal Health | 2016 Proxy Statement	27

Proposal 3—Approval of Amended Cardinal Health, Inc. 2011 Long-Term Incentive Plan

the extent permitted by law, have the right to deduct any such taxes from any vested shares or any other payment due to the participant at that time or at any future time.
Termination and Amendment
The Amended 2011 LTIP will become effective if and when it is approved by shareholders. It will remain in effect until November 3, 2026 unless terminated earlier under its terms. Awards granted prior to termination of the Amended 2011 LTIP will remain outstanding in accordance with their terms. The administrator may amend, alter or discontinue the Amended 2011 LTIP or any award agreement, but any such amendment will be subject to approval of our shareholders in the manner and to the extent required by applicable laws, including stock exchange listing standards. In addition, unless approved by our shareholders, and subject to the adjustment provisions of the Amended 2011 LTIP, no such amendment will be made that would: (i) increase the maximum aggregate number of shares which may be issued based on awards granted under the Amended 2011 LTIP; (ii) reduce the minimum exercise price or base price, as applicable, for stock options or stock appreciation rights; or (iii) result in a repricing of outstanding stock options or stock appreciation rights as described in Sections 8(c) and 10(b) of the Amended 2011 LTIP, respectively.
No amendment, suspension or termination of the Amended 2011 LTIP or an award may impair the rights of any participant with respect to an outstanding award unless agreed to by the participant and Cardinal Health. Other than following a change of control, no such agreement will be required if the administrator determines in its sole discretion that such amendment either (i) is required or advisable in order for Cardinal Health, the Amended 2011 LTIP or the award to satisfy any applicable law or to meet the requirements of any accounting standard or (ii) is not reasonably likely to significantly diminish the benefits provided under such award, or that any such diminishment has been adequately compensated.

French-Qualified RSUs and PSUs

Approval of the Amended 2011 LTIP will allow us to comply with the August 2015 French law (Loi Macron) that requires grants of tax-qualified RSUs and PSUs to employees in France be authorized by a shareholder vote occurring after August 7, 2015. Although the tax-qualified RSUs and PSUs would provide specific tax and social treatment that may be favorable to our local employer subsidiary and its employees, we are not required to grant tax-qualified RSUs or PSUs in France and may choose, at our discretion, to grant non-qualified awards depending on the circumstances. The Amended 2011 LTIP provides that the administrator is specifically authorized to adopt sub-plans and plan addenda as it deems desirable, to accommodate foreign laws, regulations and practice.

New Plan Benefits

The benefits that will be awarded or paid under the Amended 2011 LTIP currently are not determinable. The awards granted under the Amended 2011 LTIP will depend on the administrator’s actions and the fair market value of shares at various future dates and the administrator has not determined future awards or who might receive them. As a result, it is not possible to determine the benefits that executive officers and other employees and non-employee directors will receive if the Amended 2011 LTIP is approved by the shareholders.

28	Cardinal Health | 2016 Proxy Statement

Proposal 3—Approval of Amended Cardinal Health, Inc. 2011 Long-Term Incentive Plan

Existing Plan Benefits

The following table sets forth information with respect to stock options and full-value awards (RSUs and PSUs at target) previously granted under the 2011 LTIP as of September 6, 2016:

Name and Principal Position	Number of Shares Covered by Stock Options (#)	Number of Shares Covered by Full-Value Awards (#)
George S. Barrett, Chairman and Chief Executive Officer	1,201,603	478,406
Michael C. Kaufmann, Chief Financial Officer	325,027	168,677
Donald M. Casey Jr., Chief Executive Officer — Medical Segment	375,100	178,978
Jon L. Giacomin, Chief Executive Officer — Pharmaceutical Segment	182,952	75,273
Craig S. Morford, Chief Legal and Compliance Officer	169,707	78,844
All current executive officers as a group	2,426,926	1,061,925
All current employees as a group (excluding executive officers)	6,805,029	6,366,265
U.S. Federal Income Tax Consequences

The following is a brief summary of certain of the U.S. federal income tax consequences of certain transactions under the Amended 2011 LTIP based on the law in effect as of the date of this proxy statement. This summary, which is presented for the information of shareholders considering how to vote on this proposal, is not intended to be exhaustive. It does not describe federal taxes other than income taxes (such as Medicare and Social Security taxes) or foreign, state or local tax consequences. Nor does it describe tax consequences based on particular circumstances. Each participant in the Amended 2011 LTIP should refer to the actual text of the plan set forth in Appendix A and consult with a tax advisor as to specific questions relating to tax consequences of participation in the plan.
Federal Income Tax Consequences to Participants
Stock options. In general, (i) an optionee will not recognize income at the time a nonqualified stock option is granted, (ii) when a nonqualified stock option is exercised, the optionee will recognize ordinary income in an amount equal to the difference between the exercise price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise, and (iii) when shares acquired under the exercise of a nonqualified stock option are sold, appreciation (or depreciation) in the value of the shares after the exercise date will be treated as either short-term or long-term capital gain (or loss), depending on how long the shares have been held.
An optionee generally will not recognize income when an ISO is granted or exercised. However, the exercise of an ISO may result in alternative minimum tax liability. If shares are issued to the optionee under the exercise of an ISO, and if the optionee does not make a disqualifying disposition of such shares within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon the sale of such shares, any amount realized in excess of the exercise price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.
If shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss), depending on the holding period.
Stock appreciation rights. A participant will not recognize any income in connection with the grant of a tandem stock appreciation right or a free-standing stock appreciation right. When the stock appreciation right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares received as a result of the exercise.
Stock awards. The recipient of a stock award in the form of restricted shares generally will be subject to tax at ordinary income rates on the fair market value of the underlying shares (reduced by any amount paid by the participant for such shares) at such

Cardinal Health | 2016 Proxy Statement	29

Proposal 3—Approval of Amended Cardinal Health, Inc. 2011 Long-Term Incentive Plan

time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a participant may, within 30 days of the date of transfer of the shares, elect under Section 83(b) of the Code to have taxable ordinary income on the date of transfer equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted shares. If a participant does not make a Section 83(b) election, any dividends received with respect to shares that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.
No income generally will be recognized upon the grant of stock awards in the form of RSUs, PSUs or other share units. The recipient of such an award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such award), and the capital gains/loss holding period for such shares will also commence on such date.
Cash awards. A recipient generally will not recognize any income upon the grant of a cash award. Upon payment in respect of the earn-out of a cash award, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the cash or other property received and the fair market value of any unrestricted shares received.

Federal Income Tax Consequences to Cardinal Health or its Subsidiary
At the time and to the extent that a recipient recognizes ordinary income in the circumstances described above, Cardinal Health or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code. As noted above, we may grant awards under the Amended 2011 LTIP that are not designed to qualify as “performance-based” under Section 162(m) and awards intended to qualify as “performance-based” may not qualify for deductibility under Section 162(m).
The Board recommends that you vote FOR the proposal to approve the Amended 2011 LTIP.

30	Cardinal Health | 2016 Proxy Statement

Proposal 4—Advisory Vote to Approve the Compensation of Our Named Executive Officers
In accordance with Section 14A of the Exchange Act, we are asking our shareholders to approve, on a non-binding advisory basis, the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in this proxy statement.
We urge shareholders to read the Compensation Discussion and Analysis beginning on page 34 of this proxy statement, which describes in more detail how our executive compensation program operates and is designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables, notes and narrative appearing on pages 42 through 54, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board believe that the executive compensation program described in the Compensation Discussion and Analysis is effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has supported and contributed to our success.

Although this advisory vote is not binding on the Board, the Board and the Compensation Committee will review and consider the voting results when evaluating our executive compensation program.
The Board has adopted a policy providing for annual say-on-pay advisory votes. Unless the Board modifies this policy, the next say-on-pay advisory vote will be held at our 2017 Annual Meeting of Shareholders.
The Board recommends that you vote FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in this proxy statement.

Cardinal Health | 2016 Proxy Statement	31

Share Ownership Information
The table below sets forth certain information regarding the beneficial ownership of our common shares by and the percentage of our outstanding common shares represented by such ownership for:

•	each person known by us to own beneficially more than 5% of our outstanding common shares;

•	our directors;

•	our executive officers named in the Summary Compensation Table on page 43; and

•	all executive officers and directors as a group.
A person has beneficial ownership of shares if the person has voting or investment power over the shares or the right to acquire such power in 60 days. Investment power means the power to direct the sale or other disposition of the shares. Except as otherwise described in the notes below, information on the number of shares beneficially owned is as of September 6, 2016, and the listed beneficial owners have sole voting and investment power.

Name of Beneficial Owner	Common Shares		Additional Restricted and Performance Share Units (8)
	Number Beneficially Owned	Percent of Class
Wellington Management Group LLP (1)	33,275,405	10.4	—
BlackRock, Inc. (2)	22,783,228	7.1	—
The Vanguard Group (3)	21,070,900	6.6	—
David J. Anderson (4)(5)	5,276	*	—
Colleen F. Arnold (5)	4,998	*	19,569
George S. Barrett (6)	1,943,759	*	79,848
Donald M. Casey Jr. (6)	244,451	*	98,991
Carrie S. Cox (5)	4,311	*	16,306
Calvin Darden (5)	9,979	*	19,608
Bruce L. Downey (5)	14,528	*	18,387
Jon L. Giacomin (6)	123,095	*	19,807
Patricia A. Hemingway Hall (5)	3,876	*	2,612
Clayton M. Jones (5)	3,876	*	6,018
Michael C. Kaufmann (6)	414,721	*	58,210
Gregory B. Kenny (5)	9,442	*	19,584
Nancy Killefer (5)	1,848	*	—
David P. King (5)	6,528	*	9,446
Craig S. Morford (6)	114,310	*	95,115
All Executive Officers and Directors as a Group (17 Persons)(7)	3,009,982	*	480,761

*	Indicates beneficial ownership of less than 1% of the outstanding shares.

(1)
Based on information obtained from a Schedule 13G/A filed with the SEC on March 10, 2016 by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP. The address of these entities is 280 Congress Street, Boston, Massachusetts 02210. These entities reported that, as of February 29, 2016, Wellington Management Group LLP had shared voting power with respect to 8,206,757 shares and shared dispositive power with respect to all shares shown in the table, Wellington Group Holdings LLP had shared voting power with respect to 8,206,757 shares and shared dispositive power with respect to all shares shown in the table, Wellington Investment Advisors Holdings LLP had shared voting power with respect to 8,206,757 shares and shared dispositive power with respect to all shares shown in the table and Wellington Management Company LLP had shared voting power with respect to 7,888,700 shares and shared dispositive power with respect to 32,579,744 shares. The number and percentage of shares held by these entities may have changed since the filing of the Schedule 13G/A.

(2)
Based on information obtained from a Schedule 13G/A filed with the SEC on February 10, 2016 by BlackRock, Inc. ("BlackRock"). The address of BlackRock is 55 East 52nd Street, New York, New York 10055. BlackRock reported that, as of December 31, 2015, it had sole voting power with respect to 19,084,519 shares and sole dispositive

32	Cardinal Health | 2016 Proxy Statement

Share Ownership Information

power with respect to all shares shown in the table. The number and percentage of shares held by BlackRock may have changed since the filing of the Schedule 13G/A.

(3)
Based on information obtained from a Schedule 13G/A filed with the SEC on February 10, 2016 by The Vanguard Group ("Vanguard"). The address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. Vanguard reported that, as of December 31, 2015, it had sole voting power with respect to 613,280 shares, shared voting power with respect to 33,100 shares, sole dispositive power with respect to 20,418,255 shares and shared dispositive power with respect to 652,645 shares. The number and percentage of shares held by Vanguard may have changed since the filing of the Schedule 13G/A.

(4)	Includes 400 common shares held by Mr. Anderson's spouse.

(5)
Common shares listed as being beneficially owned by our non-management directors include (a) outstanding RSUs that may be settled within 60 days, as follows: Mr. Anderson — 3,876 shares; Ms. Arnold — 3,876 shares; Ms. Cox — 3,876 shares; Mr. Darden — 3,876 shares; Mr. Downey — 3,876 shares; Ms. Hemingway Hall — 3,876 shares; Mr. Jones — 3,876 shares; Mr. Kenny — 4,360 shares; Ms. Killefer — 1,848 shares; and Mr. King — 3,876 shares; and (b) phantom stock over which the participants have sole voting rights under our Deferred Compensation Plan, as follows: Ms. Arnold — 1,122 shares; Mr. Darden — 4,968 shares; and Mr. Kenny — 5,082 shares.

(6)
Common shares listed as being beneficially owned by our named executives include (a) outstanding stock options that are currently exercisable or will be exercisable within 60 days, as follows: Mr. Barrett — 1,559,376 shares; Mr. Casey — 208,493 shares; Mr. Giacomin — 109,887 shares; Mr. Kaufmann — 293,003 shares; and Mr. Morford — 114,310 shares; and (b) outstanding RSUs that will be settled within 60 days, as follows: Mr. Casey — 10,005 shares; Mr. Giacomin — 1,779 shares; and Mr. Kaufmann — 13,340 shares.

(7)
Common shares listed as being beneficially owned by all executive officers and directors as a group include (a) outstanding stock options for an aggregate of 2,342,955 shares that are currently exercisable or will be exercisable within 60 days; (b) an aggregate of 62,340 RSUs that may or will be settled in common shares within 60 days; and (c) an aggregate of 11,986 shares of phantom stock over which the participants have sole voting rights under our Deferred Compensation Plan.

(8)
"Additional Restricted and Performance Share Units" include vested and unvested RSUs and vested PSUs that will not be settled in common shares within 60 days. RSUs and PSUs do not confer voting rights and generally are not considered “beneficially owned” shares under the SEC rules.

Section 16(a) Beneficial Ownership Reporting Compliance
Based solely upon a review of Forms 3, 4 and 5 furnished to us and written representations from our officers and directors, we believe that all of our officers and directors and all beneficial owners of 10% or more of any class of our registered equity securities timely filed all reports required under Section 16(a) of the Exchange Act during fiscal 2016, except that due to an administrative error, Messrs. Kaufmann and Giacomin each filed a late Form 4 relating to reporting the retention of shares to satisfy tax withholding obligations in connection with the vesting of RSUs.

Cardinal Health | 2016 Proxy Statement	33

Compensation Discussion and Analysis
Executive Summary

This Compensation Discussion and Analysis focuses on the compensation of the following executive officers (the "named executives") for fiscal 2016 and describes the executive compensation program and the decisions of the Compensation Committee under the program.

Name	Title
George S. Barrett	Chairman and Chief Executive Officer
Michael C. Kaufmann	Chief Financial Officer
Donald M. Casey Jr.	Chief Executive Officer — Medical Segment
Jon L. Giacomin	Chief Executive Officer — Pharmaceutical Segment
Craig S. Morford	Chief Legal and Compliance Officer
Fiscal 2016 Highlights
Fiscal 2016 was an outstanding year for us as we delivered excellent financial performance.

•	Increased revenue by 19% to a record $121.5 billion.

•	Grew GAAP operating earnings by 14% to a record $2.5 billion and non-GAAP operating earnings by 17% to a record $2.9 billion.*

•	Grew GAAP diluted EPS by 20% to $4.32 and non-GAAP diluted EPS by 20% to $5.24.*

•	Generated a record $3.0 billion in operating cash flow.

•	Deployed $3.6 billion for acquisitions and returned $1.2 billion to shareholders, including $650 million in share repurchases.

•	Increased quarterly dividend by 16% in accordance with our annual dividend payout ratio goal of 30% to 35% of non-GAAP diluted EPS.

At the segment level, our Pharmaceutical segment grew revenue by 20% and segment profit by 19%. Our Medical segment grew revenue by 9% and segment profit by 6%.
Mr. Barrett received an above-target annual incentive award, reflecting our record operating earnings and Mr. Barrett's strong individual contributions in fiscal 2016. His cash compensation was down slightly on a year-over-year basis, and he did not receive a base salary increase in fiscal 2016.
Mr. Barrett's total compensation was up slightly year-over-year reflecting an increase in his long-term incentive target provided for in the August 2015 extension of his employment agreement. We emphasize performance and retention through long-term incentive compensation, two-thirds of which is performance-based and the value of which is dependent on the company's future results.
Shareholder Engagement and Results of 2015 Advisory Vote on Executive Compensation
At the 2015 Annual Meeting of Shareholders, our say-on-pay advisory vote received 97% support. We hold regular discussions with our largest shareholders and solicit feedback from our top 50 investors on corporate governance topics, including executive compensation. During fiscal 2016, we contacted governance professionals from our shareholders owning more than 50% of our outstanding shares. (See pages 16 and 17 for further detail about shareholder engagement.) The Compensation Committee considered the favorable say-on-pay vote and shareholder feedback as well as market considerations and concluded that there would be no changes to our executive compensation practices.

___________

*	We provide the reasons we use non-GAAP financial measures and the reconciliations to their most directly comparable GAAP financial measures on pages 23 through 25 of the Fiscal 2016 Form 10-K.

34	Cardinal Health | 2016 Proxy Statement

Compensation Discussion and Analysis

Compensation Philosophy and Practices

Our compensation program is designed to support our long-term growth with accountability for key annual results. It has the following key objectives:

•	Reward performance. We tie most of executive pay to performance based on both financial and individual performance.

•
Emphasize long-term incentive compensation. We emphasize performance and retention through the use of long-term incentive compensation. We provide opportunity for individual value accumulation through long-term incentive and deferred compensation rather than through pensions.

•	Drive stock ownership. Long-term incentive grants combined with stock ownership guidelines provide executives with meaningful ownership stakes and align their interests with shareholders.

•
Attract, retain and reward the best talent to achieve superior results for shareholders. We need to recruit and retain superior talent who can drive superior results. We have structured our compensation programs to be competitive in the marketplace as well as to motivate and reward strong performance.

Executive Compensation Governance Features

WHAT WE HAVE		WHAT WE DON'T HAVE
✓	Significant portion of executive pay "at risk"	✗	No executive pensions or supplemental executive retirement plans
✓	Stock ownership guidelines for directors and executive officers	✗	No hedging or pledging of company stock
✓	Compensation recovery ("clawback") provisions	✗	No excise tax gross-ups upon change of control
✓	CEO is only executive officer with employment agreement	✗	No repricing of underwater options without shareholder approval
✓	Double trigger vesting of equity awards upon change of control	✗	No dividend equivalents on unearned PSUs or RSUs
✓	Different measures for annual cash incentives and PSUs	✗	No cash severance exceeding 2.99 times base salary and bonus without shareholder approval
✓	Caps on annual cash incentive and PSU payouts
✓	Long-standing, proactive shareholder engagement program

Cardinal Health | 2016 Proxy Statement	35

Compensation Discussion and Analysis

Elements of Fiscal 2016 Compensation for Executive Officers

We have three elements of total direct compensation: base salary, annual incentives and long-term incentives. Long-term incentives consist of an equally-weighted mix of PSUs, stock options and RSUs. A significant portion of executive compensation is performance-based and at-risk (annual incentives, PSUs and stock options).

Chief Executive Officer Mix of Pay Elements

10% Base salary
15% Annual cash incentive
65% Performance-based pay
25% RSUs
75% Long-term incentive
25% Stock options
25% PSUs

Other Named Executives
Average Mix of Pay Elements
19% Base salary
18% Annual cash incentive
60% Performance-based pay
63% Long-term incentive
21% Stock options
21% RSUs
21% PSUs

Pay Element	Description and Purpose	Links to Business and Talent Strategies
Base salary	• Fixed cash compensation; reviewed annually and adjusted when appropriate • Set based on historic salary levels, market data, individual performance, experience and skills, and internal pay equity	• Competitive base salaries support our ability to attract and retain executive talent
Annual incentives	• Variable cash compensation based on achieving key annual financial and corporate goals and individual performance • Target as a percentage of base salary based on market data and internal pay equity	• Financial measures reflect our focus on growing operating earnings, with tangible capital modifier promoting efficient use of capital
Long-term incentives
•
Equally weighted between PSUs, stock options and RSUs
•
PSUs vest based on achieving performance goals over a three-year period; stock options and RSUs vest ratably over three years
•
Target annual grant value based on market data and internal pay equity

•
Drives sustainable long-term shareholder return and closely aligns management's interests with shareholders'
•
PSU measures (non-GAAP diluted EPS growth and dividend yield) are key factors that influence shareholder returns
•
Stock options and RSUs retain executive talent and promote focus on stock price appreciation

Base Salary

Early in fiscal 2016, the Compensation Committee increased base salaries for Messrs. Kaufmann, Casey and Morford between 4% and 5%, and for Mr. Giacomin by 10%, based on individual performance, market data for their roles and internal pay equity. The Compensation Committee did not change Mr. Barrett's base salary during fiscal 2016.

36	Cardinal Health | 2016 Proxy Statement

Compensation Discussion and Analysis

Annual Incentive Compensation

Fiscal 2016 Goal Setting and Results
Early in fiscal 2016, the Compensation Committee set the annual incentive goal, which called for us to achieve the Board-approved budget of 14% non-GAAP operating earnings growth for a 100% payout.
As in past years, the Compensation Committee set the fiscal 2016 goal based on non-GAAP operating earnings — one of our primary measures of operating performance. Once we achieve the threshold earnings performance, tangible capital management serves as a modifier. Tangible capital was selected as a modifier because it focuses on the efficient use of capital.

Our earnings measure is the same non-GAAP operating earnings that we use in our presentations with shareholders, adjusted to exclude certain variable, performance-based compensation expenses. Both this measure and tangible capital also are adjusted to exclude acquisitions during the year unless their expected results are reflected in our annual budget. We describe how we calculate these measures under "Annual Cash Incentive and PSU Performance Measure Calculations” on page 47.

	Actual ($)	Threshold ($)	Goal ($)	Maximum ($)	Comments
Adjusted non-GAAP operating earnings	2,936	2,417	2,807	3,295	Exceeded fiscal 2016 goal by 5%
Tangible capital modifier (1)	1,314		2,454		Increased enterprise funding percentage by 10 percentage points
Enterprise funding percentage	111%
The Compensation Committee adjusted the actual funding slightly downward to reflect prevailing pharmaceutical market conditions in the later part of the fiscal year; this reduction was partially offset by a positive adjustment for progress made in company-wide workplace diversity initiatives

(1)
Tangible capital below $2,454 million increases the enterprise funding percentage by up to 10 percentage points until it reaches $1,963 million. Tangible capital above $2,454 million reduces the enterprise funding percentage by up to 10 percentage points until it reaches $2,945 million. Decreases below $1,963 million and increases above $2,945 million have no further impact on the enterprise funding percentage.

Cardinal Health | 2016 Proxy Statement	37

Compensation Discussion and Analysis

Fiscal 2016 Annual Incentive Payouts

Name	Target (Percent of Base Salary)(1)	Target Amount ($)	Actual Amount ($)	Actual (Percent of Target)
Barrett	150	1,954,754	2,386,755	122
Kaufmann	100	721,311	880,723	122
Casey	100	671,311	894,188	133
Giacomin	100	542,623	602,314	111
Morford	85	451,615	576,487	128

(1)
We review target annual incentives annually. Under Mr. Barrett's employment agreement, effective in August 2015, his target annual incentive increased to not less than 150% of his annual base salary. Mr. Morford's target annual incentive was increased during fiscal 2016 to 85% of his annual base salary based on additional responsibilities he assumed following the Cordis acquisition and leadership transitions within the Legal and Compliance organization as well as market data. Our other named executives' fiscal 2016 targets as a percentage of base salary remained unchanged from fiscal 2015.

Mr. Barrett's annual incentive was based on our record revenue, operating earnings and operating cash flow and the strong strategic positioning of the company to achieve long-term growth.
Mr. Kaufmann's annual incentive was based on our strong financial performance and discipline, his significant leadership role with Red Oak Sourcing, and talent development and leadership in company-wide workplace diversity initiatives.
Mr. Casey's annual incentive was based on the strong repositioning and performance of the Medical segment, the successful completion of the Cordis acquisition, the development of market-leading capabilities in post-acute care, and talent development.

Mr. Giacomin's annual incentive was based on the overall strength of the Pharmaceutical segment's fiscal 2016 performance, the significant expansion of our Specialty Solutions division, and the successful integration of the Harvard Drug and Metro Medical Supply acquisitions.
Mr. Morford's annual incentive was based on the significant role he played in the successful completion of the Cordis acquisition, the expansion of our global regulatory and compliance capabilities, and his continued strong leadership of our overall legal and compliance programs in a rapidly evolving landscape.

Long-Term Incentive Compensation

We equally weighted our fiscal 2016 long-term incentive grants between PSUs, stock options and RSUs. As shown in the table below, in certain instances, annual grants were adjusted from target to reflect individual performance, retention or succession planning.
Fiscal 2016 Long-Term Incentive Grants

Name	Annual Grant Target ($)		Actual Grants
			Stock Options ($)		RSUs ($)		Target PSUs ($)	Total ($)
Barrett	9,500,000	(1)	3,325,000	(1)	3,325,000	(1)	3,166,667	9,816,667
Kaufmann	2,250,000	(2)	825,000		825,000		750,000	2,400,000
Casey	2,100,000		805,000		805,000		700,000	2,310,000
Giacomin	2,100,000		700,000		700,000		700,000	2,100,000
Morford	1,200,000		420,000		1,220,000	(3)	400,000	2,040,000

(1)
Under Mr. Barrett's employment agreement, as amended, his target dollar value for annual long-term incentive grants is $9.5 million. His annual grant made in August 2016 reflects the Compensation Committee's assessment of his performance, placing the company in a strong strategic position and leading meaningful strategic initiatives, including Red Oak Sourcing and the Harvard Drug and Cordis acquisitions, as well as the Committee's assessment of his expected future performance and contribution to the company.

(2)	Mr. Kaufmann's target was increased to $2.25 million in connection with his appointment to Chief Financial Officer.

38	Cardinal Health | 2016 Proxy Statement

Compensation Discussion and Analysis

(3)
Includes $800,000 in RSUs granted to Mr. Morford based on additional responsibilities he assumed following the Cordis acquisition and leadership transitions within the Legal and Compliance organization.

Fiscal 2016-2018 PSU Grants
The Compensation Committee set three-year goals for the PSUs granted in early fiscal 2016 (the "Fiscal 16-18 PSUs") based on the sum of non-GAAP diluted EPS annual growth rate and dividend yield. We have used these two measures because we believe they are key factors that influence total shareholder return and are integral to our strategy to deliver sustainable total shareholder return over the long term. These measures reflect operating performance in addition to capital deployment through acquisitions, dividends and share repurchases. They are consistent with our long-term financial aspirations, which we shared at both our 2013 and 2015 Investor and Analyst Days and reaffirmed in our August 2016 earnings call, of 10% to 15% non-GAAP diluted EPS annual growth rate over a three-year period and an annual dividend payout ratio of 30% to 35%. We describe how we calculate these measures under “Annual Cash Incentive and PSU Performance Measure Calculations” on page 47.
While we selected absolute measures, we set the goals based on relative market data. We considered historical data for diluted EPS growth rate and dividend yield of the Standard & Poor's ("S&P") 500 Index, the S&P 500 Healthcare Index and our Comparator Group. In general, we aim for a target payout if we achieve growth within the top half of the S&P 500 Index. We also took into account analysts' estimates of future performance of Comparator Group companies as well as our long-term outlook.
A named executive can receive 50% of his target Fiscal 16-18 PSUs if we attain threshold performance and can receive up to 200% of target for maximum performance. A named executive will receive no shares if we do not attain threshold performance. The Compensation Committee set threshold, goal and maximum performance of 7%, 12% and 17%, respectively, for this grant, so that amounts can be earned only if we continue significant improvement.
Fiscal 2014-2016 PSU Payouts
In August 2016, the Compensation Committee determined the payout of the PSUs granted in fiscal 2014 (the "Fiscal 14-16

PSUs"). The table below shows the performance levels, which were established at the beginning of fiscal 2014, and our actual performance.

	Performance (%)		Funding Percentage
Threshold	6.0		50
Goal	11.0		100
Maximum	17.0		200
Actual	16.0	(1)	170

(1)
Non-GAAP diluted EPS annual growth rate was 13.4% and dividend yield was 2.6% over the performance period. As permitted by the terms of the PSU agreements, the Compensation Committee excluded the $0.18 per share positive effect of a change in a deferred tax liability from fiscal 2013 non-GAAP diluted EPS. This adjustment adversely affected the payout of the fiscal 2011 through 2013 PSUs and positively impacted the payout of the Fiscal 14-16 PSUs (fiscal 2013 is the base year of these PSUs). The Compensation Committee also excluded the $0.06 per share net positive effect of certain discrete tax items from fiscal 2016 non-GAAP diluted EPS.

In setting the goals for the Fiscal 14-16 PSUs, we considered historical data for diluted EPS growth rates and dividend yields of the S&P 500 Index and our Comparator Group and also took into account analysts' estimates of future performance of Comparator Group companies as well as our long-term outlook.
The following table shows the target and earned Fiscal 14-16 PSUs for our named executives.

Name	Target Number of Shares (#)	Number of Shares Earned (#)

Barrett	51,790	88,043
Kaufmann	13,595	23,112
Casey	13,595	23,112
Giacomin	4,046	6,878
Morford	7,768	13,206

Other Elements of Compensation

Deferred Compensation and 401(k) Savings Plans
We maintain a Deferred Compensation Plan (“DCP”) and 401(k) Savings Plan to allow employees to accumulate value on a tax-deferred basis and to be competitive in recruiting and retaining executive talent. Our DCP permits some management employees, including the named executives, to defer payment and taxation of a portion of their salary and annual incentive compensation into a variety of different investment alternatives. We may make matching contributions to the deferred balances of participants, subject to limits discussed under “Deferred Compensation” on page 49. We also may make contributions to the 401(k) Savings Plan and DCP based on pre-established performance goals on the same basis for all employees. Fiscal 2016 contributions made with respect to our named executives are included in the “All Other Compensation” table on page 44. Named executives also may elect to defer payment and taxation of PSUs and RSUs.

Cardinal Health | 2016 Proxy Statement	39

Compensation Discussion and Analysis

Other Benefits and Perquisites
Mr. Barrett's employment agreement provides that he and his family may use our corporate aircraft for personal travel. He does not receive tax reimbursement for any imputed income associated with personal travel. The Compensation Committee encourages Mr. Barrett to use corporate aircraft for personal travel as it increases his time available for business purposes and enhances his safety and security. In fiscal 2016, Mr. Barrett received up to $100,000 in personal use. We also have an aircraft time sharing agreement with Mr. Barrett that permits him to reimburse us for incremental costs when he uses the aircraft for personal travel; reimbursed travel does not count against the $100,000 threshold.
Severance and Change of Control Benefits
Mr. Barrett's employment agreement provides for benefits payable upon specified employment termination events. Mr. Barrett will receive cash severance equal to two times the sum of his annual base salary and his target bonus payable in 24 equal monthly installments if we terminate his employment without "cause,” or if he terminates employment for “good reason.” He also will receive a prorated bonus for the year of termination based on actual achievement of performance goals and his vested stock options will remain exercisable for two years. Mr. Barrett's employment agreement does not provide for special treatment of any unvested equity awards.
We discuss our limited severance payments and benefits in detail under “Potential Payments on Termination of Employment or Change of Control” beginning on page 51. We do not have any agreements to provide change-of-control excise tax gross-ups.
Our Board has a policy requiring us to obtain shareholder approval of severance agreements with our executives that provide cash severance benefits that exceed 2.99 times the sum of base salary and bonus.

Our Policies, Guidelines and Practices Related to Executive Compensation

Role of Compensation Committee’s Compensation Consultant
Frederic W. Cook & Co., Inc. ("Cook") has served as the Compensation Committee's independent executive compensation consultant since 2011.
The nature and scope of the compensation consultant's engagement consist primarily of:

•	participating in meetings of the Compensation Committee;

•	providing compensation data on the Comparator Group; and

•
providing consulting support, advice and recommendations related to compensation for our Chief Executive Officer and other executive officers, the design of our executive compensation program (including the plan design for annual and long-term incentives), the composition of our Comparator Group and director compensation.

The Compensation Committee has made an assessment under factors set forth in NYSE rules and concluded that Cook is independent and that the firm's work for the Compensation Committee did not raise any conflicts of interest.

Role of Executive Officers
Our Chief Executive Officer and Chief Human Resources Officer participate in Compensation Committee meetings to make recommendations as to design and compensation amounts, to present performance assessments of the named executives (other than our Chief Executive Officer) and, together with our Chief Financial Officer, to discuss our financial and operational performance.
Our Chief Executive Officer reviewed fiscal 2016 performance objectives with the Compensation Committee at the beginning of the fiscal year, including financial objectives and non-financial objectives for customer, strategic and talent priorities. The Compensation Committee reviews and discusses the performance and compensation of our Chief Executive Officer in executive session with and without its compensation consultant and with the Lead Director. The Chief Executive Officer does not participate in decisions regarding his own compensation.

40	Cardinal Health | 2016 Proxy Statement

Compensation Discussion and Analysis

Use of Comparator Group
The Compensation Committee establishes target compensation levels based on a variety of factors, including data from a "Comparator Group" of similarly situated public companies, which helps the Committee to assess whether our executive pay remains reasonable and competitive in the marketplace. Developed with the assistance of Cook, our Comparator Group reflects the industry in which we primarily compete for executive talent and includes direct competitors and other companies in the healthcare field. Our Comparator Group also includes air/freight and logistics companies because of those companies' similar business models. The following companies comprised the Comparator Group for fiscal 2016 executive pay decisions:

Aetna	CVS Health	Owens & Minor
Allergan	Express Scripts	Quest Diagnostics
Anthem	FedEx	Sysco
AmerisourceBergen	Henry Schein	Thermo Fisher Scientific
Baxter International	Humana	United Parcel Service
Becton, Dickinson	Kimberly-Clark	UnitedHealth Group
Boston Scientific	LabCorp	Walgreens Boots Alliance
CIGNA	McKesson
The Committee, working with Cook, annually reviews the group's composition to ensure that the companies remain relevant for comparison purposes. Following a review in May 2015, the Committee noted that two companies (Covidien and Forest Laboratories) would be removed due to acquisitions and determined that the remaining Comparator Group was still appropriate.
The Committee used the following screening criteria when it reviewed the Comparator Group's composition:

•	revenue ranging from approximately one-quarter to two times our annual revenue;

•	market capitalization ranging from approximately one-half to five times our market capitalization;

•	whether a company is included in the peer group of five or more of the other companies in our Comparator Group; and

•	whether a company is included in our Global Industry Classification Standard (GICS) sub-industry group, Health Care Equipment and Services.
Our revenue has been in the top quartile of the Comparator Group, while our market capitalization has been in the third quartile.
Our Compensation Committee compares total direct compensation (base salary plus annual and long-term incentives) against the 50th percentile of the Comparator Group as a reference point in setting target compensation levels. In addition to competitive market data, the Committee also takes into consideration internal pay equity and an executive’s experience and scope of responsibility, individual performance, potential and unique or hard-to-replace skills, as well as retention considerations.
CEO Employment Agreement
In August 2015, we extended the term of Mr. Barrett's employment agreement for an additional three years. Mr. Barrett is the only executive officer with an employment agreement. We discuss the terms of the agreement under “CEO Employment Agreement” on page 44.
Stock Ownership Guidelines
We have stock ownership guidelines to align the interests of executive officers and directors with the interests of our shareholders. The guidelines specify a dollar value (expressed as a multiple of salary or cash retainer) of shares that executive officers and directors must accumulate and hold while serving in these positions. We count common shares, RSUs and phantom shares held through the DCP under the stock ownership guidelines.

Multiple of Base Salary/Annual Cash Retainer
Chairman and Chief Executive Officer	6x
Chief Financial Officer and Segment CEOs	4x
Other executive officers	3x
Non-management directors	5x
Under the guidelines, executive officers and directors must retain 100% of the net after-tax shares received under any equity awards until they satisfy the required ownership levels. All named executives exceed the required ownership level.
Potential Impact on Compensation from Executive Misconduct ("Clawbacks")
Our incentive plans and agreements provide that we may require repayment of cash incentives and gains realized under equity awards and cancel outstanding equity awards in instances of executive misconduct. We discuss these policies in more detail under “Potential Impact on Compensation from Executive Misconduct ("Clawbacks")” on page 47.
Hedging and Pledging Shares
Our Board has adopted a policy prohibiting all employees and directors from engaging in short sales, publicly traded options, puts and calls, forward sale contracts and other swap, hedging and derivative transactions relating to our securities. The Board also has adopted a policy prohibiting our executive officers and directors from holding our securities in margin accounts or pledging our securities as collateral for a loan.

Cardinal Health | 2016 Proxy Statement	41

Compensation Discussion and Analysis

Equity Grant Practices
The Compensation Committee typically approves the annual equity grant in August of each year and sets August 15 as the grant date. The Compensation Committee expects the annual grant date to follow the release of earnings for the prior fiscal year in early August, without regard to whether we are aware of material nonpublic information.
Equity Dilution Practices
Our fiscal 2016 annual equity run rate was 0.79%. We calculate our equity run rate as the total number of shares subject to equity awards granted in the fiscal year divided by the weighted average number of our common shares outstanding during the fiscal year.
Tax Matters
Section 162(m) of the Code precludes us from taking a tax deduction for non-performance-based compensation in excess of

$1 million paid in any fiscal year to our Chief Executive Officer and three other most highly compensated executive officers (other than the Chief Financial Officer). While we intend annual cash incentive awards under our MIP and stock options and PSUs granted under our 2011 LTIP to qualify as performance-based compensation within the meaning of Section 162(m) and, as such, to be fully deductible, due to the complexity of Section 162(m), amounts intended to qualify as "performance-based compensation" may not satisfy applicable requirements. In addition, we maintain flexibility to operate our compensation programs in a manner designed to promote varying company goals. For purposes of qualifying payments as performance-based compensation under Section 162(m), the Compensation Committee established the performance criteria of $900 million in non-GAAP operating earnings for fiscal 2016 MIP awards and $1.00 of non-GAAP diluted EPS in fiscal 2016 for the Fiscal 14-16 PSUs, both of which we exceeded.

Executive Compensation
Human Resources and Compensation Committee Report

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on that review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in Cardinal Health’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016.
Submitted by the Human Resources and Compensation Committee of the Board.
David P. King, Chairman
Carrie S. Cox

Calvin Darden
Nancy Killefer

42	Cardinal Health | 2016 Proxy Statement

Executive Compensation

Executive Compensation Tables

The table below summarizes fiscal 2016 compensation for our Chief Executive Officer, our Chief Financial Officer and each of our three other most highly compensated executive officers at June 30, 2016, the end of our fiscal 2016.
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
George S. Barrett Chairman and Chief Executive Officer	2016	1,320,000	—	6,491,739		3,330,665	2,386,755	—	131,928	13,661,087
	2015	1,320,000	—	5,983,334		3,320,657	2,510,508	—	135,232	13,269,731
	2014	1,314,630	—	5,533,321		2,866,244	2,601,983	—	132,440	12,448,618
Michael C. Kaufmann Chief Financial Officer	2016	721,311	—	1,575,006		826,402	880,723	—	27,251	4,030,693
	2015	688,630	—	4,540,005		841,018	1,053,260	—	36,338	7,159,251
	2014	647,699	—	1,400,013		699,897	1,229,008	—	32,290	4,008,907
Donald M. Casey Jr. Chief Executive Officer — Medical Segment	2016	671,311	—	1,505,062		806,369	894,188	—	22,830	3,899,760
	2015	650,000	—	3,005,055		805,967	618,118	—	31,653	5,110,793
	2014	647,699	—	1,469,988		769,891	544,067	—	28,190	3,459,835
Jon L. Giacomin (4) Chief Executive Officer — Pharmaceutical Segment	2016	542,623	—	1,400,062		701,196	602,314	—	27,770	3,273,965
	2015	480,685	—	1,237,482		629,304	679,692	—	37,170	3,064,333
Craig S. Morford Chief Legal and Compliance Officer	2016	531,311	—	1,620,055	(5)	420,707	576,487	—	37,579	3,186,139
	2015	510,000	—	800,016		400,477	559,598	—	35,453	2,305,544
	2014	508,466	—	799,948		399,944	552,957	—	32,390	2,293,705

(1)
The amounts reported represent the aggregate grant date fair value of PSUs (at target) and RSUs granted during each fiscal year. The amounts reported in each fiscal year do not represent amounts paid to or realized by the named executives. See the Grants of Plan-Based Awards for Fiscal 2016 table on page 45 and the accompanying footnotes for information on the grant date fair value of each award granted in fiscal 2016. The value of the Fiscal 16-18 PSUs granted during fiscal 2016 assuming achievement of the maximum performance level of 200% would be: Mr. Barrett — $6,333,396; Mr. Kaufmann — $1,500,006; Mr. Casey — $1,400,062; Mr. Giacomin — $1,400,062; and Mr. Morford — $800,059. The named executives may never realize any value from the PSUs.

(2)
The amounts reported represent the grant date fair value of nonqualified stock options granted during each fiscal year and do not represent amounts paid to or realized by the named executives. See the Grants of Plan-Based Awards for Fiscal 2016 table on page 45 and the accompanying footnotes for information on the grant date fair value of stock options granted during fiscal 2016 and the assumptions used in determining the grant date fair value. The named executives may never realize any value from these stock options, and to the extent they do, the amounts realized may be more or less than the amounts reported above.

(3)	The elements of compensation included in the “All Other Compensation” column for fiscal 2016 are set forth in the table below.

(4)	Mr. Giacomin was promoted to Chief Executive Officer — Pharmaceutical Segment effective in November 2014 and was not previously a named executive.

(5)
The amount shown in this column includes RSUs with a grant date fair value of $800,023 granted to Mr. Morford based on additional responsibilities he assumed following the Cordis acquisition and leadership transitions within the Legal and Compliance organization.

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Executive Compensation

The amounts shown for “All Other Compensation” for fiscal 2016 include (a) company matching and fiscal 2016 performance contributions to the named executive’s account under our 401(k) plan; (b) company matching and fiscal 2016 performance contributions to the named executive’s account under our DCP; and (c) perquisites, in the following amounts:

Name	Company 401(k) Savings Plan Contributions ($)	Company Deferred Compensation Plan Contributions ($)	Perquisites ($)(a)	Total ($)
Barrett	18,830	8,000	105,098	131,928
Kaufmann	18,830	8,421	—	27,251
Casey	18,830	4,000	—	22,830
Giacomin	19,430	8,340	—	27,770
Morford	19,230	8,042	10,307	37,579

(a)
The amounts shown include the value of perquisites and other personal benefits if the aggregate value exceeded $10,000. Where we report perquisites and other personal benefits, we quantify each perquisite or personal benefit if it exceeds $25,000. The amount reported for Mr. Barrett for fiscal 2016 included the incremental cost to us of his personal use of corporate aircraft ($99,871), legal fees paid with respect to services provided to him in connection with the negotiation of his amended employment agreement, and home security system monitoring fees. The amount reported for Mr. Morford for fiscal 2016 included reimbursement relating to a deferred compensation penalty due to a company administrative error and home security system monitoring fees.

We own corporate aircraft and lease other aircraft. We calculate the incremental cost of personal use of corporate aircraft based on the average cost of fuel, average trip-related maintenance costs, crew travel expenses, per flight landing fees, hangar and parking costs and smaller variable costs, offset by any timeshare payments by the executive. Since we use our aircraft primarily for business travel, we do not include fixed costs, such as depreciation, pilot salaries and certain maintenance costs. Mr. Barrett received up to $100,000 in personal use of corporate aircraft in fiscal 2016. He did not receive tax reimbursement for any imputed income associated with personal travel. We have an aircraft time sharing agreement with Mr. Barrett under which he is permitted to reimburse us for the incremental costs of his personal use of corporate aircraft consistent with FAA regulations; reimbursed travel did not count against the $100,000 threshold.
CEO Employment Agreement
In August 2015, we entered into an amendment with Mr. Barrett to his employment agreement to provide that he will continue to serve as Chairman and Chief Executive Officer until the earlier of the date of our Annual Meeting of Shareholders following June 30, 2018 or December 31, 2018, subject to earlier termination in accordance with its terms. The employment agreement was scheduled to expire in November 2015.
As amended, the employment agreement provides, among other things, for Mr. Barrett:

•	to receive an annual base salary of at least $1,320,000;

•
to participate in our annual cash incentive award program with a target annual award of at least 150% of his annual base salary, payable based on performance objectives that our Compensation Committee determines in consultation with him; and

•
to receive an annual long-term incentive award grant comprised of PSUs, stock options, RSUs and other incentives as determined by the Committee with a target value of $9,500,000, with each annual award subject to the Board's discretion based on both company and individual performance.

The agreement also provides that Mr. Barrett continues to receive personal use of corporate aircraft, which was a maximum of $100,000 in fiscal 2016.

44	Cardinal Health | 2016 Proxy Statement

Executive Compensation

Grants of Plan-Based Awards for Fiscal 2016
The table below supplements our Summary Compensation Table by providing additional information about our plan-based compensation for fiscal 2016.

Name/ Award Type	Grant Date	Approval Date	Estimated Potential Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Potential Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Barrett
Annual Incentive		8/4/2015	781,902	1,954,754	3,909,508
PSUs	8/15/2015	8/4/2015				18,789	37,578	75,156				3,166,698
Option	8/15/2015	8/4/2015								189,695	84.27	3,330,665
RSUs	8/15/2015	8/4/2015							39,457			3,325,041
Kaufmann
Annual Incentive		8/4/2015	288,524	721,311	1,442,622
PSUs	8/15/2015	8/4/2015				4,450	8,900	17,800				750,003
Option	8/15/2015	8/4/2015								47,067	84.27	826,402
RSUs	8/15/2015	8/4/2015							9,790			825,003
Casey
Annual Incentive		8/4/2015	268,524	671,311	1,342,622
PSUs	8/15/2015	8/4/2015				4,154	8,307	16,614				700,031
Option	8/15/2015	8/4/2015								45,926	84.27	806,369
RSUs	8/15/2015	8/4/2015							9,553			805,031
Giacomin
Annual Incentive		8/4/2015	217,049	542,623	1,085,246
PSUs	8/15/2015	8/4/2015				4,154	8,307	16,614				700,031
Option	8/15/2015	8/4/2015								39,936	84.27	701,196
RSUs	8/15/2015	8/4/2015							8,307			700,031
Morford
Annual Incentive		8/4/2015	180,646	451,615	903,230
PSUs	8/15/2015	8/4/2015				2,374	4,747	9,494				400,030
Option	8/15/2015	8/4/2015								23,961	84.27	420,707
RSUs	8/15/2015	8/4/2015							4,984			420,002
RSUs (7)	11/15/2015	11/3/2015							9,357			800,023

(1)
This information relates to annual cash incentive award opportunities with respect to fiscal 2016 performance. Amounts actually earned under the annual cash incentive awards are reported in the Summary Compensation Table under the "Non-Equity Incentive Plan Compensation" column.

(2)
"Equity Incentive Plan Awards" are PSUs granted during the fiscal year under our 2011 LTIP that are eligible to vest after a three-year performance period based on the sum of (i) non-GAAP diluted EPS annual growth rate and (ii) dividend yield. We accrue cash dividend equivalents that are payable when, and only to the extent that, the PSUs vest.

(3)
"All Other Stock Awards" are RSUs granted during the fiscal year under our 2011 LTIP that, unless otherwise noted, vest ratably over three years and accrue cash dividend equivalents that are payable when, and only to the extent that, the RSUs vest.

(4)	"All Other Option Awards" are nonqualified stock options granted during the fiscal year under our 2011 LTIP that vest ratably over three years and have a term of 10 years.

(5)	The stock options have an exercise price equal to the closing price of our common shares on the NYSE on the nearest date preceding the grant date on which sales of common shares occurred.

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(6)
We valued the PSUs and RSUs by multiplying the closing price of our common shares on the NYSE on the nearest date preceding the grant date on which sales of common shares occurred by the number of PSUs (at target) and RSUs awarded. We valued the stock options granted utilizing a lattice model with the following assumptions: expected stock option life: 7.03 years; dividend yield: 1.84%; risk-free interest rate: 1.91%; and expected volatility: 24.50%.

(7)
These RSUs were granted to Mr. Morford based on additional responsibilities he assumed following the Cordis acquisition and leadership transitions within the Legal and Compliance organization. They vest 50% on the second anniversary of the grant date and 50% on the third anniversary of the grant date.

Management Incentive Plan
Our key executive employees, including our named executives, receive annual cash incentives under our MIP. The Compensation Committee establishes performance criteria during the first three months of each fiscal year and may establish performance goals (which criteria and goals may vary from year to year). For fiscal 2016, the Compensation Committee established the performance criterion of $900 million in non-GAAP operating earnings. This performance criterion was intended to allow payments under the MIP to qualify as performance-based compensation under the Code and to be fully tax deductible by us. The named executives do not receive any payout under the MIP unless we achieve this threshold.
As discussed in the Compensation Discussion and Analysis, the Compensation Committee also set a performance goal of adjusted non-GAAP operating earnings, and established a matrix of potential funding percentages based upon achievement of varying levels of earnings, with a tangible capital modifier. The funding percentage determines the total pool for annual incentive awards under the MIP. Although not relevant for fiscal 2016, the MIP allows the Compensation Committee, in its discretion, to make annual incentive awards to named executives if we do not achieve the minimum performance goal, but we achieve the performance criterion.
2011 Long-Term Incentive Plan
Under our 2011 LTIP, we may grant stock options, stock appreciation rights, stock awards, other stock-based awards and cash awards to employees. During fiscal 2016, we granted PSUs, nonqualified stock options and RSUs to our named executives, as shown in the Grants of Plan-Based Awards for Fiscal 2016 table on page 45, under the 2011 LTIP. The plan provides for “double-trigger” accelerated vesting, under which the vesting of awards will accelerate in connection with a change of control only if there is a qualifying termination within two years after the change of control or if the surviving entity does not provide qualifying replacement awards.

PSUs granted under the 2011 LTIP settle following the end of a performance period by the issuance of a number of our common shares, which may be a fraction or multiple of the number of PSUs subject to an award. Issuance of the shares under the PSUs is subject to both continued employment by us and the achievement of performance criteria or goals established by the Compensation Committee (which may vary from award to award).
The Compensation Committee establishes performance criteria during the first three months of each performance period and may establish performance goals. For the PSUs granted during fiscal 2016, the Compensation Committee established the performance criterion of non-GAAP diluted EPS for our fiscal year ending June 30, 2018 equal to or greater than $1.00 per share. This performance criterion is intended to allow the PSUs to be performance-based compensation under Section 162(m) of the Code and to be fully tax deductible by us.
As discussed in the Compensation Discussion and Analysis, the Compensation Committee also established three-year performance goals under the PSUs granted during fiscal 2016 based upon the achievement of the sum of non-GAAP diluted EPS annual growth rate and dividend yield over the performance period. A named executive can receive 50% of his target PSUs if we attain threshold performance and can receive up to 200% of his target PSUs for above-target performance. A named executive will receive no shares under the PSUs if we do not attain threshold performance.

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Annual Cash Incentive and PSU Performance Measure Calculations

Award	Performance Measure	Calculation
Annual Cash Incentive	Adjusted non-GAAP operating earnings(1)
Non-GAAP operating earnings(2) adjusted to exclude annual cash incentive expense to the extent below or above target performance, contributions to the DCP and 401(k) Savings Plan when we exceed pre-established performance goals and income or expense related to the performance of our DCP assets that is included within distribution, selling, general and administrative expenses in our consolidated statement of earnings.

	Tangible capital(1)	12-month average of total assets, less total liabilities (other than interest-bearing long-term obligations), goodwill and other intangibles, net, and cash and equivalents.
PSUs	Sum of non-GAAP diluted EPS annual growth rate and dividend yield
Non-GAAP diluted EPS annual growth rate is non-GAAP diluted EPS(3) for the last fiscal year of the performance period divided by non-GAAP diluted EPS for the last fiscal year preceding the performance period; the quotient is then raised to the power of one divided by the number of years in the performance period.

Dividend yield is the sum of all cash dividends paid per share during a performance period divided by the number of years in the performance period; the quotient is then divided by our closing share price on the grant date.

(1)
We generally exclude the results of acquired or divested businesses from the adjusted non-GAAP operating earnings and tangible capital calculations if they are not included in our Board-approved annual budget. Accordingly, we excluded a few small acquisitions from adjusted non-GAAP operating earnings and tangible capital performance for fiscal 2016. The Compensation Committee also may make other adjustments to adjusted non-GAAP operating earnings and tangible capital for purposes of determining whether we achieved our performance goals, although none were made for fiscal 2016.

(2)
Non-GAAP operating earnings is operating earnings, excluding LIFO inventory credits and charges, restructuring and employee severance costs, amortization and other acquisition-related costs, impairments and gains and losses on disposal of assets and net litigation recoveries and charges.

(3)
Non-GAAP diluted EPS is non-GAAP net earnings from continuing operations attributable to Cardinal Health, Inc. divided by the diluted weighted average shares outstanding. Non-GAAP net earnings from continuing operations attributable to Cardinal Health, Inc. is net earnings attributable to Cardinal Health, Inc., adjusted to exclude earnings and losses from discontinued operations, LIFO inventory credits and charges, restructuring and employee severance costs, amortization and other acquisition-related costs, impairments and gains and losses on disposal of assets, net litigation recoveries and charges and tax benefits and expenses associated with each of the items mentioned above. For purposes of the PSUs, the Compensation Committee may approve adjustments to how we calculate non-GAAP net earnings attributable to Cardinal Health, Inc. to reflect a change by us to the definition of that measure as presented to investors, exceptional acquisitions or divestitures, changes in accounting principles or other exceptional items that are not reflective of our operating performance.

In addition to determining incentive compensation, we use the non-GAAP financial measures referenced above internally to evaluate our performance, evaluate the balance sheet and engage in financial and operational planning because we believe that these measures provide additional perspective on and, in some circumstances are more closely correlated to, the performance of our underlying, ongoing business. We provide these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on our financial and operating results on a year-over-year basis and in comparing our performance to that of our competitors.
Potential Impact on Compensation from Executive Misconduct ("Clawbacks")
The MIP and the 2011 LTIP both authorize us to seek repayment of cash incentive compensation paid to an executive if that executive engages in misconduct that causes or contributes to the need to restate previously filed financial statements and the payment was based on financial results that we subsequently restate. In addition, the MIP and the 2011 LTIP will be administered in compliance with the clawback provisions of the Dodd-Frank Act, once rules implementing those provisions become effective.

Mr. Barrett’s employment agreement gives Cardinal Health the right to repayment of any bonus or other compensation paid to him if he engaged in misconduct that caused or materially contributed to the need to restate financial statements and, if based on the financial statements as restated, he otherwise would not have received such compensation. This right of repayment applies to compensation granted or vesting within three years of the date on which we originally filed the subject financial statements with the SEC. Under the employment agreement, Mr. Barrett also agreed to comply with any repayment policy that we are required to adopt, or to which we become subject, once rules implementing the clawback provisions of the Dodd-Frank Act become effective.
Under our stock option, PSU and RSU agreements, unexercised stock options, unvested PSUs and RSUs and certain vested PSUs and RSUs are forfeited if the holder engages in specified conduct while employed by Cardinal Health or during a set time period after termination of employment. We also may require the holder to repay the gross gain realized from any stock option exercises or the value of the PSUs and RSUs settled within a set time period prior to such conduct. The specified conduct that triggers forfeiture or repayment includes disclosure of confidential information, fraud, gross negligence or willful misconduct, solicitation of business or our employees, disparagement and competitive actions.

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Finally, all or a portion of a MIP award may be subject to repayment if a named executive violates an applicable non-competition or confidentiality agreement.

Outstanding Equity Awards at Fiscal Year-End for Fiscal 2016
The table below shows the number of shares underlying exercisable and unexercisable stock options and unvested PSUs and RSUs held by our named executives on June 30, 2016.

Name	Option Awards						Stock Awards
	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)(2)
Barrett	8/16/2010	685,989	—		30.94	8/16/2017
	8/15/2011	308,302	—		41.60	8/15/2021
	8/15/2012	330,738	—		39.81	8/15/2022
	8/15/2013	186,513	93,257	(3)	51.49	8/15/2023
	8/15/2014	70,673	141,347	(3)	71.43	8/15/2024
	8/15/2015	—	189,695	(3)	84.27	8/15/2025
							88,970	(4)	6,940,550	237,865	(5)	18,555,849
Kaufmann	8/15/2011	76,909	—		41.60	8/15/2021
	8/15/2012	96,291	—		39.81	8/15/2022
	8/15/2013	45,544	22,772	(3)	51.49	8/15/2023
	8/15/2014	17,899	35,799	(3)	71.43	8/15/2024
	8/15/2015	—	47,067	(3)	84.27	8/15/2025
							48,843	(6)	3,810,242	60,512	(7)	4,720,502
Casey	4/16/2012	59,180	—		40.58	4/16/2022
	8/15/2012	83,731	—		39.81	8/15/2022
	8/15/2013	50,098	25,050	(3)	51.49	8/15/2023
	8/15/2014	17,153	34,307	(3)	71.43	8/15/2024
	8/15/2015	—	45,926	(3)	84.27	8/15/2025
							42,063	(8)	3,281,335	59,326	(9)	4,627,982
Giacomin	9/15/2009	16,100	—		27.29	9/15/2016
	9/15/2009	13,654	—		27.29	9/15/2016
	8/16/2010	9,927	—		30.94	8/16/2017
	8/15/2011	23,270	—		41.60	8/15/2021
	8/15/2012	26,166	—		39.81	8/15/2022
	8/15/2013	14,232	7,117	(3)	51.49	8/15/2023
	8/15/2014	4,883	9,767	(3)	71.43	8/15/2024
	9/15/2014	8,012	16,025	(3)	74.96	9/15/2024
	8/15/2015	—	39,936	(3)	84.27	8/15/2025
							15,420	(10)	1,202,914	39,998	(11)	3,120,260
Morford	8/15/2011	12,795	—		41.60	8/15/2021
	8/15/2012	37,444	—		39.81	8/15/2022
	8/15/2013	26,025	13,013	(3)	51.49	8/15/2023
	8/15/2014	8,523	17,047	(3)	71.43	8/15/2024
	8/15/2015	—	23,961	(3)	84.27	8/15/2025
							20,665	(12)	1,612,077	33,900	(13)	2,644,508

(1)	The market value is the product of $78.01, the closing price of our common shares on the NYSE on June 30, 2016, and the number of unvested stock awards.

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(2)
Fiscal 14-16 PSUs are actual amounts that vested upon our achieving the performance goals over the performance period. Based on current performance in accordance with the SEC rules, PSUs for the fiscal 2015-2017 ("Fiscal 15-17 PSUs") and Fiscal 16-18 PSUs assume payout at the maximum level.

(3)	These stock options vest 33% on the first, second and third anniversaries of the grant date.

(4)	Reflects RSUs that vest as follows: 47,187 shares on August 15, 2016; 28,630 shares on August 15, 2017; and 13,153 shares on August 15, 2018.

(5)	Reflects 88,043 Fiscal 14-16 PSUs, 74,666 Fiscal 15-17 PSUs and 75,156 Fiscal 16-18 PSUs.

(6)
Reflects RSUs that vest as follows: 11,715 shares on August 15, 2016; 13,340 shares on September 15, 2016; 7,183 shares on August 15, 2017; 13,341 shares on September 15, 2017; and 3,264 shares on August 15, 2018.

(7)	Reflects 23,112 Fiscal 14-16 PSUs, 19,600 Fiscal 15-17 PSUs and 17,800 Fiscal 16-18 PSUs.

(8)
Reflects RSUs that vest as follows: 11,926 shares on August 15, 2016; 10,005 shares on September 15, 2016; 6,941 shares on August 15, 2017; 10,006 shares on September 15, 2017; and 3,185 shares on August 15, 2018.

(9)	Reflects 23,112 Fiscal 14-16 PSUs, 19,600 Fiscal 15-17 PSUs and 16,614 Fiscal 16-18 PSUs.

(10)
Reflects RSUs that vest as follows: 5,254 shares on August 15, 2016; 1,779 shares on September 15, 2016; 3,839 shares on August 15, 2017; 1,779 shares on September 15, 2017; and 2,769 shares on August 15, 2018.

(11)	Reflects 6,878 Fiscal 14-16 PSUs, 16,506 Fiscal 15-17 PSUs and 16,614 Fiscal 16-18 PSUs.

(12)
Reflects RSUs that vest as follows: 6,118 shares on August 15, 2016; 3,528 shares on August 15, 2017; 4,678 shares on November 15, 2017; 1,662 shares on August 15, 2018; and 4,679 on November 15, 2018.

(13)	Reflects 13,206 Fiscal 14-16 PSUs, 11,200 Fiscal 15-17 PSUs and 9,494 Fiscal 16-18 PSUs.
Option Exercises and Stock Vested for Fiscal 2016
The table below shows stock options that were exercised, and PSUs and RSUs that vested, during fiscal 2016 for each of our named executives.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Barrett	354,658	20,041,116	143,048	12,054,655
Kaufmann	—	—	51,920	4,375,832
Casey	—	—	37,990	3,201,417
Giacomin	—	—	13,055	1,100,216
Morford	—	—	21,336	1,797,985

(1)
This column represents the vesting during fiscal 2016 of PSUs granted during fiscal 2013 for the fiscal 2013-2015 performance period and RSUs granted during fiscal 2013, 2014 and 2015. The number of shares acquired on vesting includes the following PSUs and RSUs deferred at the election of the named executive, net of required withholdings: Mr. Casey — 21,963 PSUs and 5,505 RSUs; and Mr. Morford — 4,181 RSUs. See “Deferred Compensation” below for a discussion of deferral terms.

Deferred Compensation
Our nonqualified DCP permits certain management employees, including the named executives, to defer between 1% and 50% of base salary and between 1% and 80% of incentive compensation. In addition, we may make additional matching and discretionary contributions to the deferred balances of participants. We make matching contributions on amounts deferred under the DCP from compensation in excess of $265,000 but not in excess of $365,000 at the same rate as contributions are matched under the 401(k) Savings Plan. We also may credit participants’ accounts with additional, non-matching company contributions in the same amount as company contributions made to the 401(k) Savings Plan based on a percentage of fiscal year compensation in excess of $265,000 but not in excess of $365,000. Company contributions are made only when we exceed pre-established performance goals. The Compensation Committee selected adjusted non-GAAP operating earnings as the performance measure for fiscal 2016 for this company contribution, and we exceeded the predetermined adjusted non-GAAP operating earnings goal. Contributions made with respect to our named executives for fiscal 2016 are set forth in the “All Other Compensation” table on page 44.
Each participant may direct the investment of his or her DCP account by selecting notional investment options that generally track publicly available mutual funds and investments and by periodically changing investment elections as the participant

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deems appropriate. We pay participants’ deferred balances in cash upon retirement, termination from employment, death or total disability. The plan does not qualify under Section 401(a) of the Code and is exempt from many of the provisions of the Employee Retirement Income Security Act of 1974 as a “top hat” plan for a select group of management or highly compensated employees.

Apart from the DCP, a named executive also may defer receipt of shares that otherwise would be issued on the date that PSUs and RSUs vest until after the named executive is no longer employed by Cardinal Health or until a fixed future date.

Nonqualified Deferred Compensation in Fiscal 2016
The table below provides information regarding the named executives’ accounts under our DCP and deferred share arrangements. References to deferred shares in the table below include both PSUs and RSUs.

Name/Award Type	Executive Contributions in Last FY ($)(1)(2)	Cardinal Health Contributions in Last FY ($)(2)(3)	Aggregate Earnings in Last FY ($)(4)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(5)
Barrett
DCP	137,077	11,000	(25,829)	—	1,969,292
Deferred shares	—	—	—	—	—
Kaufmann
DCP	162,958	11,500	(19,558)	—	2,761,310
Deferred shares	—	—	(126,511)	1,715,371	1,749,842
Casey
DCP	195,967	7,000	763	—	321,056
Deferred shares	2,314,728	—	(360,560)	—	4,987,101
Giacomin
DCP	254,154	11,400	15,248	—	1,263,460
Deferred shares	—	—	—	—	—
Morford
DCP	231,009	1,480	(13,730)	—	731,760
Deferred shares	352,333	—	(317,053)	—	4,385,332

(1)
The DCP amounts shown include salary and fiscal 2015 cash incentive awards deferred during fiscal 2016. DCP amounts do not include the following amounts deferred from the fiscal 2016 cash incentive awards that were paid in fiscal 2017: Mr. Kaufmann — $44,036; Mr. Giacomin — $210,810; and Mr. Morford — $288,244.

(2)
DCP amounts included as contributions in the table and also reported as fiscal 2016 compensation in the Summary Compensation Table of this proxy statement are as follows: Mr. Barrett — $141,077; Mr. Kaufmann — $61,183; Mr. Casey — $0; Mr. Giacomin — $88,631; and Mr. Morford — $22,018.

(3)
Does not include Cardinal Health contributions for fiscal 2016 performance paid during fiscal 2017, in the following amounts: Mr. Barrett — $4,000; Mr. Kaufmann — $4,000; Mr. Casey — $4,000; Mr. Giacomin — $4,000; and Mr. Morford — $4,000.

(4)
We calculate the aggregate DCP earnings based upon the change in value of the investment options selected by the named executive during the year. Aggregate deferred shares earnings are calculated based upon the change in their total value from the first day of the fiscal year (or the vesting date, if later) to the last day of the fiscal year.

(5)
DCP amounts included in the aggregate balance at June 30, 2016 in the table and also reported as fiscal 2015 and 2014 compensation in the Summary Compensation Table of this proxy statement are as follows: Mr. Barrett — $491,717; Mr. Kaufmann — $251,395; Mr. Casey — $11,000; Mr. Giacomin — $165,075; and Mr. Morford — $73,615.

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Potential Payments on Termination of Employment or Change of Control
In many cases, our named executives are eligible to receive benefits after a termination of employment or change of control under the MIP and the 2011 LTIP. The various payments and benefits that would be provided to the named executives under the MIP and 2011 LTIP are discussed in the table below.

	Annual Incentives (MIP)	Long-Term Incentive Plan Awards
Termination for Cause (1)	None.	We may cancel unexercised stock options and unvested stock awards and require repayment of proceeds realized from vested awards for a specified period of time.
Involuntary Termination without Cause
If involuntarily terminated without cause during the fourth quarter, the executive receives a prorated incentive payment based upon the length of employment during that fiscal year; if terminated earlier, there is no right to an incentive payment.

If involuntarily terminated without cause after the end of a performance period, the executive receives his PSUs as if he had remained employed through the settlement date; otherwise unvested equity awards are forfeited and the executive must exercise vested stock options within 90 days.

Termination Due to Retirement (2)	Prorated incentive payment based upon the length of employment during that fiscal year.
•
Stock options and RSUs held for at least six months vest, prorated based upon the length of employment during the vesting period, on an accelerated basis and outstanding stock options remain exercisable until the expiration of option term.
•
PSUs held for at least six months vest on the original vesting date, subject to achievement of the performance goals, but the amount is prorated based upon the length of employment during the performance period.

Termination Due to Death or Disability (3)	Prorated incentive payment based upon the length of employment during that fiscal year.
•
Stock options and RSUs held for at least six months vest on an accelerated basis and stock options remain exercisable until expiration of option term.
•
PSUs held for at least six months vest on the original vesting date, subject to achievement of the performance goals.

Change of Control (4)	No effect on amount or timing of any payments.
•
Awards vest on an accelerated basis only if (a) a qualifying termination occurs within two years after a change of control (including a "good reason" termination by the executive or an involuntary termination without cause) or (b) the surviving entity does not provide qualifying replacement awards.
•
In general, if employment terminates within two years after change of control, stock options remain exercisable until the earlier of three years from termination or expiration of option term.
•
The number of PSUs received is based on the actual performance before the change of control and expected performance for the remainder of the performance period.

(1)
A “termination for cause” under the MIP and 2011 LTIP generally means termination of employment for fraud or intentional misrepresentation, embezzlement, misappropriation, conversion of assets or the intentional violation of our written policies or procedures. Mr. Barrett's employment agreement also defines “termination for cause," which is discussed below under “Tables for Named Executives."

(2)
“Retirement” means termination of employment (other than by death or disability or a termination for cause) after attaining the age of 55 and having at least 10 years of continuous service. None of the named executives qualify for retirement.

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(3)
“Disability” exists under the MIP and 2011 LTIP when an executive who is under the regular care of a physician is continuously unable to substantially perform his job or to be employed in any occupation for which the executive is qualified by education, training or experience. Mr. Barrett's employment agreement also defines “disability," which is discussed below under "Tables for Named Executives."

(4)	Under the 2011 LTIP, a “change of control” generally occurs when:

•	a person or group acquires 30% or more of Cardinal Health’s outstanding common shares or voting securities, subject to limited exceptions;

•
during any two-year period, individuals who as of the beginning of such two-year period constituted the Board cease for any reason to constitute at least a majority of the Board, unless the replacement directors are approved as described in the 2011 LTIP;

•
there is a consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of Cardinal Health's assets or another business combination unless (i) after the transaction all or substantially all of the owners of Cardinal Health's outstanding common shares or voting securities prior to the transaction own more than 50% of such securities after the transaction in substantially the same proportions; (ii) no person, subject to certain exclusions, owns 30% or more of the outstanding common shares or voting securities of the resulting entity (unless such ownership level existed before the transaction); and (iii) a majority of the directors of the resulting entity were members of Cardinal Health's Board (including applicable replacements as described above) when the transaction was approved or the transaction agreement was executed; or

•	our shareholders approve a complete liquidation or dissolution of Cardinal Health.
Generally, a termination is for “good reason” if: (a) we materially reduce the employee's total compensation; (b) we materially reduce the employee's annual or long-term incentive opportunities; (c) we materially reduce the employee's duties, responsibilities or authority; or (d) we require the employee to relocate more than 50 miles from his or her office or location.
Mr. Barrett’s employment agreement, and Messrs. Kaufmann, Casey and Giacomin’s confidentiality and business protection agreements, contain non-competition and non-solicitation provisions that, among other things, prohibit these executives from being employed by certain entities that compete with us for a period of two years after termination of employment (the “Restricted Period”). During the Restricted Period, these executives also are prohibited from soliciting on behalf of a competitor the business of any customer or any known potential customer of Cardinal Health. These agreements also prohibit disclosure of confidential information, disparagement and recruitment of our employees.
See also “Potential Impact on Compensation from Executive Misconduct ("Clawbacks”)" at page 47 for a discussion of restrictive covenants under the 2011 LTIP and MIP applicable to each of the named executives.

Tables for Named Executives
The tables below present, for each of the named executives, the potential payments and benefits in the event of termination of employment or a change of control. Consistent with SEC requirements, these potential amounts have been calculated as if the named executive’s employment had been terminated or a change of control had occurred as of June 30, 2016, the last day of fiscal 2016, and using the closing market price of our common shares on June 30, 2016 ($78.01).
The tables do not include benefits that are available to all of our salaried employees upon retirement, death or disability, including 401(k) Savings Plan distributions, group and supplemental life insurance benefits and short-term and long-term disability benefits. The amounts reported in the tables below are hypothetical amounts. Actual payments will depend on the circumstances and timing of any termination of employment or change of control. In addition, in connection with any actual termination or change of control transaction, we may determine to enter into agreements or establish arrangements that provide additional benefits or amounts or alter the terms of benefits described below.

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The table below describes the potential payments and benefits upon termination of employment or a change of control as of June 30, 2016 for Mr. Barrett.

Executive Benefits and Payments Upon Termination of Employment or Change of Control (1)	Involuntary Termination Without Cause or Termination by the Executive for Good Reason ($)(2)	Termination Due to Death or Disability ($)(3)	Involuntary Termination Without Cause or Termination by the Executive for Good Reason Within Two Years of Change of Control ($)(2)
Cash severance	6,549,508	—	6,549,508
Annual cash incentive	1,954,754	1,954,754	1,954,754
Long-term incentive awards (accelerated vesting) (4)	—	20,227,734	20,227,734
Medical and dental benefits (5)	25,761	25,761	25,761
Interest on deferred payments	27,319	6,279	27,319
Total	8,557,342	22,214,528	28,785,076

(1)	Assumes Mr. Barrett’s compensation to be a base salary of $1,320,000 and that his fiscal 2016 cash incentive payout was at target, or $1,954,754 (actual payout was $2,386,755).

(2)
The actual payments made under Mr. Barrett's employment agreement will be reduced to the extent necessary to eliminate any "golden parachute" excise tax under the Code provided that the value of the adjusted payments and benefits is not less than the amount Mr. Barrett otherwise would have received on an after-tax basis.

For purposes of Mr. Barrett’s employment agreement, “cause” means: (a) he willfully fails to perform his duties (other than due to physical or mental illness) for a continuous period; (b) he willfully engages in illegal conduct or gross misconduct that materially harms Cardinal Health; (c) he is convicted of a felony or any crime involving dishonesty or moral turpitude, or makes a guilty or nolo contendere plea; or (d) he materially breaches the covenants in his employment agreement.
A termination by Mr. Barrett is for “good reason” in the following events: (a) the assignment to him of any duties materially inconsistent with his position or duties, or any other action by us that results in a material diminution in his position or duties; (b) any failure by us to comply with any of the compensation provisions contained in his employment agreement; (c) we require him to be based more than 35 miles from Dublin, Ohio and more than 35 miles further from his principal residence at the time than the residence is from Dublin, Ohio; (d) any purported termination by us of his employment other than as expressly permitted by his employment agreement; and (e) any failure by us to comply with our obligation to require any successor entity to assume our employment agreement with him.
Under Mr. Barrett’s employment agreement, if we terminate his employment without cause or he terminates his employment for good reason, then he will receive: (a) earned but unpaid salary and unpaid annual bonus from the prior fiscal year, if any (payable in a lump sum within 60 days); (b) a prorated portion of his annual bonus for the fiscal year of the termination (payable at the time annual bonuses are paid to other executives); (c) two times the sum of his annual base salary and target bonus for the fiscal year of the termination (payable in equal monthly installments over 24 months); (d) the ability to exercise all vested stock options for two years following termination (or, if shorter, the end of their stated term), or such longer period as provided in the award agreement; and (e) medical and dental benefits for him and his dependents for two years. If Mr. Barrett terminates his employment without good reason or if we terminate his employment for cause, then he will receive earned but unpaid salary and unpaid annual bonus from the prior fiscal year, if any (payable within 30 days).

(3)
Under Mr. Barrett’s employment agreement, “disability” means he is absent from his duties on a full-time basis for at least 120 consecutive days, or an aggregate period of at least 180 days, as a result of incapacity due to mental or physical illness that is determined by a physician to be total and permanent.

If Mr. Barrett’s employment is terminated due to death or disability, he will receive under his employment agreement: (a) earned but unpaid salary and unpaid annual bonus from the prior fiscal year, if any (payable in a lump sum within 30 days); (b) a prorated portion of his annual bonus for the fiscal year of the termination (payable at the time annual bonuses are paid to our other executives); and (c) medical and dental benefits for him (in the event of disability) and his dependents for two years. For purposes of the table above, in the event of termination of employment due to death, the medical and dental benefits would be reduced to $16,203.

(4)
Assumes the accelerated vesting of 126,701 PSUs at target, 424,299 stock options and 88,970 RSUs in the event of (a) a change of control with involuntary termination without cause or a termination by Mr. Barrett for "good reason" within two years after the change of control or if the surviving entity does not provide qualifying replacement awards or (b) a termination due to death or disability. We valued the accelerated vesting of stock awards by multiplying the closing price of our common shares on June 30, 2016 by the number of stock awards. We valued the accelerated vesting of stock options as the difference between the closing price of our common shares on June 30, 2016 and the exercise price for each stock option.

(5)
Under Mr. Barrett’s employment agreement, we are required to continue to provide him and his eligible dependents with the same medical and dental benefits coverage he would have been entitled to receive if he had remained an active employee for two years. The amounts reported are based on estimates determined by independent consultants.

Cardinal Health | 2016 Proxy Statement	53

Executive Compensation

The table below describes the potential payments and benefits upon termination of employment or a change of control as of June 30, 2016 for Messrs. Kaufmann, Casey, Giacomin and Morford.

Executive Benefits and Payments Upon Termination of Employment or Change of Control	Involuntary Termination Without Cause ($)	Termination Due to Death or Disability ($)	Involuntary Termination Without Cause or Termination by the Executive for Good Reason Within Two Years of Change of Control ($)
Kaufmann
Cash severance	—	—	—
Annual cash incentive (1)	721,311	721,311	721,311
Long-term incentive awards (accelerated vesting) (2)	—	7,169,047	7,169,047
Total	721,311	7,890,358	7,890,358
Casey
Cash severance	—	—	—
Annual cash incentive (1)	671,311	671,311	671,311
Long-term incentive awards (accelerated vesting) (2)	—	6,644,474	6,644,474
Total	671,311	7,315,785	7,315,785
Giacomin
Cash severance	—	—	—
Annual cash incentive (1)	542,623	542,623	542,623
Long-term incentive awards (accelerated vesting) (2)	—	3,112,274	3,112,274
Total	542,623	3,654,897	3,654,897
Morford
Cash severance	—	—	—
Annual cash incentive (1)	451,615	451,615	451,615
Long-term incentive awards (accelerated vesting) (2)	—	3,482,502	3,482,502
Total	451,615	3,934,117	3,934,117

(1)
Assumes that the annual cash incentive payouts were at the following fiscal 2016 target amounts: Mr. Kaufmann — $721,311 (actual payout was $880,723); Mr. Casey — $671,311 (actual payout was $894,188); Mr. Giacomin — $542,623 (actual payout was $602,314); and Mr. Morford — $451,615 (actual payout was $576,487).

(2)
Assumes the accelerated vesting of long-term incentive awards in the event of (a) a change of control with involuntary termination without cause or a termination by the executive for "good reason" within two years after the change of control or if the surviving entity does not provide qualifying replacement awards or (b) a termination due to death or disability as follows: Mr. Kaufmann — 32,295 PSUs at target, 105,638 stock options and 48,843 RSUs; Mr. Casey — 31,702 PSUs at target, 105,283 stock options and 42,063 RSUs; Mr. Giacomin — 20,606 PSUs at target, 72,845 stock options and 15,420 RSUs; and Mr. Morford — 18,115 PSUs at target, 54,021 stock options and 20,665 RSUs. We valued the accelerated vesting of stock awards by multiplying the closing price of our common shares on June 30, 2016 by the number of stock awards. We valued the accelerated vesting of stock options as the difference between the closing price of our common shares on June 30, 2016 and the exercise price for each stock option.

54	Cardinal Health | 2016 Proxy Statement

Director Compensation
Overview

Our Compensation Committee receives comparative market data and recommendations from its compensation consultant with regard to the structure and amounts of our non-management director compensation.
Compensation Arrangements

The table below shows the elements and amount of compensation that we paid to our non-management directors for fiscal 2016.

Compensation Element	Amount ($)
Retainer (1)	96,658
RSUs (2)	160,000
Committee chair annual retainers (1):
Audit Committee	20,000
Compensation Committee	15,000
Nominating and Governance Committee	10,000
Lead Director:
Annual retainer (1)	20,000
Annual RSUs	20,000

(1)	Retainer amounts are paid in cash in quarterly installments. Board service annual retainers were $90,000 per year until November 4, 2015, when they were increased to $100,000 per year.

(2)
Each non-management director receives an annual RSU grant on the date of our Annual Meeting of Shareholders. We value the RSUs based on the closing share price on the grant date. RSUs vest one year from the grant date (or on the date of the next Annual Meeting of Shareholders, if earlier) and settle in common shares. We accrue cash dividend equivalents that are payable upon vesting of the RSUs.

Directors may receive additional compensation for performing duties assigned by the Board or its committees that are considered beyond the scope of the ordinary responsibilities of directors or committee members.
We granted RSU awards during fiscal 2016 under the Directors EIP. All unvested RSUs become fully vested upon a “change of control” (as defined under “Potential Payments on Termination of Employment and Change of Control” on page 52) unless the director is asked to continue to serve on the board of directors of the surviving entity or its affiliate and receives a qualifying replacement award.

Directors may elect to defer payment of their cash retainers into our DCP. For directors, deferred balances under the DCP are paid in cash upon termination from Board service, death or disability. A director also may defer receipt of common shares that otherwise would be issued on the date that RSUs vest until termination from Board service.
Our directors may participate in our matching gift program. Under this program and subject to certain restrictions, the Cardinal Health Foundation (our philanthropic affiliate) will match contributions for eligible non-profit organizations.

Cardinal Health | 2016 Proxy Statement	55

Director Compensation

Director Compensation for Fiscal 2016

The non-management directors received the following compensation during fiscal 2016:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)		Total ($)
David J. Anderson	96,658	160,000			256,657
Colleen F. Arnold	96,658	160,000			256,657
Carrie S. Cox	96,658	160,000			256,657
Calvin Darden	96,658	160,000			256,657
Bruce L. Downey	96,658	160,000	3,000	(2)	259,657
Patricia A. Hemingway Hall	96,658	160,000			256,657
Clayton M. Jones	116,658	160,000			276,657
Gregory B. Kenny	126,658	180,000	6,500	(2)	313,157
Nancy Killefer (3)	78,315	160,000			238,315
David P. King	111,658	160,000			271,657
Richard C. Notebaert (4)	31,168	—	3,000	(2)	34,168

(1)
These awards are RSUs granted under the Directors EIP. We valued the RSUs by multiplying the closing price of the common shares on the NYSE on the grant date by the number of RSUs awarded. At June 30, 2016, the aggregate number of shares underlying unvested RSU awards held by each director serving on that date was 1,848 shares, except for Mr. Kenny which was 2,079 shares.

(2)	Represents a company match attributable to a charitable contribution under our matching gift program.

(3)	Ms. Killefer joined the Board in September 2015.

(4)	Mr. Notebaert did not stand for re-election at the 2015 Annual Meeting of Shareholders.

56	Cardinal Health | 2016 Proxy Statement

Equity Compensation Plan Information
The table below summarizes information relating to our equity compensation plans at June 30, 2016.

Equity Compensation Plan Information
Plan Category	Common Shares to be Issued Upon Exercise of Outstanding Options and Rights (#)		Weighted Average Exercise Price of Outstanding Options ($)		Common Shares Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (#)
	(a)		(b)		(c)
Equity compensation plans approved by shareholders	10,458,999	(1)	$54.10	(1)	20,619,608	(2)(3)
Equity compensation plans not approved by shareholders	4,203	(4)	$—	(4)	—
Total at June 30, 2016	10,463,202				20,619,608

(1)
In addition to stock options outstanding under the 2011 LTIP and the Cardinal Health, Inc. 2005 Long-Term Incentive Plan (the "2005 LTIP"), also includes 1,025,078 PSUs and 1,987,279 RSUs outstanding under the 2011 LTIP, 10,214 PSUs and 72,672 RSUs outstanding under the 2005 LTIP, 5,667 RSUs outstanding under the Cardinal Health, Inc. Amended and Restated Equity Incentive Plan and 144,543 RSUs outstanding under the Director EIP that are payable solely in common shares. PSUs and RSUs do not have an exercise price, and therefore were not included for purposes of computing the weighted-average exercise price. PSUs granted in fiscal 2014 are reported in this table at the actual amount that vested (170% of target). PSUs granted in fiscal 2015 and 2016 are reported in this table at the maximum payout level (200% of target) in accordance with SEC rules.

(2)
Includes 19,925,412 common shares available under the 2011 LTIP in the form of stock options and other stock-based awards. The number of shares authorized for issuance under the 2011 LTIP increases by shares that are not issued under certain outstanding equity awards. Under the 2011 LTIP's fungible share counting provisions, stock options are counted against the plan as one share for every common share issued; awards other than stock options are counted against the plan as two and one-half shares for every common share issued. This means that only 7,970,164 shares could be issued under awards other than stock options while 19,925,412 shares could be issued under stock options.

(3)
In addition to common shares remaining available under the 2011 LTIP, this also includes 694,196 common shares remaining available for future issuance under the Directors EIP in the form of stock options and other stock-based awards.

(4)
RSUs outstanding under the Cardinal Health, Inc. Amended and Restated Outside Directors Equity Incentive Plan (the “ODEIP”) that are payable solely in common shares. RSUs do not have an exercise price, and therefore were not included for purposes of computing the weighted-average exercise price. The ODEIP was replaced by the Director EIP in 2007, and no new awards may be granted to non-employee directors under the ODEIP.

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Other Matters
Submitting Proxy Proposals and Director Nominations for the Next Annual Meeting of Shareholders

If you intend to present a proposal to be included in the proxy statement and form of proxy relating to our 2017 Annual Meeting of Shareholders under Exchange Act Rule 14a-8, we must receive the proposal at our principal executive office not later than the close of business (5:00 p.m. Eastern Time) on May 19, 2017. The proposal should be addressed to our Corporate Secretary at Cardinal Health, Inc., 7000 Cardinal Place, Dublin, Ohio 43017. We will not be required to include in our proxy statement or form of proxy a shareholder proposal that we receive after that date or that otherwise fails to meet the requirements for shareholder proposals established by SEC regulations.
If you intend to present a proposal for other business, or a nomination for election to the Board of Directors, at our 2017 Annual Meeting of Shareholders (other than any such proposal included in our proxy statement and form of proxy under Exchange Act Rule 14a-8), you must comply with the notice requirements set forth in our Code of Regulations and such business must be a proper matter for shareholder action. Among other requirements, you must deliver proper written notice to our Corporate Secretary at our principal executive office no earlier than July 6, 2017 and no later than the close of business on August 5, 2017. If the date of the 2017 Annual Meeting of Shareholders is more than 30 days before, or more than 60 days after, November 3, 2017, written notice must be delivered after the close of business on the 120th day prior to the meeting, but before the close of business on the later of the 90th day prior to the meeting or the 10th day after we first publicly announce the date of the meeting.
If you intend to request that director nominees be included in our proxy materials under our new proxy access provision, you must comply with the notice and other requirements set forth in our Code of Regulations. Among other requirements, you must deliver proper written notice to our Corporate Secretary at our principal executive office no earlier than April 19, 2017 and not later than the close of business on May 19, 2017. If the date of the 2017 Annual Meeting of Shareholders is more than 30 days before, or more than 60 days after, November 3, 2017, written notice must be delivered after the close of business on the 150th day prior to the meeting, but before the close of business on the later of the 120th day prior to the meeting or the 10th day after we first publicly announce the date of the meeting.

Other Information

This solicitation of proxies is made by and on behalf of the Board of Directors. The cost of the solicitation will be borne by Cardinal Health. In addition to solicitation by mail, proxies may be solicited by our directors, officers and employees in person or by telephone or other means of communication. These individuals will receive no additional compensation for soliciting proxies but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We have retained Alliance Advisors at an estimated cost of $16,000, plus reimbursement of expenses, to assist in our solicitation of proxies from brokers, nominees, institutions and individuals. We also will make arrangements with custodians, nominees and fiduciaries to forward proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and we will reimburse these persons for reasonable expenses they may incur.
If you and other residents at your mailing address own common shares in street name, your broker or bank may have sent you a notice that your household will receive only one set of proxy materials unless you instruct otherwise. This practice is known as “householding,” and is designed to reduce our printing and postage costs. However, if you wish to receive, now or in the future, a separate annual report and proxy statement, you may write to our Investor Relations department at 7000 Cardinal Place, Dublin, Ohio 43017, or call the Investor Relations Line at (614) 757-4757. We will promptly deliver a separate copy (free of charge) upon request. If you and other residents at your mailing address are currently receiving multiple copies of annual reports and proxy statements and wish to receive only a single copy, you should contact your broker or bank directly.

By Order of the Board of Directors.

JESSICA L. MAYER
Senior Vice President, Deputy General Counsel and Corporate Secretary
September 16, 2016

58	Cardinal Health | 2016 Proxy Statement

APPENDIX A

Amended Cardinal Health, Inc. 2011 Long-Term Incentive Plan
(As Amended November 3, 2016)

1.	Purpose of the Plan.
The purpose of the Plan is to align with the interests of shareholders the compensation of key personnel whose long-term employment is considered ~~essential~~important to the Company’s continued progress and, thereby, encourage such personnel to act in the shareholders’ interest and share in the Company’s success. The Plan also is intended to provide an opportunity to incentivize or reward key personnel and to assist the Company in the recruitment of new employees, including through the award of annual cash incentives.

2.	Definitions.
As used herein, the following definitions apply:

(a)
“~~2005~~2007 Directors Plan” means the Cardinal Health, Inc. ~~2005 Long-Term~~2007 Nonemployees Directors Equity Incentive Plan, as ~~amended and restated as of November 5, 2008, as further~~ amended. No awards may be granted under the ~~2005~~2007 Directors Plan following the ~~effective~~ date of the ~~Plan~~Company’s 2016 Annual Meeting of Shareholders.

(b)	“Administrator” means the Board, ~~any~~the Committee, or such delegates as may be administering the Plan in accordance with Section 4 of the Plan.

(c)
“Affiliate” means any Subsidiary or other entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Administrator.

(d)
“Applicable Law” means the requirements relating to the administration of incentive plans under U.S. federal and state laws, any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Shares to the extent provided under the terms of the Company’s agreement with such exchange or quotation system, and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, the laws of such jurisdiction.

(e)	“Award” means a Cash Award, Stock Award, Option, Stock Appreciation Right, or Other Stock-Based Award granted in accordance with the terms of the Plan.

(f)	“Awardee” means ~~an Employee~~a person who has been granted an Award under the Plan.

(g)
“Award Agreement” means ~~a Cash Award Agreement, Stock Award Agreement, Option Agreement, Stock Appreciation Right Agreement, and/or Other Stock-Based Award Agreement, which may be~~one or more documents prepared by the Company, in written or electronic format, ~~in such form and with such terms as may be specified by the Administrator, evidencing~~that individually or collectively set forth the terms and conditions of an ~~individual Award. Each Award Agreement is subject to the terms and conditions of the Plan.~~Award as authorized or approved by the Administrator and granted under the Plan. An Award Agreement may be in the form of either (i) an agreement that is accepted, acknowledged or consented to (including by negative consent) by the Awardee or (ii) certificates, notices or other documents evidencing the Award.

(h)	“Board” means the Board of Directors of the Company.

(i)
“Cash Award” means a cash bonus opportunity awarded under Section 13 of the Plan pursuant to which a Participant may become entitled to receive an amount denominated in dollars or another appropriate currency based on the satisfaction of such performance or vesting criteria as are specified in the ~~agreement or, if no agreement is entered into with respect to the Cash Award, other documents evidencing the Award (the “Cash~~ Award Agreement~~”)~~.

Cardinal Health | 2016 Proxy Statement	A-1

(j)	“Change of Control” means, except as may otherwise be provided in an applicable Award Agreement, any of the following:

(i)
the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then outstanding Common Shares ~~of the Company~~ (the “Outstanding Company Common Shares”), or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions do not constitute a Change of Control: (W) any acquisition directly from the Company or any corporation controlled by the Company; (X) any acquisition by the Company or any corporation controlled by the Company; (Y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (Z) any acquisition by any corporation that is a Non-Control Acquisition (as defined in subsection (iii) of this Section 2(j)); or

(ii)
during any period of two consecutive years, individuals who, as of the beginning of such two-year period, constitute the Board of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of the Company; provided, however, that any individual becoming a Director subsequent to the beginning of such two-year period whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)
consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition by the Company of assets or shares of another corporation (a “Business Combination”), unless, such Business Combination is a Non-Control Acquisition. A “Non-Control Acquisition” means a Business Combination where: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Shares and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Shares and Outstanding Company Voting Securities, as the case may be; (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination (including any ownership that existed in the Company or the company being acquired, if any); and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)	approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
For purposes of this definition, (A) the term “corporation” includes a business entity of any type, including without limitation a partnership or a limited liability company, (B) the term “board of directors” includes the governing body of a business entity other than a corporation having the same general authority as the board of directors of a corporation, and (C) the term “common stock” includes the common equity of a business entity other than a corporation.

(k)	“Code” means the U.S. Internal Revenue Code of 1986, as amended.

A-2	Cardinal Health | 2016 Proxy Statement

(l)
“Committee” means ~~a~~the Human Resources and Compensation Committee of the Board or another committee ~~of Directors~~ appointed by the Board from among its members in accordance with Section 4 of the Plan ~~or the Human Resources and Compensation Committee of the Board~~.

(m)	“Common Shares” means the common shares, without par value, of the Company.

(n)	“Company” means Cardinal Health, Inc., an Ohio corporation, or, except as utilized in the definition of Change of Control, its successor.

(o)	“Conversion Awards” has the meaning set forth in Section 4(b)(xii) of the Plan.

(p)	“Director” means a member of the Board.

(q)	“Disability,” unless the Administrator determines otherwise, has the meaning specified in the Company’s long-term disability plan applicable to the Participant at the time of the disability.

(r)
“Disaffiliation” means ~~a Subsidiary’s or~~an Affiliate’s ceasing to be ~~a Subsidiary or~~an Affiliate for any reason (including, without limitation, as a result of a public offering, or a ~~spinoff~~spin-off or sale by the Company, of the stock of the ~~Subsidiary or~~ Affiliate) or a sale of a division of the Company and its Affiliates.

(s)
“Employee” means a regular, active employee of the Company or any Affiliate, or a person who has agreed to commence serving as an employee of the Company or any Affiliate within 90 days of the Grant Date, including an Officer and/or Director who is also a regular, active employee of the Company or any Affiliate. For any and all purposes under the Plan, except as provided in Section 4(b)(viii), the term “Employee” does not include a person hired as an independent contractor, leased employee, consultant, or a person otherwise designated by the Administrator, the Company or an Affiliate at the time of hire as not eligible to participate in or receive benefits under the Plan or not on the payroll, even if such ineligible person is subsequently determined to be a common law employee of the Company or an Affiliate or otherwise an employee by any governmental or judicial authority. Unless otherwise determined by the Administrator in its sole discretion, for purposes of the Plan, an Employee is considered to have terminated employment and ceased to be an Employee if his or her employer ceases to be an Affiliate, even if he or she continues to be employed by such employer.

(t)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u)
“Fair Market Value” means the fair market value of the Common Shares as determined by the Administrator from time to time. Unless otherwise determined by the Administrator, the fair market value is the closing price for the Common Shares reported on a consolidated basis on the New York Stock Exchange on the relevant date or, if there were no sales on such date, the closing price on the nearest preceding date on which sales occurred.

(v)
“Grant Date” means, with respect to each Award, the date upon which an Award that is granted to an Awardee pursuant to the Plan becomes effective, which will not be earlier than the date of action by the Administrator.

(w)
“Incentive Stock Option” means an Option that is identified in the ~~Option~~Award Agreement as intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder, and that actually does so qualify.

(x)	“Non-Employee Director” means a Director who is not an employee of the Company or any of its Affiliates.

(y)	~~(x)~~ “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

(z)	~~(y)~~ “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(aa)
~~(z)~~ “Option” means a right granted under Section 8 of the Plan to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the ~~agreement or other documents evidencing~~

Cardinal Health | 2016 Proxy Statement	A-3

~~the~~ Award ~~(the “Option~~ Agreement~~”)~~. Both Incentive Stock Options and Nonqualified Stock Options may be granted under the Plan.

(bb)
~~(aa) “Other Stock-Based Award” means an Award granted pursuant to Section 12 of the Plan on such terms and conditions as are specified in the agreement or other documents evidencing the Award (the “Other Stock-Based Award Agreement”).~~“Other Stock-Based Award” means any other type of equity-based or equity-related Award not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted Shares) granted under Section 12 of the Plan in such amount and subject to such terms and conditions as the Administrator will determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares.

(cc)	~~(bb)~~ “Participant” means the Awardee or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.

(dd)
~~(cc)~~ “Plan” means this Amended Cardinal Health, Inc. 2011 Long-Term Incentive Plan, which was originally approved at the 2011 Annual Meeting of Shareholders and was amended effective as of the date of the Company’s 2016 Annual Meeting of Shareholders, subject to shareholder approval at such Annual Meeting of Shareholders.

(ee)
~~(dd)~~ “Prior Plans” means the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, as amended, the Cardinal Health, Inc. Amended and Restated Equity Incentive Plan, as amended, and the Cardinal Health, Inc. Broadly-based Equity Incentive Plan, as amended.

(ff)	~~(ee)~~ “Qualifying Performance Criteria” has the meaning set forth in Section 14(b) of the Plan.

(gg)	~~(ff)~~ “Replaced Award” has the meaning set forth in Section 16(b)(i) of the Plan.

(hh)	~~(gg)~~ “Replacement Award” has the meaning set forth in Section 16(b)(i) of the Plan.

(ii)
~~(hh)~~ “Retirement” means, unless the Administrator determines otherwise, Termination of Employment (other than by death or Disability and other than in the event of Termination for Cause) by an Awardee from the Company and its Affiliates after attaining age 55 and having at least 10 years of continuous service with the Company and its Affiliates, including service with an Affiliate of the Company prior to the time that such Affiliate became an Affiliate of the Company.

(jj)	~~(ii)~~ “Securities Act” means the Securities Act of 1933, as amended.

(kk)
~~(jj)~~ “Share” means a Common Share, as adjusted in accordance with Section 16 of the Plan, or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 16(a) of the Plan.

(ll)
~~(kk)~~ “Stock Appreciation Right” means a right granted under Section 10 of the Plan on such terms and conditions as are specified in the ~~agreement or other documents evidencing the Award (the “Stock Appreciation Right~~Award Agreement~~”)~~.

(mm)
~~(ll)~~ “Stock Award” means an award or issuance of Shares or Stock Units made under Section 11 of the Plan, the grant, issuance, retention, vesting, and/or transferability of which is subject during specified periods of time to such conditions (including without limitation continued employment or performance conditions) and terms as are expressed in the ~~agreement or other documents evidencing the Award (the “Stock~~ Award Agreement~~”)~~.

(nn)
~~(mm)~~ “Stock Unit” means a bookkeeping entry representing an amount equivalent to one Share, payable in cash, property, or Shares, as determined by the Administrator. Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Administrator.

(oo)
~~(nn)~~ “Subsidiary” means any company (other than the Company) in an unbroken chain of companies beginning with the Company, provided each company in the unbroken chain (other than the Company) owns, at the time of determination,

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stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

(pp)
~~(oo)~~ “Termination for Cause” means, unless otherwise provided in an Award Agreement, Termination of Employment on account of any act of fraud or intentional misrepresentation or embezzlement, intentional misappropriation, or conversion of assets of the Company or any Affiliate, or the intentional ~~and repeated~~ violation of the written policies or procedures of the Company, provided that for an Employee who is party to an individual severance or employment agreement defining Cause, “Cause” has the meaning set forth in such agreement. For purposes of the Plan, a Participant’s Termination of Employment will be deemed to be a Termination for Cause if, after the Participant’s employment has terminated, facts and circumstances are discovered that would have justified, in the opinion of the ~~Committee~~Administrator, a Termination for Cause.

(qq)
~~(pp)~~ “Termination for Good Reason” means, unless otherwise provided in an Award Agreement or an individual severance or employment agreement to which the Employee is a party, Termination of Employment by an Employee on account of any of the following: (i) a material reduction in the Employee’s total compensation and such reduction is not related to either individual or corporate performance; (ii) a material reduction in the Employee’s annual or long-term incentive opportunities (including a material adverse change in the method of calculating the Employee’s annual or long-term incentives); (iii) a material diminution in the Employee’s duties, responsibilities, or authority; or (iv) a relocation of more than 50 miles from the Employee’s office or location, except for travel reasonably required in the performance of the Employee’s responsibilities. Notwithstanding the foregoing, no Termination of Employment by the Employee will constitute a “Termination for Good Reason” unless (A) the Employee gives the Company written notice of the event described in clauses (i) through (iv) above giving rise to the Employee’s intended Termination for Good Reason within 60 days following the occurrence of such event, (B) the Company does not remedy such event (if it can be remedied) within 30 days of the date of receipt of such written notice, and (C) the Employee terminates employment within 30 days of the end of such cure period.

(rr)
~~(qq)~~ “Termination of Employment” means, unless otherwise provided in an Award Agreement, ceasing to be an Employee; provided, however, that, unless otherwise determined by the Administrator, for purposes of this Plan an Awardee is not deemed to have had a Termination of Employment if such Awardee continues to be ~~or~~, or in connection with ceasing to be an Employee becomes, a Non-Employee Director. Notwithstanding the foregoing, the Administrator also may determine that, for purposes of the Plan, an Awardee is not deemed to have had a Termination of Employment if such Awardee continues to be or becomes an independent contractor, leased employee, or consultant to the Company. Also notwithstanding the foregoing, for purposes of Incentive Stock Options, Termination of Employment will occur when the Awardee ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or one of its Subsidiaries. With respect to a Non-Employee Director, references to “employment” shall be deemed to refer to service as a Director and “Termination of Employment” shall mean ceasing to serve as a Director.

3.	Shares Subject to the Plan.
(a)Aggregate Limit. Subject to the provisions of Section 16(a) of the Plan, the maximum aggregate number of Shares which may be issued or transferred based on Awards granted under the Plan is 30,000,000 Shares, plus ~~any~~(i) 9,608,190 Shares ~~that become~~, which became available under the Plan ~~as a result of forfeiture, expiration, or cash settlement of awards or as a result of shares being withheld or tendered~~between September 6, 2011 and June 30, 2016 as a result of the share counting provisions contained in the Plan prior to the Company’s 2016 Annual Meeting of Shareholders and which relate to Shares subject to awards previously granted under the Prior Plans that were forfeited or expired or were tendered or withheld to satisfy withholding tax liabilities on awards other than options or stock appreciation rights ~~previously granted under the Prior Plans, in each case as provided in Section 3(c)(ii) below~~, and (ii) after the date of the Company’s 2016 Annual Meeting of Shareholders, an additional 5,000,000 Shares. The aggregate number of Shares available for issuance or transfer under the Plan ~~will be~~is reduced by (i) one Share for every ~~one Share subject to an option or stock appreciation right granted under the 2005 Plan between September 6, 2011 and the effective date of the Plan pursuant to Section 6 below, (ii) two and one-half Shares for every one Share subject to an award other than an option or stock appreciation right granted under the 2005 Plan between September 6, 2011 and the effective date of the Plan, (iii) one Share for every one~~ Share issued or transferred upon exercise of an Option or Stock Appreciation Right granted under the Plan, and (~~iv~~ii) two and one-half Shares for every ~~one~~ Share issued or transferred in connection with an Award other than

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an Option or Stock Appreciation Right granted under the Plan. Subject to the provisions of Section 3(c) of the Plan, Shares covered by an Award granted under the Plan will not be counted as used unless and until they are actually issued or transferred.
(b)Code ~~Section~~Sections 162(m) and 422 and Director Compensation Limits.
(i)Subject to the provisions of Section 16(a) of the Plan, the aggregate number of Shares as of the Grant Date that may be subject to Options and Stock Appreciation Rights granted under the Plan during any fiscal year to any one Awardee may not exceed 1,500,000 Shares.
(ii)Subject to the provisions of Section 16(a) of the Plan, the aggregate number of Shares as of the Grant Date that may be subject to Stock Awards and Other Stock-Based Awards granted under the Plan during any fiscal year to any one Awardee that are intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code may not exceed 750,000 Shares.
(iii)The aggregate maximum value as of the Grant Date of Cash Awards granted under the Plan during any fiscal year to any one Awardee that are intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code may not exceed U.S.$10,000,000.
(iv)Subject to the provisions of Section 16(a) of the Plan, the aggregate number of Shares that may be issued or transferred upon the exercise of all Incentive Stock Options granted under the Plan is 20,000,000 Shares.
(v)Notwithstanding anything to the contrary in this Section 3(b), with respect to any Non-Employee Director, the aggregate dollar value of (A) any Share-based Awards granted under the Plan (based on the grant date fair value of Share-based Awards as determined for financial reporting purposes) and (B) any cash compensation otherwise paid by the Company with respect to the Non-Employee Director’s service as a Director for any fiscal year may not exceed $600,000. The Board may make an exception to the foregoing limit for a non-executive chair of the Board.
Notwithstanding anything to the contrary in the Plan, the limitations set forth in ~~this Section~~Sections 3(b)(i) and (ii) are subject to adjustment under Section 16(a) of the Plan only to the extent that such adjustment does not affect the status of any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(c)	Share Counting Rules.
(i)If any ~~Shares issued or transferred pursuant to an~~ Award ~~are~~is forfeited, ~~or an Award~~cancelled, expires or is settled for cash (in whole or in part), the Shares issued or transferred pursuant to or otherwise subject to such Award will, to the extent of such forfeiture, cancellation, expiration, or cash settlement, again be available for issuance or transfer under Section 3(a) above in accordance with Section 3(c)(~~v~~iv) below. In the event that withholding tax liabilities arising from an Award other than an Option or Stock Appreciation Right are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, the Shares so tendered or withheld will again be available for issuance or transfer under Section 3(a) above in accordance with Section 3(c)(~~v~~iv) below.
~~(ii)    If after September 6, 2011, any Shares subject to an award granted under the Prior Plans are forfeited, or an award granted under the Prior Plans expires or is settled for cash (in whole or in part), the Shares subject to such award will, to the extent of such forfeiture, expiration, or cash settlement, be available for issuance or transfer under Section 3(a) above in accordance with Section 3(c)(v) below. In the event that, after September 6, 2011, withholding tax liabilities arising from an award other than an option or stock appreciation right granted under the Prior Plans are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, the Shares so tendered or withheld will be available for issuance or transfer under Section 3(a) above in accordance with Section 3(c)(v) below.~~
(ii)~~(iii)~~ Notwithstanding anything to the contrary contained in this Section 3, the following Shares will not be added to the aggregate number of Shares available for issuance or transfer under Section 3(a) above: (A) Shares tendered by the Participant or withheld by the Company in payment of the exercise or purchase price of an Option ~~(or an option granted under the Prior Plans)~~, or to satisfy any tax withholding obligation with respect to Options or Stock Appreciation Rights ~~(or options or stock appreciation rights granted under the Prior Plans)~~; (B) Shares subject to a Stock Appreciation Right ~~(or a stock appreciation right granted under~~

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~~the Prior Plans)~~ that are not issued in connection with its Share settlement on exercise thereof; and (C) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options ~~(or options granted under the Prior Plans)~~.
(iii)    ~~(iv)~~ Shares issued or transferred under Conversion Awards will not reduce the aggregate number of Shares available for issuance or transfer under the Plan or count against the other limitations under Sections 3(b)(i) through 3(b)(iii) of the Plan, nor will Shares subject to a Conversion Award again be available for Awards under the Plan as provided in ~~Sections~~Section 3(c)(i~~) through 3(c)(iii~~) above. Additionally, in the event that a company acquired by the Company or any ~~Subsidiary~~Affiliate or with which the Company or any ~~Subsidiary~~Affiliate combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and will not reduce the Shares available for issuance or transfer under the Plan; provided that Awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and may only be made to individuals who were not Employees or Directors prior to such acquisition or combination.
(iv)    ~~(v)~~ Any Shares that become available for issuance or transfer under the Plan under this Section 3(c) will be added back as (A) one Share if such Shares were subject to ~~options or stock appreciation rights~~Options or Stock Appreciation Rights granted under the ~~Prior Plans~~Plan, and (B) as two and one-half Shares if such Shares were ~~issued or transferred pursuant~~subject to Awards other than Options or Stock Appreciation Rights granted under the Plan ~~(or were subject to awards other than options or stock appreciation rights granted under the Prior Plans)~~.
(d)Character of Shares. The Shares issued or transferred pursuant to the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.
4.Administration of the Plan.
(a)Procedure.
(i)Multiple Administrative Bodies. The Plan will be administered by the Board, the Committee ~~as designated by the Board to so administer the Plan~~ or their respective delegates.
(ii)Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, Awards ~~to “covered employees” within the meaning of Section 162(m) of the Code or to Employees that the Committee determines may be “covered employees” in the future~~ will be made by ~~a~~the Committee or by a subcommittee of the Committee composed of two or more “outside directors” within the meaning of Section 162(m) of the Code. Notwithstanding any other provision of the Plan, the Administrator does not have any discretion or authority to make changes to any Award that is intended to qualify as “performance-based compensation” to the extent that the existence of such discretion or authority would cause such Award not to so qualify.
(iii)Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”), Awards to Officers will be made by the entire Board ~~or a~~, by the Committee or by a subcommittee of the Committee composed of two or more “non-employee directors” within the meaning of Rule 16b-3.
(iv)Other Administration. Except to the extent prohibited by Applicable Law, the Board or the Committee may delegate to one or more Directors or to authorized officers of the Company the power to ~~approve~~grant Awards to, and administer Awards for, persons eligible to receive Awards under the Plan who are not (A) subject to Section 16 of the Exchange Act or (B) at the time of such approval, “covered employees” under Section 162(m) of the Code and any such person(s) when acting within the scope of such delegation shall be deemed one of the Plan’s Administrators with respect to such Awards.
(v)Delegation of Authority for the Day-to-Day Administration of the Plan. Except to the extent prohibited by Applicable Law, the Administrator ~~may delegate to one or more individuals~~hereby delegates to the Company’s Chairman and Chief Executive Officer and Chief Human Resources Officer, each individually, and to such persons as they may designate, the day-to-

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day administration of the Plan ~~and any of the functions assigned to it in the Plan~~, including the authority to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator, and such other functions as the Administrator may determine from time to time. Such delegation may be revoked at any time.
(b)Powers of the Administrator. Subject to the provisions of the Plan and, in the case of the Committee or delegates acting as the Administrator, subject to the specific duties delegated to such Committee or delegates, the Administrator has the authority, in its discretion:
(i)to select the ~~Employees of the Company or its Affiliates~~Awardees to whom Awards are to be granted hereunder;
(ii)to ~~determine the number of Common Shares to be covered by each Award granted hereunder;~~ grant Awards or provide for the grant of Awards, either from time to time in the discretion of the Administrator or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance criteria or the satisfaction of an event or condition whether or not within the control of the Awardee;
(iii)to determine the type(s) of Award to be granted to the selected ~~Employees~~Awardees and the number of Shares, if any, to be covered by each Award granted hereunder;
(iv)to approve forms of Award Agreements;
(v)to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions may include, but are not limited to, the exercise and/or purchase price, the time or times when an Award may be exercised (which may or may not be based on performance criteria, including Qualifying Performance Criteria under Section 14(b)), the vesting schedule, any vesting and/or exercisability provisions, terms regarding acceleration of Awards or waiver of forfeiture restrictions, the acceptable forms of consideration for payment for an Award, the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, determines and which may be established at the time an Award is granted or thereafter;
(vi)to correct defects and omissions in the Plan or an Award ~~and~~, to correct administrative errors, and to reconcile any inconsistency so that the Plan or any Award complies with Applicable Law and to avoid any unanticipated consequences or address any unanticipated events (including any temporary closure of the stock exchange upon which the Common Shares are traded, disruption of communications or natural catastrophe) deemed by the Administrator to be inconsistent with the purposes of the Plan or any Award;
(vii)to construe and interpret the terms of the Plan (including sub-plans and Plan addenda) and Awards granted pursuant to the Plan;
(viii)to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws ~~and~~, procedures, and customs. Without limiting the generality of the foregoing, and subject to Section 30, the Administrator is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, the shift of tax liability from employer to employee (where legally permitted), and withholding procedures and handling of stock certificates which vary with local requirements, (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign laws, regulations, and practice, and (C) to designate a leased employee as an Employee if such person provides services to the Company or any Affiliate that are substantially equivalent to those typically provided by a regular, active employee;
(ix)to prescribe, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;
(x)to modify or amend each Award, including, but not limited to, providing for the continuation or acceleration of vesting and/or exercisability; provided, however, that any such modification or amendment is subject to the Plan amendment provisions set forth in Section 17 of the Plan;

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(xi)to ~~allow~~permit or require Participants to satisfy withholding tax amounts by electing to deliver to the Company, or to have the Company withhold from the Shares to be issued or transferred upon exercise of a Nonqualified Stock Option or vesting or settlement of a Stock Award or upon any other event in connection with an Award that the Company determines may result in any domestic or foreign tax withholding obligation that number of Shares having a ~~Fair Market Value equal to~~value not in excess of the amount permitted or required to be withheld. The ~~Fair Market Value~~value of the Shares to be withheld will be determined in such manner and on such date that the Administrator determines or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in such form and under such conditions as the Administrator may provide;
(xii)to authorize conversion or substitution under the Plan of any or all stock options, stock appreciation rights, or other stock awards held by awardees of an entity acquired by the Company or an Affiliate (the “Conversion Awards”). Any conversion or substitution will be effective as of the close of the merger or acquisition. The Conversion Awards may be Nonqualified Stock Options or Incentive Stock Options, as determined by the Administrator, with respect to options granted by the acquired entity;
(xiii)to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(xiv)to impose such restrictions, conditions, or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or of other subsequent transfers by the Participant of any Shares issued as a result of or under an Award or upon the exercise of an Award, including without limitation, (A) restrictions under an insider trading policy, (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers, and (C) restrictions to suspend the right to exercise Awards or transfer Shares granted pursuant to Awards during any “blackout” period that is necessary or desirable to comply with the requirements of Applicable Law or to extend the Award exercise period in a manner consistent with Applicable Law; and
(xv)to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder. For the avoidance of doubt, the Administrator is authorized to take any action it determines in its sole discretion to be appropriate subject only to express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or shall be deemed to constitute a limitation on the authority of the Administrator.
(c)Effect of Administrator’s Decision. All questions arising under the Plan or under any Award will be decided by the Administrator in its sole and absolute discretion. All decisions, determinations, and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan, and the terms and conditions of any Award granted hereunder, will be final and binding on all Participants and other persons claiming rights under the Plan or any Award. The Administrator may consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations, and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants, and accountants as it may select.
5.Eligibility.
Awards may be granted only to Employees ~~of the Company or any of its Affiliates. Awards may not be granted to a Director unless such Director otherwise qualifies as an Employee of the Company or one of its Affiliates~~or Non-Employee Directors.

6.	Term of Plan.
The Plan ~~will become~~originally became effective upon its approval by shareholders of the Company at the Company’s 2011 Annual Meeting of Shareholders and was amended subject to shareholder approval effective as of the date of the Company’s 2016 Annual Meeting of Shareholders. Subject to Section 17 of the Plan, the Plan will continue in effect ~~for a term of 10 years from the date it is approved by the shareholders of the Company.~~until November 3, 2026.

7.	Term of Award.
Subject to the provisions of the Plan, the term of each Award will be determined by the Administrator and stated in the Award Agreement. In the case of an Option or Stock Appreciation Right, the term will be 10 years from the Grant Date or such shorter term as may be provided in the Award Agreement, subject to the last sentence of Section 8(e).

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8.	Options.
~~The Administrator may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Administrator or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance criteria or the satisfaction of an event or condition within the control of the Awardee or within the control of others.~~
(a)~~Option~~Award Agreement. Each ~~Option~~Award Agreement with respect to an Option will contain provisions regarding (i) the number of Shares that may be issued upon exercise of the Option, (ii) the type of Option, (iii) the exercise price of the Option and the means of payment of such exercise price, (iv) the term of the Option, (v) such terms and conditions on the vesting and/or exercisability of an Option as may be determined from time to time by the Administrator, (vi) restrictions on the transfer of the Option and forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Administrator.
(b)Exercise Price. The per share exercise price for the Shares to be issued or transferred pursuant to exercise of an Option will be determined by the Administrator, except that the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the Grant Date. Notwithstanding the preceding sentence, at the Administrator’s discretion, Conversion Awards may be granted in substitution and/or conversion of options of an acquired entity, with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of such substitution and/or conversion.
(c)No Repricings. Except in connection with a corporate transaction or event described in Section 16(a) of the Plan, the terms of outstanding Options that have an exercise price in excess of the Fair Market Value of a Share may not be amended to reduce the exercise price of outstanding Options or cancel outstanding Options in exchange for cash, other awards, or Options with an exercise price that is less than the exercise price of the original Options without shareholder approval.
(d)No Reload Grants. Options may not be granted under the Plan in consideration for and may not be conditioned upon the delivery of Shares to the Company in payment of the exercise price and/or tax withholding obligation under any other ~~employee~~ stock option.
(e)Vesting Period and Exercise Dates. Options granted under the Plan will vest and/or be exercisable at such time and in such installments during the period prior to the expiration of the Option’s term as determined by the Administrator. The Administrator has the right to make the timing of the ability to exercise any Option granted under the Plan subject to continued active employment, the passage of time, and/or such performance requirements as deemed appropriate by the Administrator. At any time after the grant of an Option, the Administrator may reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Option. The Administrator may provide that the period of time over which an Option other than an Incentive Stock Option may be exercised shall be extended if on the scheduled expiration date of such Option, the Participant’s exercise of such Option would violate Applicable Law (as interpreted consistent with Section 409A of the Code); provided, however, that during such extended exercise period, the Option may only be exercised to the extent the Option was exercisable in accordance with its terms immediately prior to such scheduled expiration date and that such extended exercise period shall end not later than 30 days after the first day on which the exercise of such Option would no longer violate such Applicable Law.
(f)Form of Consideration for Exercising an Option. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the ~~Option~~Award Agreement or at the time of exercise of an Option. Acceptable forms of consideration may include:
(i)cash;
(ii)check or wire transfer (denominated in U.S. Dollars);
(iii)subject to any conditions or limitations established by the Administrator, other Shares which have a Fair Market Value on the date of surrender equal to or greater than the aggregate exercise price of the Shares as to which said Option will be exercised (it being agreed that the excess of the Fair Market Value over the aggregate exercise price will be refunded to the Awardee in cash);
(iv)subject to any conditions or limitations established by the Administrator, the Company’s withholding ~~shares~~Shares otherwise issuable upon exercise of an Option pursuant to a “net exercise” arrangement (it being understood that,

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solely for purposes of determining the number of treasury shares held by the Company, the ~~shares~~Shares so withheld will not be treated as issued and acquired by the Company upon such exercise);
(v)to the extent permitted by Applicable Law, consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator;
(vi)such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Law; or
(vii)any combination of the foregoing methods of payment.
(g)Procedure for Exercise; Rights as a Shareholder.
(i)Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the applicable ~~Option~~Award Agreement.
(ii)An Option will be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the ~~Option~~Award Agreement or procedures established by the Administrator) from the person entitled to exercise the Option, (B) full payment for the Shares with respect to which the related Option is exercised, and (C) with respect to Nonqualified Stock Options, confirmation that provisions acceptable to the Administrator have been made for payment of all applicable withholding taxes.
(iii)Until the Shares are issued or transferred (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.
(iv)The Company shall issue or transfer (or cause to be issued) such Shares as soon as administratively practicable after the Option is exercised. An Option may not be exercised for a fraction of a Share.
(v)The exercise of an Option will result in the cancellation on a share-for-share basis of any tandem Stock Appreciation Right under Section 10 of the Plan.
(h)Termination of Employment. The Administrator shall determine as of the Grant Date (subject to modification subsequent to the Grant Date) the effect a Termination of Employment due to ~~(i)~~ Disability, ~~(ii)~~ Retirement, ~~(iii)~~ death~~,~~ or ~~(iv)~~ otherwise (including Termination for Cause) will have on any Option.
9.Incentive Stock Option Limitations/Terms.
(a)Eligibility. Only employees (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or any of its Subsidiaries may be granted Incentive Stock Options. No Incentive Stock Option may be granted to any such employee who as of the Grant Date owns stock possessing more than 10% of the total combined voting power of the Company.
(b)$100,000 Limitation. Notwithstanding the designation “Incentive Stock Option” in an ~~Option~~Award Agreement, if and to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any of its Subsidiaries) exceeds U.S.$100,000, such Options will be treated as Nonqualified Stock Options. For purposes of this Section 9(b) of the Plan, Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the Grant Date.
(c)Transferability. The ~~Option~~Award Agreement must provide that an Incentive Stock Option cannot be transferable by the Awardee otherwise than by will or the laws of descent and distribution, and, during the lifetime of such Awardee, must not be exercisable by any other person. If the terms of an Incentive Stock Option are amended to permit other transferability, the Option will be treated for tax purposes as a Nonqualified Stock Option.

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(d)Exercise Price. The per Share exercise price of an Incentive Stock Option will in no event be inconsistent with the requirements for qualification of the Incentive Stock Option under Section 422 of the Code.
(e)Other Terms. ~~Option~~Award Agreements evidencing Incentive Stock Options will contain such other terms and conditions as may be necessary to qualify, to the extent determined desirable by the Administrator, with the applicable provisions of Section 422 of the Code.
10.Stock Appreciation Rights.
(a)A “Stock Appreciation Right” is a right that entitles the Awardee to receive, in cash or Shares (as determined by the Administrator), value equal to or otherwise based on the excess of (i) the Fair Market Value of a specified number of Shares at the time of exercise over (ii) the aggregate base price of the right, as established by the Administrator on the Grant Date; provided that such base price per Share may be no less than 100% of the Fair Market Value per Share on the Grant Date. Notwithstanding the preceding sentence, at the Administrator’s discretion, Conversion Awards may be granted in substitution and/or conversion of stock appreciation rights of an acquired entity, with a per Share base price of less than 100% of the Fair Market Value per Share on the date of such substitution and/or conversion. Stock Appreciation Rights may be granted to Awardees either alone (“freestanding”) or in addition to or in tandem with other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 8 of the Plan. Any Stock Appreciation Right granted in tandem with an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option; provided, however, that a Stock Appreciation Right granted in tandem with an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. All Stock Appreciation Rights under the Plan will be granted subject to the same terms and conditions applicable to Options as set forth in Sections 7 and 8 of the Plan; provided, however, that Stock Appreciation Rights granted in tandem with a previously granted Option will have the terms and conditions of such Option. Subject to the provisions of Sections 7 and 8 of the Plan, to the extent applicable, the Administrator may impose such other conditions or restrictions on any Stock Appreciation Right as it may deem appropriate. Stock Appreciation Rights may be settled in Shares or cash as determined by the Administrator.
(b)No Repricings. Except in connection with a corporate transaction or event described in Section 16(a) of the Plan, the terms of outstanding Stock Appreciation Rights that have a base price in excess of the Fair Market Value of a Share may not be amended to reduce the base price of Stock Appreciation Rights or cancel outstanding Stock Appreciation Rights in exchange for cash, other Awards, or Stock Appreciation Rights with a base price that is less than the base price of the original Stock Appreciation Rights without shareholder approval.
11.Stock Awards.
(a)~~Stock~~ Award Agreement. Each ~~Stock~~ Award Agreement with respect to a Stock Award will contain provisions regarding (i) the number of Shares subject to such Stock Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment for the Shares, (iii) the performance criteria, if any, and level of achievement versus these criteria that determines the number of Shares granted, issued, retainable, and/or vested, (iv) such terms and conditions on the grant, issuance, vesting, and/or forfeiture of the Shares as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the Stock Award, and (vi) such further terms and conditions in each case not inconsistent with the Plan as may be determined from time to time by the Administrator.
(b)Restrictions and Performance Criteria. The grant, issuance, retention, and/or vesting of each Stock Award may be subject to such performance criteria and level of achievement versus these criteria as the Administrator determines, which criteria may be Qualifying Performance Criteria and/or otherwise based on financial, business or operational performance, personal performance evaluations, and/or completion of service by the Awardee. ~~Notwithstanding anything to the contrary herein, the performance criteria for any Stock Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing not later than 90 days after the commencement of the period of service (or, if earlier, the elapse of 25% of such period) to which the performance criteria relate, provided that the outcome is substantially uncertain at that time.~~
(c)Termination of Employment. The Administrator shall determine as of the Grant Date (subject to modification subsequent to the Grant Date) the effect a Termination of Employment due to ~~(i)~~ Disability, ~~(ii)~~ Retirement, ~~(iii)~~ death~~,~~ or ~~(iv)~~ otherwise (including Termination for Cause) will have on any Stock Award.

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(d)Rights as a Shareholder. Unless otherwise provided for by the Administrator and subject to Section 15 of the Plan, the Participant will have the rights equivalent to those of a shareholder and will be a shareholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant.
12.Other Stock-Based Awards.
(a)~~Other Stock-Based Awards. An “Other Stock-Based Award” means any other type of equity-based or equity-related Award not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted Shares) in such amount and subject to such terms and conditions as the Administrator will determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares~~Award Agreement. Each Other Stock-Based Award will be evidenced by an Award Agreement containing such terms and conditions as may be determined from time to time by the Administrator.
(b)Value of Other Stock-Based Awards. Each Other Stock-Based Award will be expressed in terms of Shares or Stock Units, as determined by the Administrator. The Administrator may establish performance criteria in its discretion. If the Administrator exercises its discretion to establish performance criteria, the number, and/or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance criteria are met. ~~Notwithstanding anything to the contrary herein, the performance criteria for any Other Stock-Based Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing not later than 90 days after the commencement of the period of service (or, if earlier, the elapse of 25% of such period) to which the performance criteria relate and otherwise within the time period required by the Code and the applicable Treasury Regulations, provided that the outcome is substantially uncertain at that time.~~
(c)Payment of Other Stock-Based Awards. Subject to Section 15 of the Plan, payment, if any, with respect to Other Stock-Based Awards will be made in accordance with the terms of the Award, in cash or Shares as the Administrator determines.
(d)Termination of Employment. The Administrator will determine as of the Grant Date (subject to modification subsequent to the Grant Date) the effect a Termination of Employment due to ~~(i)~~ Disability, ~~(ii)~~ Retirement, ~~(iii)~~ death~~,~~ or ~~(iv)~~ otherwise (including Termination for Cause) will have on any Other Stock-Based Award.
13.Cash Awards.
~~Each Cash Award confers upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period.~~
(a)Cash Award. ~~Each Cash Award may contain~~The Administrator may establish in its discretion the following provisions ~~regarding~~with respect to each Cash Award: (i) the amounts, or the formula for the amounts, potentially payable to the Participant as a Cash Award, (ii) the performance criteria and level of achievement versus these criteria which will determine the amount of such payment or the vesting criteria otherwise applicable to the Award, (iii) the period as to which performance or vesting will be measured for establishing the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Cash Award prior to actual payment, (vi) forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Administrator.
(b)Performance Criteria. ~~The~~If the Administrator ~~shall~~exercises its discretion to establish ~~the~~ performance criteria ~~and level of achievement versus these criteria which will determine the amounts payable under a Cash Award, which~~, such criteria may be Qualifying Performance Criteria and/or otherwise based on financial, business or operational performance, ~~and/or~~ personal performance evaluations~~. The Administrator may specify the percentage of the target Cash Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, the performance criteria for any portion of a Cash Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be a measure established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing not later than 90 days after the commencement of the period of service (or, if earlier, the elapse of 25% of such period)~~, and/or completion of services by the Awardee, and the Administrator shall determine the value of the Cash Award paid out to the Participant based upon the extent to which the performance criteria ~~relate, provided that the outcome is substantially uncertain at that time.~~are met.

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(c)Timing and Form of Payment. The Administrator shall determine the timing of payment of any Cash Award; provided, however, that unless specifically provided otherwise in the Award Agreement, such payment will occur on or before the 15th day of the third month after the end of the applicable performance period, if any. The Administrator may provide for or, subject to such terms and conditions as the Administrator may specify, may permit an Awardee to elect (in a manner consistent with Section 409A of the Code) for the payment of any Cash Award to be deferred to a specified date or event. The Administrator may specify the form of payment of Cash Awards, which may be cash or other property (including Shares or other Awards), or may provide for an Awardee to have the option for his or her Cash Award, or such portion thereof as the Administrator may specify, to be paid in whole or in part in cash or other property (including Shares or other Awards). To the extent that a Cash Award is in the form of cash, the Administrator may determine whether a payment is in U.S. dollars or foreign currency.
(d)Termination of Employment. The ~~Administrator shall determine as of the Grant Date (subject to modification subsequent to the Grant Date) the effect a~~following provisions shall apply to Cash Awards upon Termination of Employment ~~due to (i) Disability, (ii) Retirement, (iii) death, or (iv) otherwise (including Termination for Cause) will have on any Cash Award~~unless the Administrator determines otherwise.
(i)Termination of Employment Due to Disability, Retirement or Death. In the event of a Participant’s Termination of Employment by reason of Disability, Retirement or death during the applicable performance period, the Cash Award determined by the Administrator to be paid will be prorated based upon the length of time that the Participant was employed by the Company during the applicable performance period. In the case of a Participant’s Disability, Termination of Employment will be deemed to occur as of the date that the Administrator determines was the date on which the definition of Disability was satisfied. The Cash Award will be paid at the same time payments are made to Participants who did not terminate employment during the applicable performance period and will be based on the level of financial, business or operational performance actually achieved, to the extent applicable to such Award. The right of the Participant to receive any payment under this Plan will pass to the Participant’s estate in the event of the Participant’s death.
(ii)Involuntary Termination of Employment (Not Disability or Retirement Eligible) During Last One-Fourth of Performance Period. In the event of a Participant’s Termination of Employment by the Company (other than as a Termination for Cause) on or after the first day of the last one-fourth of the applicable performance period and before the date the Cash Award is paid, the Cash Award determined by the Administrator to be paid will be prorated based upon the length of time that the Participant was employed by the Company during the applicable performance period. The Cash Award will be paid at the same time payments are made to Participants who did not terminate employment during or after completion of the applicable performance period and will be based on the level of financial, business or operational performance actually achieved, to the extent applicable to such Award.
(iii)Other Terminations of Employment. In the event a Participant’s Termination of Employment before the last one-fourth of the applicable performance period for a reason other than due to Disability, Retirement or death, all of the Participant’s rights to any Cash Award for that performance period will be forfeited. In addition, if a Participant terminates his or her employment for a reason other than Disability, Retirement or death before the date the Cash Award is paid, all of the Participant’s rights to any Cash Award for that performance period will be forfeited.
14.Other Provisions Applicable to Awards.
(a)Non-Transferability of Awards. Unless determined otherwise by the Administrator in accordance with this Section 14(a), an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by beneficiary designation, will, or by the laws of descent or distribution. The Administrator may make an Award transferable to an Awardee’s family member or trusts, partnerships, or other entities for the benefit of the Awardee, Awardee’s family members, or charitable causes. If the Administrator makes an Award transferable, either as of the Grant Date or thereafter, such Award will contain such additional terms and conditions as the Administrator deems appropriate, and any transferee will be deemed to be bound by such terms and the terms of the Plan upon acceptance of such transfer. In no event may Awards be transferred in exchange for consideration. This Section 14(a) is subject to the provisions of ~~Section~~Sections 9(c) and 27(b) of the Plan.
(b)Qualifying Performance Criteria. For purposes of the Plan, the term “Qualifying Performance Criteria” means any one or more of the following performance criteria or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business segment, division, department, region, function or unit, Affiliate, or ~~business segment~~product or product category, either individually, alternatively, or in any combination, and measured either periodically, annually or

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cumulatively over ~~a period of~~multiple periods or years, on an absolute basis or relative to a pre-established target, to ~~previous years’~~prior-period results ~~(i.e., growth)~~ or to an index or a designated comparison group or to divisions, departments, regions, functions or units within such comparison group, and either calculated in accordance with U.S. Generally Accepted Accounting Principles or as adjusted based on factors identified at the time of grant, in each case as specified by the Committee for the Award: (i) cash flow ~~(including operating cash flow and free cash flow)~~; (ii) earnings (including gross margin ~~or gross margin rate~~, operating earnings, earnings before interest and taxes, segment profit, earnings before taxes and discontinued operations, earnings from continuing operations, and net earnings); (iii) earnings per share; (iv) ~~growth in earnings or earnings per share; (v)~~ stock price; (~~vi) return on equity or average~~v) shareholders’ equity; (~~vii~~vi) total shareholder return; (~~viii) invested capital or return on~~vii) capital or invested capital; (~~ix) return on~~viii) assets or net assets; (~~x) return on investment; (xi) revenue; (xii) income or net income; (xiii) operating income or net operating income; (xiv) operating profit or net operating profit (whether before or after taxes); (xv) economic profit or profit margin; (xvi) operating margin; (xvii) return on operating revenue; (xviii) tangible capital or return on tangible capital; (xix) market share; (xx~~ix) return on investment; (x) revenue; (xi) economic profit; (xii) tangible capital; (xiii) market share; (xiv) contract awards or backlog; (~~xxi~~xv) distribution, selling, general, and/or administrative expenses; (~~xxii) overhead or other expense reduction; (xxiii) growth in shareholder value relative to the moving average of the S&P 500 Index or a peer group index; (xxiv) credit rating or credit rating measures; (xxv) dividend payment yield or growth or dividend payout ratio; (xxvi~~xvi) credit rating; (xvii) dividend payments; (xviii) improvement in workforce diversity; (~~xxvii~~xix) customer satisfaction, retention, or loyalty; (~~xxviii~~xx) employee satisfaction or retention; (~~xxix~~xxi) service levels; (~~xxx~~xxii) net working capital or net working capital days; (~~xxxi~~xxiii) days sales outstanding; (~~xxxii~~xxiv) days inventory on hand; (~~xxxiii~~xxv) days payable outstanding; (~~xxxiv~~xxvi) capital expenditures; (~~xxxv~~xxvii) generics penetration; and (~~xxxvi~~xxviii) preferred product growth. With respect to any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, the performance criteria must be Qualifying Performance Criteria, and the ~~Administrator~~Committee will (within the first quarter of the performance period, but in no event ~~more~~later than the earlier of 90 days or 25% of the time into that period) establish the specific performance targets (including thresholds and whether to exclude ~~certain extraordinary, non-recurring~~the effect of events that are unusual in nature or infrequently occurring, or similar items) and award amounts (subject to the right of the ~~Administrator~~Committee to exercise discretion to reduce payment amounts following the conclusion of the performance period). If the ~~Administrator~~Committee determines that a change in the business, operations, corporate structure, or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the performance criteria applicable to an Award, including Qualifying Performance Criteria, unsuitable, the ~~Administrator~~Committee may in its discretion modify such performance criteria or the related minimum acceptable level of achievement, in whole or in part, as the ~~Administrator~~Committee deems appropriate and equitable. In the case of Qualifying Performance Criteria (other than in connection with death, Disability or a Change of Control) where such action would result in the loss of the otherwise available ~~exemption~~qualification of the Award under Section 162(m) of the Code, the ~~Administrator~~Committee may not make any modification of the Qualifying Performance Criteria or minimum acceptable level of achievement with respect to the Awardee to whom the Award subject to such Qualifying Performance Criteria was granted. Awards under the Plan that are subject to performance criteria may qualify or not qualify as “performance-based compensation” under Section 162(m) of the Code, as determined by the Committee. Awards that are intended to qualify as “performance-based” compensation under Section 162(m) of the Code will be granted only to key Employees.
(c)Certification. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify in writing the extent to which any Qualifying Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such criteria relate solely to the increase in the value of the Common Shares).
(d)Discretionary Adjustments Pursuant to Section 162(m). Notwithstanding the satisfaction of any ~~completion of any~~ Qualifying Performance Criteria~~, to the extent specified as of the Grant Date~~, the number or amount of Shares, Options, cash, or other benefits granted, issued, retainable, payable, and/or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion determines.
15.Dividends and Dividend Equivalents.
To the extent permitted by Section 409A of the Code, any Award other than an Option or Stock Appreciation Right may provide the Awardee with the right to receive dividend payments or dividend equivalent payments on the Shares subject to the Award; provided, however, that dividends or other distributions on Awards with restrictions that lapse as a result of the achievement of performance criteria will be deferred until, and paid ~~contingent upon~~after, the achievement of the applicable performance criteria. Such payments may be made in cash or may be credited as cash or Stock Units to an Awardee’s account and later settled in cash or Shares or a combination thereof, as determined by the Administrator. Such payments and credits may be subject to such conditions and contingencies as the Administrator may establish.

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16.	Adjustments upon Changes in Capitalization, Organic Change or Change of Control.
(a)Adjustment Clause. In the event of (i) a stock dividend, stock split, reverse stock split, share combination, extraordinary cash dividend, or recapitalization or similar event affecting the capital structure of the Company ~~(each, a “Share Change”)~~, or (ii) a merger, consolidation, acquisition of property or shares, separation, ~~spinoff~~spin-off, split-off, spin-out, split-up, reorganization, stock rights offering, partial or complete liquidation, Disaffiliation, or other distribution of assets, issuance of rights or warrants to purchase securities or similar event affecting the Company or any of its ~~Subsidiaries~~Affiliates (each, an “Organic Change”), the Administrator ~~or the Board~~ shall make such substitutions or adjustments as it deems appropriate and equitable to (~~U~~T) the Share limitations set forth in ~~Sections~~Section 3 of the Plan, (~~V~~U) the number and kind of Shares covered by each outstanding Award, ~~and~~ (~~W~~V) the price per Share subject to each such outstanding Award, and (W) other Award terms, including to the extent applicable, any performance criteria. Such adjustments may include, without limitation, (X) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Administrator ~~or the Board~~ in its sole discretion (it being understood that in the case of an Organic Change with respect to which shareholders receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Administrator that the value of an Option or Stock Appreciation Right will for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Organic Change over the exercise price of such Option or Stock Appreciation Right will conclusively be deemed valid); (Y) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (Z) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected ~~Subsidiary,~~ Affiliate~~,~~ or division or by the entity that controls such ~~Subsidiary,~~ Affiliate~~,~~ or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).
(b)Change of Control. In the event of a Change of Control, unless otherwise determined by the Administrator or set forth in an Award Agreement or as provided for in an individual severance or employment agreement to which a Participant is a party, the following acceleration, exercisability, and valuation provisions apply:
(i)Upon a Change of Control, outstanding Employee Options and Stock Appreciation Rights will become fully vested and exercisable and outstanding Employee Stock Awards, Other Stock-Based Awards, and Cash Awards will become fully vested, except to the extent that an award meeting the requirements of Section 16(b)(~~ii~~iii) (a “Replacement Award”) is provided to the Participant ~~in accordance with Section 16(a) of the Plan~~ to replace or adjust each outstanding Award (a “Replaced Award”).
(ii)Upon a Change of Control, outstanding Non-Employee Director Options and Stock Appreciation Rights will become fully vested and exercisable and outstanding Non-Employee Director Stock Awards, Other Stock-Based Awards, and Cash Awards will become fully vested, except to the extent that (A) the Participant continues to serve on the Board or to serve as a member of the board of directors (or similar governing body) of the Company’s successor in the Change of Control or of another entity that is affiliated with the Company or its successor following the Change of Control and (B) a Replacement Award is provided to the Participant to replace or adjust each Replaced Award.
(iii)~~(ii)~~ An award meets the conditions of this Section 16(b)(~~ii~~iii) (and hence qualifies as a Replacement Award) if (A) it is of the same type as the Replaced Award, (B) it has a value at the time of grant or adjustment at least equal to the value of the Replaced Award, (C) it relates to publicly traded equity securities of the Company or its successor in the Change of Control or another entity that is affiliated with the Company or its successor following the Change of Control, (D) if the Participant is subject to U.S. federal income tax under the Code, the tax consequences to the Participant under the Code of the Replacement Award are not less favorable to Participant than the tax consequences of the Replaced Award, and (E) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change of Control). For purposes of clause (B) of the preceding sentence, “value” with respect to Options and Stock Appreciation Rights means the Fair Market Value of the Common Shares as determined in connection with the Change of Control over the applicable exercise price. Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 16(b)(~~ii~~iii) are satisfied will be made by the Administrator, as constituted immediately before the Change of Control, in its sole discretion.
(iv)~~(iii)~~ Upon (A) a Termination for Good Reason, (B) a Termination of Employment by the Company or its successor in the Change of Control other than a Termination for Cause, or (C) the Participant’s death or Disability, in each case, occurring ~~in~~

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~~connection with~~at or during the period of two years after a Change of Control (Y) all Replacement Awards held by the Participant will become fully vested ~~and, if applicable, exercisable~~, and (Z) all Options and Stock Appreciation Rights held by the Participant immediately before such Termination of Employment that the Participant held as of the date of the Change of Control or that constitute Replacement Awards will become fully exercisable and will remain exercisable ~~for not less than three years following such Termination of Employment or~~ until the expiration of the stated term of such Option~~, whichever period is shorter (provided, that if the applicable Award Agreement provides for a longer period of exercisability, that provision will control)~~.
(c)In the event of any transaction or event described in Section 16(a) or a Change of Control, the Administrator may, prior to such to such transaction, event or Change of Control, provide in substitution for any or all outstanding Awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all Awards so replaced in a manner that complies with Section 409A of the Code. For the avoidance of doubt, for each Option or Stock Appreciation Right with an exercise price greater than the consideration offered in connection with any transaction or event described in this Section 16(a) or a Change of Control, the Administrator may in its discretion elect to cancel such Option or Stock Appreciation Right without any payment to the person holding such Option or Stock Appreciation Right.
(d)Section 409A.
(i)~~(c) Section 409A.~~ Notwithstanding the foregoing (~~i~~A) any adjustments made pursuant to Section 16(a) of the Plan to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code will be made in compliance with the requirements of Section 409A of the Code, (~~ii~~B) any adjustments made pursuant to Section 16(a) of the Plan to Awards that are not considered “deferred compensation” subject to Section 409A of the Code will be made in such a manner as to ensure that after such adjustment, the Awards either continue not to be subject to Section 409A of the Code or comply with the requirements of Section 409A of the Code, and (~~iii~~C) the Administrator does not have the authority to make any adjustments pursuant to Section 16(a) of the Plan to the extent that the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code to be subject thereto, and (~~iv~~D) if any Award is subject to Section 409A of the Code, Section 16(b) of the Plan will be applicable only to the extent specifically provided in the Award Agreement and permitted pursuant to Section 27 of the Plan.
(ii)Solely with respect to any Award that constitutes “deferred compensation” subject to Section 409A of the Code and that is payable on account of a Change of Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change of Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time or form of payment that complies with Section 409A of the Code, without altering the definition of Change of Control for purposes of determining whether a Participant's rights to such Award become vested or otherwise unconditional upon the Change of Control.
17.Amendment and Termination of the Plan.
(a)Amendment and Termination. The Administrator may amend, alter, or discontinue the Plan or any Award Agreement, but any such amendment will be subject to approval of the shareholders of the Company in the manner and to the extent required by Applicable Law. In addition, without limiting the foregoing, unless approved by the shareholders of the Company and subject to Section 16(a) of the Plan, no such amendment may be made that would:
(i)increase the maximum aggregate number of Shares which may be issued or transferred based on Awards granted under the Plan;
(ii)reduce the minimum exercise price or base price, as applicable, for Options or Stock Appreciation Rights granted under the Plan; or
(iii)result in a repricing of outstanding Options or Stock Appreciation Rights as described in Section 8(c) and 10(b), respectively.
(b)Effect of Amendment or Termination. No amendment, suspension, or termination of the Plan or an Award may impair the rights of any Participant with respect to an outstanding Award unless agreed to by the Participant and the Company, which agreement must

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be in writing and signed by the Participant and the Company. Other than following a Change of Control, no such agreement will be required if the Administrator determines in its sole discretion that such amendment either (i) is required or advisable in order for the Company, the Plan, or the Award to satisfy any Applicable Law or to meet the requirements of any accounting standard or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated, including pursuant to Section 16(c). Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
(c)Effect of the Plan on Other Arrangements. Neither the adoption of the Plan by the Board or the Committee nor the submission of the Plan to the shareholders of the Company for approval will be construed as creating any limitations on the power of the Board or ~~any~~the Committee to adopt such other ~~incentive~~compensation arrangements for persons other than Non-Employee Directors as it or they may deem desirable, including, without limitation, the granting of restricted shares ~~or~~, restricted share units ~~or~~, stock options or cash awards otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
18.~~Designation of Beneficiary.~~Beneficiary Upon Participant’s Death.
~~(a)    An Awardee may file a written designation of a beneficiary who is to receive the Awardee’s rights pursuant to Awardee’s Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that Awardee has completed a designation of beneficiary while employed with Company, such beneficiary designation will remain in effect with respect to any Award hereunder until changed by the Awardee to the extent enforceable under Applicable Law.~~
~~(b)    Such designation of beneficiary may be changed by the Awardee at any time by written notice. In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee’s death, the Company will allow the legal representative of the Awardee’s estate to exercise the Award.~~
To the extent that the transfer of a Participant’s Award at death is permitted by the Plan or under an Award Agreement, (a) a Participant’s Award will be transferable to the beneficiary, if any, designated on forms prescribed by and filed with the Administrator and (b) upon the death of the Participant, such beneficiary will succeed to the rights of the Participant permitted by law and the Plan. If no such designations of a beneficiary has been made, the Participant’s legal representative will succeed to the Awards, which will be transferable by will or pursuant to laws of descent and distribution to the extent permitted by the Plan or under an Award Agreement.

19.	No Right to Awards or to Employment.
No person has any claim or right to be granted an Award and the grant of any Award will not be construed as giving an Awardee the right to continue in the employ of the Company or its Affiliates. Further, the Company and its Affiliates expressly reserve the right, at any time, to dismiss any Employee or Awardee without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

20.	Recoupment.
The Plan will be administered in compliance with Section 10D of the Exchange Act, any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Shares may be traded, and any Company policy adopted pursuant to such law, rules, or regulations. In its discretion, moreover, the Administrator may require repayment to the Company of all or any portion of any Award if the amount of the Award was calculated based upon the achievement of ~~certain~~ financial results that were subsequently the subject of a restatement of the Company’s financial statements, the Participant engaged in misconduct that caused or contributed to the need for the restatement of the financial statements, and the amount payable to the Participant would have been lower than the amount actually paid to the Participant had the financial results been properly reported. The Administrator also may, in its discretion, require that all or any portion of an Award is subject to an obligation of repayment to the Company upon the violation of a non-competition and confidentiality covenant applicable to the Participant. This Section 20 will not be the Company’s exclusive remedy with respect to such matters and, except as otherwise required by Applicable Law, will not apply after a Change of Control.

21.	Fractional Shares.
The Company is not required to issue any fractional Shares pursuant to the Plan. The Administrator may provide for the elimination of fractions or for the settlement thereof in cash.

A-18	Cardinal Health | 2016 Proxy Statement

22.	Legal Compliance.
Shares will not be issued pursuant to an Award unless such Award and the issuance and delivery of such Shares will comply with Applicable Law. Unless the Awards and Shares covered by the Plan have been registered under the Securities Act or the Company has determined that such registration is unnecessary, each person receiving an Award and/or Shares pursuant to any Award may be required by the Company to give a representation in writing that such person is acquiring such Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

23.	Inability to Obtain Authority.
To the extent the Company is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be advisable or necessary to the lawful issuance and sale of any Shares hereunder, the Company will be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

24.	Reservation of Shares.
The Company, during the term of the Plan, shall at all times reserve and keep available such number of Shares sufficient to satisfy the requirements of the Plan.

25.	Notice.
Any written notice to the Company required by any provisions of the Plan must be addressed to the Secretary of the Company and will be effective when received.

26.	Governing Law; Interpretation of Plan and Awards.
(a)The Plan and all determinations made and actions taken pursuant hereto are governed by the substantive laws, but not the choice of law rules, of the state of Ohio, except as to matters governed by U.S. federal law.
(b)In the event that any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid, or otherwise unenforceable by a court of competent jurisdiction or would disqualify the Plan or an Award under any Applicable Law, such provision will be reformed, if possible, to the extent necessary to render it legal, valid, and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and/or Award will not be affected except to the extent necessary to reform or delete such illegal, invalid, or unenforceable provision.
(c)The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and do not constitute a part of the Plan, nor do they affect its meaning, construction, or effect.
(d)The terms of the Plan and any Award will inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors, and assigns.
27.Section 409A.
(a)To the extent applicable, it is intended that the Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to ~~the~~a Participant. The Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in the Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such ~~Section~~section by the U.S. Department of the Treasury or the Internal Revenue Service.
(b)Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under the Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its affiliates.

Cardinal Health | 2016 Proxy Statement	A-19

(c)If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant is a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but, unless otherwise provided in the Award Agreement, will instead pay it on the first business day of the seventh month after such separation from service, and if payable in cash with interest thereon from the date that such amount would have been paid absent such determination through the date of payment at the long-term applicable federal rate, determined under Section 1274(d) of the Code.
(d)Notwithstanding any provision of the Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to the Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with the Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.
28.Limitation on Liability.
The Company and any Affiliate which is in existence or hereafter comes into existence will not be liable to a Participant, an Employee, an Awardee, or any other persons as to:
(a)The Non-Issuance of Shares. The non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and
(b)Tax or Exchange Control Consequences. Any tax consequence expected, but not realized, or any exchange control obligation owed, by any Participant, Employee, Awardee, or other person due to the receipt, exercise or settlement of any Option or other Award granted hereunder.
29.Unfunded Plan.
Insofar as it provides for Awards, the Plan is unfunded. Although bookkeeping accounts may be established with respect to Awardees who are granted Stock Awards under the Plan, any such accounts will be used merely as a bookkeeping convenience. The Company is not required to segregate any assets which may at any time be represented by Awards, nor will the Plan be construed as providing for such segregation, nor will the Company nor the Administrator be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award will be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company will be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator are required to give any security or bond for the performance of any obligation which may be created by the Plan.

30.	Foreign ~~Employees~~Awardees.
Awards may be granted hereunder to ~~Employees~~persons who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Administrator may make such modifications, amendments, procedures, or subplans, as may be necessary or advisable to comply with such legal or regulatory provisions.

A-20	Cardinal Health | 2016 Proxy Statement

31.	Tax Withholding.
Each Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local, or foreign taxes of any kind required by law to be withheld with respect to any Award under the Plan no later than the date as of which any amount under such Award first becomes includible as compensation of the Participant for any tax purposes with respect to which the Company has a tax withholding obligation. ~~Unless otherwise~~To the extent determined by the Administrator, withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement; provided, however, that not more than the legally required ~~minimum~~ withholding may be settled with Shares, and withholding above the minimum withholding requirements shall be available only after the Administrator has authorized such. The obligations of the Company under the Plan will be conditional on such payment or arrangements, and the Company and its Affiliates will, to the extent permitted by law, have the right to deduct any such taxes from any Shares or any other payment due to the participant at that time or at any future time. The Administrator may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Shares.

Cardinal Health | 2016 Proxy Statement	A-21

CardinalHealth

IMPORTANT ANNUAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK____________

MR A SAMPLE
DESIGNATION (IF ANY)
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ADD 2
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Admission Ticket

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 2:00 a.m., Eastern Time, on November 3, 2016.

Vote by Internet

- Go to **www.envisionreports.com/CAH**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

▼ VALIDATION DETAILS FOR INTERNET AND TELEPHONE VOTING ARE LOCATED IMMEDIATELY BELOW. ▼

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR each of the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of directors:

Nominee	For	Against	Abstain
01 - David J. Anderson	☐	☐	☐
02 - Colleen F. Arnold	☐	☐	☐
03 - George S. Barrett	☐	☐	☐
04 - Carrie S. Cox	☐	☐	☐
05 - Calvin Darden	☐	☐	☐
06 - Bruce L. Downey	☐	☐	☐
07 - Patricia A. Hemingway Hall	☐	☐	☐
08 - Clayton M. Jones	☐	☐	☐
09 - Gregory B. Kenny	☐	☐	☐
10 - Nancy Killefer	☐	☐	☐
11 - David P. King	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears above. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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C 1234567890 J N T

1 U P X 2 9 0 5 9 0 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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2016 Annual Meeting Admission Ticket

Cardinal Health, Inc.
2016 Annual Meeting of Shareholders
November 3, 2016 at 8:00 a.m. Local Time
7000 Cardinal Place
Dublin, OH 43017

Upon arrival, please present this admission ticket and photo identification at the registration desk.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Cardinal Health, Inc.

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Notice of 2016 Annual Meeting of Shareholders

7000 Cardinal Place, Dublin, OH 43017

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints George S. Barrett, Craig S. Morford and Jessica L. Mayer, and each of them, the attorneys and proxies of the undersigned with full power of substitution to vote as indicated herein all the common shares, without par value, of Cardinal Health, Inc. held of record by the undersigned at the close of business on September 6, 2016, at the annual meeting of shareholders to be held on November 3, 2016, or any postponements or adjournments thereof, with all the powers the undersigned would possess if then and there personally present.

By returning this proxy card, you are conferring upon management the authority to vote in their discretion upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

This proxy, when properly executed, will be voted as specified by the shareholder. If no specifications are made, the proxy will be voted FOR each of the nominees listed in proposal 1, FOR proposal 2, FOR proposal 3 and FOR proposal 4 and with discretionary authority on all other matters that may properly come before the annual meeting or any postponements or adjournments thereof.

(Signature and items to be voted appear on reverse side.)

C Non-Voting Items

Comments — Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTION B.

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